                                                                  EXECUTION COPY

                         RECEIVABLES PURCHASE AGREEMENT

                              DATED 11 APRIL, 2001

                                      AMONG

                              AGCO SERVICES LIMITED
                                 AS AGCO SELLER

                                       AND

                           ERASMUS CAPITAL CORPORATION
                             AS PROGRAMME PURCHASER

                                       AND

                                  AGCO LIMITED
                               AS MASTER SERVICER

                                       AND

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
                                   TRADING AS
                      RABOBANK INTERNATIONAL, LONDON BRANCH
                                    AS AGENT

                                       AND

                                AGCO CORPORATION
                                    AS PARENT

                                 SIDLEY & AUSTIN
                              1 THREADNEEDLE STREET
                                 LONDON EC2R 8AW
                             TELEPHONE 020 7360 3600
                             FACSIMILE 020 7626 7937
                           REF:NDB/DPB/GR/16269-30140


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                                Table of Contents

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                                                                                                           Page
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
ARTICLE I  DEFINITIONS AND INTERPRETATION....................................................................2
         SECTION 1.1  Incorporation of Definitions...........................................................2
         SECTION 1.2  Incorporation of Interpretation and Construction Provisions............................2
         SECTION 1.3  Amendments to Master Definitions Schedule..............................................2

ARTICLE II  PURCHASE OF RECEIVABLES..........................................................................2
         SECTION 2.1  Purchase Facility......................................................................2
         SECTION 2.2  Account Receivables Listings and Offer Letters.........................................2
         SECTION 2.3  Purchases of French Receivables........................................................4
         SECTION 2.4  Purchases of German Receivables........................................................6
         SECTION 2.5  Purchases of Spanish Receivables.......................................................8
         SECTION 2.6  Non-Liquidation Settlement Procedures..................................................9
         SECTION 2.7  Liquidation Settlement Procedures.....................................................11
         SECTION 2.8  Deemed Collections....................................................................13
         SECTION 2.9  Discount and Default Fees.............................................................14
         SECTION 2.10  Payments and Computations, Etc.......................................................14
         SECTION 2.11  Yield Protection.....................................................................15
         SECTION 2.12  Taxes................................................................................17
         SECTION 2.13  Tax Reserve Requirement..............................................................20

ARTICLE III  CONDITIONS OF OFFERS...........................................................................20
         SECTION 3.1  Documentary Conditions Precedent......................................................20
         SECTION 3.2  Other Conditions Precedent............................................................21

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..................................................................23
         SECTION 4.1  Representations and Warranties Relating to the AGCO Seller,
         the Master Servicer and the Parent.................................................................23
         SECTION 4.2  Further Representations and Warranties of the AGCO Seller,
         the Parent and the Master Servicer.................................................................25

ARTICLE V  COVENANTS........................................................................................28
         SECTION 5.1  Affirmative Covenants of the Parent, the AGCO Seller and the Master Servicer..........28
         SECTION 5.2  Negative Covenants of the Parent, the AGCO Seller and the Master Servicer.............32

ARTICLE VI  ADMINISTRATION AND COLLECTION...................................................................34
         SECTION 6.1  Designation of Master Servicer........................................................34
         SECTION 6.2  Duties of the Master Servicer.........................................................37
         SECTION 6.3  Collection Actions....................................................................39
         SECTION 6.4  Responsibilities of the AGCO Seller, the Originators and the Master Servicer..........40
         SECTION 6.5  Reports...............................................................................40
         SECTION 6.6  Master Servicer Fee...................................................................40
         SECTION 6.7  Interim Credit and Collection Policy..................................................40
         SECTION 6.8  Conclusion of Contracts...............................................................41
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
ARTICLE VII  TERMINATION EVENTS.............................................................................41
         SECTION 7.1  Termination Events....................................................................41
         SECTION 7.2  Rights Following a Termination Event..................................................42

ARTICLE VIII  INDEMNIFICATION...............................................................................43
         SECTION 8.1  Indemnities by the AGCO Seller........................................................43
         SECTION 8.2  Indemnification by the Master Servicer................................................45
         SECTION 8.3  Limitations on Indemnifications and Mitigation........................................45
         SECTION 8.4  Other Costs and Expenses..............................................................46
         SECTION 8.5  No Indemnity to Master Servicer or Subservicer........................................47
         SECTION 8.6  Payment of Indemnified Amounts........................................................47

ARTICLE IX  PERFORMANCE GUARANTEE...........................................................................47
         SECTION 9.1  Guarantee of Performance of Obligations...............................................47
         SECTION 9.2  Parent's Further Agreements to Pay....................................................48
         SECTION 9.3  Waivers by Parent: Agent's and Programme Purchaser's Freedom to Act...................48
         SECTION 9.4  Unenforceability of Obligations Against the AGCO Seller or the Master Servicer........49
         SECTION 9.5  Subrogation; Subordination............................................................50
         SECTION 9.6  Termination of Guarantee..............................................................50
         SECTION 9.7  Effect of Insolvency..................................................................51
         SECTION 9.8  Set-off...............................................................................51
         SECTION 9.9  Taxes.................................................................................51
         SECTION 9.10  Further Assurances...................................................................51

ARTICLE X  ASSIGNMENTS; ACCESSION...........................................................................52
         SECTION 10.1  Assignments..........................................................................52
         SECTION 10.2  Accession............................................................................52

ARTICLE XI  MISCELLANEOUS...................................................................................53
         SECTION 11.1  Waivers and Amendments...............................................................53
         SECTION 11.2  Notices..............................................................................53
         SECTION 11.3  Protection of Programme Purchaser's Rights...........................................53
         SECTION 11.4  Confidentiality......................................................................54
         SECTION 11.5  Bankruptcy Petition..................................................................55
         SECTION 11.6  Governing Law and Jurisdiction.......................................................55
         SECTION 11.7  Integration; Survival of Terms.......................................................55
         SECTION 11.8  Counterparts and Severability........................................................56
         SECTION 11.9  Characterisation.....................................................................56
         SECTION 11.10  Limited Recourse....................................................................56
         SECTION 11.11  Recourse Against Certain Parties....................................................57
         SECTION 11.12  Waiver by Agents....................................................................57
         SECTION 11.13  The Agent...........................................................................57
         SECTION 11.14  Contracts (Rights of Third Parties) Act 1999........................................57

SCHEDULE A  CONDITIONS PRECEDENT............................................................................59
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                         RECEIVABLES PURCHASE AGREEMENT

This Receivables Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time this "Agreement") dated 11 April, 2001, is made between:

(1) AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales with registered number 509134 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF, England
         (the "AGCO Seller");

(2) ERASMUS CAPITAL CORPORATION, a corporation incorporated under the laws of Delaware (the "Programme Purchaser");

(3) AGCO LIMITED, a company incorporated under the laws of England and Wales with registered number 509133 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF, England (the
         "Master Servicer");

(3)      COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. trading as
         RABOBANK INTERNATIONAL, LONDON BRANCH ("Rabobank International"), acting in its capacity as agent for the Programme Purchaser (the
         "Agent"); and

(4)      AGCO CORPORATION, a corporation incorporated under the laws of Delaware
         (the "Parent").

                             PRELIMINARY STATEMENTS

(A) The AGCO Seller may, from time to time, purchase certain Receivables from the Originators.

(B) The AGCO Seller and the Programme Purchaser wish to set out the terms on which the AGCO Seller may offer to sell, and the Programme Purchaser shall, if an offer is made in respect thereof, purchase certain
         Receivables.

(C) The Master Servicer has agreed to act as master servicer in relation to Purchased Receivables upon the terms of this Agreement and to undertake certain servicing obligations on behalf of the Programme Purchaser which include, inter alia, ensuring that Purchased Receivables are Eligible Receivables and the administration, collection and enforcement of such Purchased Receivables.

(D) Pursuant to an administration agreement between the Programme Purchaser and Rabobank International, Rabobank International has agreed to act as agent on behalf of the Programme Purchaser upon the terms of such administration agreement and this Agreement.

(E) Each of the AGCO Seller, the Master Servicer and each Originator is a Subsidiary of the Parent and the Parent is expected to receive direct and indirect benefits from the purchase of the Receivables by the Programme Purchaser pursuant hereto (which benefits are hereby acknowledged). As an inducement for the Programme Purchaser to purchase the Receivables hereunder, the Parent has agreed to guarantee the due and punctual performance of the obligations of the AGCO Seller and the Master Servicer under each Transaction Document to which they are, respectively, party. The Parent wishes to guarantee the due and punctual performance of the obligations of the


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         AGCO Seller and the Master Servicer to the Purchaser and the Agent
         under or in respect of each such Transaction Document, as provided herein.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Incorporation of Definitions.

In this Agreement, including the Preliminary Statements appearing above, all capitalised terms that are not otherwise defined herein shall have the meanings given to them in the Master Definitions Schedule, dated 11 April, 2001 and signed for the purposes of identification by, inter alios, the parties to this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time the "Master Definitions Schedule").

SECTION 1.2 Incorporation of Interpretation and Construction Provisions.

Article II of the Master Definitions Schedule shall apply to this Agreement and be binding on the parties to this Agreement as if expressly set out in this Agreement.

SECTION 1.3 Amendments to Master Definitions Schedule.

No amendment, restatement, supplement or other modification to the Master
Definitions Schedule after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

                                   ARTICLE II
                             PURCHASE OF RECEIVABLES

SECTION 2.1 Purchase Facility.

(a) Upon the terms and subject to the conditions of this Agreement, the AGCO Seller, at its option, may offer to sell Receivables together with all Related Assets with respect thereto, to the Programme Purchaser on any Purchase Date occurring prior to the Facility Termination Date.
         Subject to the terms and conditions of this Agreement, the Programme
         Purchaser shall, if it accepts any such offer of Receivables and Related Assets, do so in the manner stated in this Agreement.

(b) The AGCO Seller shall not make any offer to sell Receivables under this Agreement on any date if, after payment of, in the case of any offer and sale of French Receivables, the Net Subrogation Price or, in the case of any offer and sale of any other Receivables, the Purchase Price therefor, the Capital would exceed an amount (determined for the RPA
         Pool) equal to the lesser of (i) an amount equal to the remainder of
         (A) the Closing Pool Balance less the Dilution Amount less (B) the product of (1) the Credit Enhancement Percentage and (2) the Closing
         Pool Balance less the Dilution Amount on such date and (ii) the Facility Limit on such date.

SECTION 2.2 Account Receivables Listings and Offer Letters.

(a)      The AGCO Seller shall deliver to the Agent (on behalf of the Programme
         Purchaser), no later than 2.00 p.m. on each Reporting Date, the Account
         Receivables Listing relating to (i) the Purchased Receivables on the most recent Reference Date and (ii)


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         the Receivables proposed to be offered for sale on the initial Purchase
         Date hereunder or, as the case may be, the Settlement Date next succeeding such delivery.

(b) Within two Business Days after each Reporting Date, the Agent (on behalf of the Programme Purchaser) shall notify the AGCO Seller, based upon (A) the Account Receivables Listing delivered on the most recent
         Reporting Date (or, failing such delivery, based upon such data as the Agent considers appropriate), (B) the Agent's determination, acting reasonably and in consultation with the AGCO Seller, of the likely amount of the Required Reserve on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such Reporting Date (if appropriate, having given effect to any purchase of Receivables on such date by the Programme Purchaser) and
         (C) the Agent's determination (to the extent it has sufficient information, in its discretion, to make such determination), acting reasonably and in consultation with the AGCO Seller, of whether the Purchased Receivables and any Offered Receivables on such date are Eligible Receivables, of:

         (i) if the Agent has received such Account Receivables Listing on such Reporting Date and the AGCO Seller has identified
                  Receivables therein which it proposes for sale on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such Reporting Date, those of such Receivables which may be offered for sale on such date;
                  and

         (ii)     the Capital which may be outstanding on the proposed initial
                  Purchase Date hereunder or, as the case may be, the Settlement
                  Date next succeeding such Reporting Date, following the purchase of Receivables on such date, which Capital shall not exceed an amount equal to the lesser of (A) an amount equal to the remainder of (1) the Closing Pool Balance less the Dilution Amount less (2) the product of (I) the Credit
                  Enhancement Percentage and (II) the Closing Pool Balance less the Dilution Amount on such date and (B) the Facility Limit at such time,

         provided that the Agent shall incur no liability to any Person for any failure to give such notification (other than in the event of the Agent's negligence or wilful default) and no such notification by the Agent shall constitute a confirmation by the Agent that any Receivable is an Eligible Receivable and the Agent makes no representation or warranty in any respect to any Person in relation thereto.

(c) If, pursuant to clause (b) above, the Agent notifies the AGCO Seller of Receivables which may be offered for purchase, no later than 10.00 a.m.
         on the Business Day prior to the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such notification, the AGCO Seller may offer to sell such Receivables to the Programme Purchaser, by delivering to the Agent (on behalf of the Programme Purchaser) a duly completed Offer Letter relating to such Receivables. No Offer Letter shall be deemed to have been duly completed unless all the Offer Letter Requirements are completed in respect thereof to the satisfaction of the Agent.

(d)      On each Purchase Date, the Programme Purchaser shall pay to the AGCO
         Seller the Acceptance Fee in consideration for the offer of Receivables to be purchased by the Programme Purchaser on such Purchase Date, by depositing the same into the AGCO Seller Account.


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(e)      Two Business Days following each Settlement Date, the Agent shall deliver to the AGCO Seller a Transaction Summary Report with respect to the Purchased Receivables as at close of business on such Settlement
         Date.

SECTION 2.3 Purchases of French Receivables.

(a)      The offer by the AGCO Seller of any sale of French Receivables under
         Section 2.2(c) shall, upon delivery to the Agent of the duly completed
         Offer Letter relating to such French Receivables, constitute:

         (i) an irrevocable offer by the AGCO Seller to sell to the Programme Purchaser on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such offer by way of Subrogation all of the AGCO
                  Seller's right, title and interest in and to such Receivables and all Related Assets in respect thereof; and

         (ii) a representation and warranty by the AGCO Seller that each of the General Conditions Precedent and each of the Originator
                  Specific Conditions Precedent relating to each French
                  Originator by whom such Receivables were originated has been satisfied on the date of such Offer Letter and will be satisfied on the Purchase Date of such Receivables in each case by reference to the facts and circumstances then existing.

(b) On or before each Purchase Date, the AGCO Seller shall deliver to the Programme Purchaser the Subrogation Certificate relating to the Receivables to be purchased on such Purchase Date (which the parties hereto agree shall only come into effect upon payment of the Subrogation Price for such Receivables in accordance with clause (c) or, as applicable, clause (d) below).

(c) On or prior to the Purchase Date next succeeding the initial offer for the sale of any French Receivables and Related Assets to the Programme
         Purchaser, upon satisfaction (or waiver in writing by the Agent) of each General Condition Precedent and each Originator Specific Condition
         Precedent relating to any French Originator by whom Receivables so offered were originated and subject to the other terms and conditions of this Agreement, the Programme Purchaser shall deposit into the AGCO
         Seller Account an amount equal to the Subrogation Price for such Receivables in immediately available funds in Euro.

(d) If, in any subsequent Offer Letter delivered hereunder, the AGCO Seller offers to sell any French Receivables and Related Assets to the Programme Purchaser, upon satisfaction (or waiver in writing by the Agent) of each General Condition Precedent and each Originator Specific
         Condition Precedent relating to any French Originator by whom Receivables so offered were originated and subject to the other terms and conditions of this Agreement:

         (i)      the Subrogation Price payable in respect of such Receivables
                  (being the French Receivables of French Originators in respect of which the conditions precedent have been satisfied (or waived in writing by the Agent)), as stated in such Offer
                  Letter, shall be paid by the Master Servicer on behalf of the Programme Purchaser, by the application to such Subrogation
                  Price of the amount of Collections that are available for the purchase of Receivables


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

                  pursuant to Section 2.6(a)(v), on the Purchase Date next succeeding the delivery of such Offer Letter, to the extent of the lesser of (A) such Subrogation Price and (B) such amount of Collections; and

         (ii) to the extent that such amount of Collections is less than such Subrogation Price, the remaining amount of such Subrogation Price shall be paid by the Programme Purchaser depositing, or causing to be deposited, into the AGCO Seller
                  Account an amount equal to such remaining amount of such Subrogation Price in immediately available funds in Euro no later than 3.00 p.m. on the Purchase Date next succeeding the delivery of such Offer Letter.

(e) On or before the initial Purchase Date on which the Programme Purchaser purchases French Receivables hereunder, in consideration of the payment being made by the Programme Purchaser, and received by the AGCO Seller for such French Receivables in advance of the scheduled maturity date of such French Receivables, the AGCO Seller shall deposit into the Programme Purchaser Collection Account an amount equal to the Subrogation Fee for such Receivables.

(f) On or before each Purchase Date upon which the Programme Purchaser makes a payment under clause (d)(ii) above, in consideration of the payment by the Programme Purchaser, and receipt by the AGCO Seller, of the Subrogation Price of French Receivables hereunder in advance of the scheduled maturity date of such French Receivables, the Programme
         Purchaser shall deposit into the AGCO Seller Account an amount equal to the increase in the Outstanding Subrogation Fee arising from the purchase of such French Receivables.

(g) The parties hereto agree that the payment by the Programme Purchaser to the AGCO Seller of the Acceptance Fee relating to an offer by the AGCO
         Seller of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the Programme Purchaser of the AGCO Seller's offer of any French Receivables listed in the relevant Offer Letter and, upon such acceptance, the AGCO Seller shall Subrogate the Programme
         Purchaser absolutely to all of its rights and interests in, under and to, and all of its claims in respect of, such Offered Receivables and all Related Assets with respect thereto in accordance with Article 1249 of the French Civil Code and pursuant to the terms and conditions of this Agreement.

(h) If any French Receivable purchased hereunder is on its Purchase Date or thereafter becomes a Promissory Note Receivable, the AGCO Seller shall:

         (i) on the later of such Purchase Date and the date of such Receivable becoming a Promissory Note Receivable (the
                  "Endorsement Date"), Endorse or procure that the French
                  Originator of such Receivable Endorses in the name of the AGCO
                  Seller pursuant to the power of attorney granted by the AGCO
                  Seller to such French Originator for such purpose, the applicable Promissory Note to the Programme Purchaser pursuant to Articles L512-3 and L511-8 et seq. of the French Commercial
                  Code; and

         (ii) not later than 10 days before the originally scheduled maturity date of such Receivable (the "Notification Date"), notify the applicable Promissory Note Collecting Bank of the existence of such Promissory Note and shall instruct, or shall procure that such French Originator instructs, such Promissory
                  Note


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

                  Collecting Bank to note the Programme Purchaser as the endorsee of such Promissory Note on the LCR System and to pay the proceeds of such Promissory Note to an account of the Programme Purchaser at a Promissory Note Account Bank that has duly executed, and has not revoked or attempted to revoke, an Account Mandate Letter in respect of such account, provided that, if such Promissory Note is not so Endorsed on such Endorsement Date or such Promissory Note Collection Bank is not so notified and instructed on such Notification Date, the AGCO Seller shall be deemed to have received on such Endorsement Date or, as applicable and without double-counting, such Notification Date, a Collection in respect of such Receivable in an amount equal to the then
         Outstanding Balance of such Receivable (which Deemed Collection shall be paid in accordance with Section 2.8(c)).

(i)      The Programme Purchaser hereby agrees to refund the Outstanding
         Subrogation Fee with respect to any Purchased Receivables that are French Receivables to the Master Servicer for the account of the AGCO
         Seller, subject to Section 11.10 and only to the extent that there are Collections available for such purpose under Section 2.6(a)(ix) or, as applicable, Section 2.7(a)(viii). No interest or other charges shall accrue or be payable by the Programme Purchaser in respect of any amount of Outstanding Subrogation Fee.

SECTION 2.4 Purchases of German Receivables

(a)      The offer by the AGCO Seller of any sale and transfer of German
         Receivables under Section 2.2(c) shall, upon delivery to the Agent of the duly completed Offer Letter relating to such German Receivables constitute:

         (i) an irrevocable offer by the AGCO Seller to sell and transfer to the Programme Purchaser on the proposed initial Purchase
                  Date hereunder or, as the case may be, the Settlement Date next succeeding such offer by way of assignment all of the AGCO Seller's right, title and interest in and to such Receivables identified in such Offer Letter and all Related
                  Assets in respect thereof; and

         (ii) a representation and warranty by the AGCO Seller that each of the General Conditions Precedent and each of the Originator
                  Specific Conditions Precedent relating to each German
                  Originator by whom such Receivables were originated has been satisfied on the date of such Offer Letter and will be satisfied on the Purchase Date of such Receivables in each case by reference to the facts and circumstances then existing.

(b) On or prior to the Purchase Date next succeeding the initial offer for the sale and transfer of any German Receivables and Related Assets to the Programme Purchaser, upon satisfaction (or waiver in writing by the Agent) of each General Condition Precedent and each Originator Specific
         Condition Precedent relating to any German Originator by whom Receivables so offered were originated and subject to the other terms and conditions of this Agreement, the Programme Purchaser shall:

         (i) deliver to the AGCO Seller a Purchase Confirmation confirming its acceptance of such offer of Receivables; and


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

         (ii) deposit into the AGCO Seller Account an amount equal to the Purchase Price of such Receivables less an amount equal to the product of the Tax Reserve Percentage on such Purchase Date and such Purchase Price (which the Programme Purchaser shall apply towards the Tax Reserve Requirement in accordance with
                  Section 2.13) in immediately available funds in Euro.

(c) If, in any subsequent Offer Letter delivered hereunder, the AGCO Seller offers to sell and transfer any German Receivables and Related Assets to the Programme Purchaser, upon satisfaction (or waiver in writing by the Agent) of each General Condition Precedent and each Originator
         Specific Condition Precedent relating to any German Originator by whom Receivables so offered were originated and subject to the other terms and conditions of this Agreement:

         (i) the Programme Purchaser shall deliver a Purchase Confirmation to the AGCO Seller, confirming its acceptance of such offer of Receivables on the Purchase Date immediately succeeding the delivery of such Offer Letter;

         (ii)     the Purchase Price payable in respect of such Receivables
                  (being the German Receivables of German Originators in respect of which the conditions precedent have been satisfied (or waived in writing by the Agent)), as stated in such Offer
                  Letter, shall be paid by the Master Servicer on behalf of the Programme Purchaser, by the application to such Purchase Price of the amount of Collections that are available for the purchase of Receivables pursuant to Section 2.6(a)(v), on the Purchase Date next succeeding the delivery of such Offer
                  Letter, to the extent of the lesser of (A) such Purchase Price and (B) such amount of Collections; and

         (iii) to the extent that such amount of Collections is less than such Purchase Price, the remaining amount of such Purchase
                  Price shall be paid by the Programme Purchaser depositing or causing to be deposited into the AGCO Seller Account an amount equal to such remaining amount of such Purchase Price in immediately available funds in Euro, no later than 3:00 p.m.
                  on the Purchase Date next succeeding the delivery of such Offer Letter,

         provided that if, on such Purchase Date, following any application of Collections of German Receivables in accordance with Section
         2.6(a)(iv), the amount standing to the credit of the Tax Reserve
         Account is less than the Tax Reserve Requirement on such Purchase Date, there shall be retained from the Purchase Price of such Receivables an amount equal to the lesser of (A) an amount equal to the product of the Tax Reserve Percentage on such Purchase Date and such Purchase Price and (B) the difference between such amount standing to the credit of the Tax Reserve Account and such Tax Reserve Requirement. Any amount to be so retained from such Purchase Price shall be retained from the amount of Collections to be applied to such Purchase Price under clause
         (ii) above and from the amount to be paid by the Programme Purchaser under clause (iii) above pro rata according to the amounts to be so applied and paid. The Master Servicer shall pay to the Programme
         Purchaser any amount to be so retained by it on such Purchase Date and the Programme Purchaser shall apply such amount and any amount it so retains on such Purchase Date towards the Tax Reserve Requirement in accordance with Section 2.13.


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

(d) The parties hereto agree that the payment by the Programme Purchaser to the AGCO Seller of the Acceptance Fee relating to an offer by the AGCO
         Seller of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the Programme Purchaser of the AGCO Seller's offer of any German Receivables listed in the relevant Offer Letter and, upon such acceptance, the AGCO Seller shall assign to the Programme
         Purchaser all of the AGCO Seller's rights, title and interest in and to such German Receivables and Related Assets on the terms and conditions of this Agreement.

(e)      The Programme Purchaser hereby agrees to pay the Outstanding Deferred
         Purchase Price with respect to any Purchased Receivables that are German Receivables to the Master Servicer for the account of the AGCO
         Seller, subject to Section 11.10 and only to the extent that there are Collections available for such purpose under Section 2.6(a)(ix) or, as applicable, Section 2.7(a)(viii). No interest or other charges shall accrue or be payable by the Programme Purchaser in respect of any amount of Outstanding Deferred Purchase Price.

SECTION 2.5 Purchases of Spanish Receivables.

(a)      The offer by the AGCO Seller of any sale of Spanish Receivables under
         Section 2.2(c) shall, upon delivery to the Agent of the duly completed
         Offer Letter relating to such Spanish Receivables constitute:

         (i) an irrevocable offer by the AGCO Seller to sell to the Programme Purchaser on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such offer all of the AGCO Seller's right, title and interest in and to such Spanish Receivables identified in such Offer Letter and all Related Assets in respect thereof;
                  and

         (ii) a representation and warranty by the AGCO Seller that each of the General Conditions Precedent and each of the Originator
                  Specific Conditions Precedent relating to each Spanish
                  Originator by whom such Receivables were originated has been satisfied on the date of such Offer Letter and will be satisfied on the Purchase Date of such Receivables in each case by reference to the facts and circumstances then existing.

(b) On or prior to the Purchase Date next succeeding the initial offer for the sale of any Spanish Receivables and Related Assets to the Programme
         Purchaser, upon satisfaction (or waiver in writing by the Agent) of each General Condition Precedent and each Originator Specific Condition
         Precedent relating to any Spanish Originator by whom Receivables so offered were originated and subject to the other terms and conditions of this Agreement, the Programme Purchaser shall:

         (i) deliver to the AGCO Seller a Purchase Confirmation confirming its acceptance of such offer of Receivables; and

         (ii) deposit into the AGCO Seller Account an amount equal to the Purchase Price of such Receivables in immediately available funds in Euro.

(c) If, in any subsequent Offer Letter delivered hereunder, the AGCO Seller offers to sell any Spanish Receivables and Related Assets to the Programme Purchaser, upon


                                       8

         satisfaction (or waiver in writing by the Agent) of each General Condition Precedent and each Originator Specific Condition Precedent relating to any Spanish Originator by whom Receivables so offered were originated and subject to the other terms and conditions of this
         Agreement:

         (i) the Programme Purchaser shall deliver a Purchase Confirmation to the AGCO Seller, confirming its acceptance of such offer of Receivables on the Purchase Date immediately succeeding the delivery of such Offer Letter;

         (ii) the Purchase Price payable in respect of such Receivables (being the Spanish Receivables of Spanish Originators in respect of which the conditions precedent have been satisfied (or waived in writing by the Agent)), as stated in such Offer Letter, shall be paid by the Master Servicer on behalf of the Programme Purchaser, by the application to such Purchase Price of the amount of Collections that are available for the purchase of Receivables pursuant to Section 2.6(a)(v), on the Purchase Date next succeeding the delivery of such Offer Letter, to the extent of the lesser of (A) such Purchase Price and (B) such amount of Collections; and

         (iii) to the extent that such amount of Collections is less than such Purchase Price, the remaining amount of such Purchase Price shall be paid by the Programme Purchaser depositing or causing to be deposited into the AGCO Seller Account an amount equal to such remaining amount of such Purchase Price in immediately available funds in Euro, no later than 3:00 p.m. on the Purchase Date next succeeding the delivery of such Offer Letter.

(d) The parties hereto agree that the payment by the Programme Purchaser to the AGCO Seller of the Acceptance Fee relating to an offer by the AGCO Seller of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the Programme Purchaser of the AGCO Seller's offer of any Spanish Receivables listed in the relevant Offer Letter and, upon such acceptance, the AGCO Seller's rights, title and interest in and to such Receivables and any Related Assets shall be sold to the Programme Purchaser on the terms and conditions of this Agreement.

(e) The Programme Purchaser hereby agrees to pay the Outstanding Deferred Purchase Price with respect to any Purchased Receivables that are Spanish Receivables to the Master Servicer for the account of the AGCO Seller, subject to Section 11.10, and only to the extent that there are Collections available for such purpose under Section 2.6(a)(ix) or, as applicable, Section 2.7(a)(viii). No interest or other charges shall accrue or be payable by the Programme Purchaser in respect of any amount of Outstanding Deferred Purchase Price.

SECTION 2.6 Non-Liquidation Settlement Procedures.

(a) Anything to the contrary contained in this Agreement notwithstanding, no later than 10:00 a.m. on each Settlement Date occurring prior to the Facility Termination Date, the Master Servicer, acting on behalf of the Programme Purchaser, shall allocate the Collections received or deemed received by the Master Servicer (on behalf of the Programme Purchaser) during the immediately preceding Reporting Period in accordance with this Agreement, as set out in this Section 2.6. On each such Settlement Date, such Collections shall be applied by the Master Servicer acting on behalf of the Programme Purchaser to satisfy in full each of the following amounts with respect to the RPA Pool as follows (for the avoidance of doubt, Collections for the purposes of this Section 2.6 shall be strictly allocated in the sequence and priority provided for in clauses (i) to (ix) below; no Collections shall be remitted in satisfaction of any sum referred to in a particular clause unless the sum due in the immediately preceding clause has been satisfied in full by an application of Collections):

         (i) first, if the Master Servicer is not an Affiliate of the Parent on such Settlement Date, in or towards payment to the Master Servicer of an amount equal to the Master Servicer Fee accrued and due (on or prior to such Settlement Date) but unpaid on such Settlement Date;

         (ii) second, to transfer to the Programme Purchaser an amount equal to the Discount accrued and due but unpaid for the most recently-ended Discount Period and all outstanding amounts of Discount remaining unpaid in respect of previous Discount Periods in each case to the extent that such Discount has not been paid by or on behalf of the AGCO Seller pursuant to
                  Section 2.9 and in each case as notified by the Agent to the Master Servicer;

         (iii) third, to transfer to the Programme Purchaser an amount equal to the Fees accrued and due but unpaid on such Settlement Date and all outstanding Fees remaining unpaid in respect of previous Discount Periods in each case to the extent that such Fees have not been paid by or on behalf of the AGCO Seller pursuant to the Fee Letter and in each case as notified by the Agent to the Master Servicer;

         (iv) fourth, if the balance standing to the credit of the Tax Reserve Account is less than the Tax Reserve Requirement on such Settlement Date, to transfer to the Programme Purchaser, out of Collections on German Receivables only, an amount sufficient to replenish the credit balance on the Tax Reserve Account to an amount equal to the Tax Reserve Requirement on such Settlement Date, as notified by the Agent to the Master Servicer;

         (v) fifth, in or towards payment to the AGCO Seller, pro rata and pari passu in accordance with the amount payable, of the Subrogation Price or, as the case may be, the Purchase Price of any Offered Receivables accepted by the Programme Purchaser for purchase on such Settlement Date;

         (vi) sixth, if, on such Settlement Date, following the payment in clause (iv) above being made, the Capital exceeds an amount equal to the lesser of (i) the Facility Limit on such date and
                  (ii) the Closing Capital Balance for the RPA Pool on such date, to transfer to the Programme Purchaser an amount sufficient to reduce the Capital to an amount equal to the lesser of such Facility Limit and such Closing Capital Balance;

         (vii) seventh, to transfer to the Programme Purchaser an amount equal to any Costs due on or prior to such Settlement Date but unpaid on such Settlement Date (to the extent that such Costs have not been taken into account in the calculation of any Discount which has been paid by the AGCO Seller and to the extent that such Costs have not been paid by the AGCO Seller or the Master

                  Servicer, as applicable, as contemplated by Section 2.11,
                  Section 2.12 or Article VIII, as applicable) in each case as notified by the Agent to the Master Servicer;

         (viii) eighth, if the Master Servicer is an Affiliate of the Parent on such Settlement Date, in or towards payment to the Master Servicer of an amount equal to the Master Servicer Fee accrued and due (on or prior to such Settlement Date) but unpaid on such Settlement Date; and

         (ix) ninth, pro rata and pari passu in accordance with the amount payable, in or towards payment to the AGCO Seller of an amount equal to the Outstanding Deferred Purchase Price relating to Purchased Receivables of the RPA Pool on such Settlement Date and, as the case may be, in or towards a refund of the Outstanding Subrogation Fee relating to Purchased Receivables of the RPA Pool on such Settlement Date.

(b) The AGCO Seller shall, on its own behalf and in its own name, on each Settlement Date occurring prior to the Facility Termination Date, apply amounts received or retained in respect of Outstanding Deferred Purchase Price and Outstanding Subrogation Fee pursuant to Section 2.6(a)(ix) in or towards payment to each Originator of the Outstanding Deferred Purchase Price or Outstanding Subrogation Fee, as the case may be, that is due and payable on such Settlement Date for Purchased Receivables under each Receivables Transfer Agreement, pro rata and pari passu in accordance with the amounts payable. For the avoidance of doubt, the Outstanding Deferred Purchase Price or Outstanding Subrogation Fee for any Purchased Receivables of any Receivables Pool relating to a Receivables Transfer Agreement shall be determined by reference to that Receivables Pool and not the RPA Pool.

SECTION 2.7 Liquidation Settlement Procedures.

(a) Anything to the contrary contained in this Agreement notwithstanding, no later than 10:00 a.m. on each Settlement Date following the occurrence of the Facility Termination Date, the Master Servicer, acting on behalf of the Programme Purchaser, shall allocate the Collections received or deemed received by the Master Servicer (on behalf of the Programme Purchaser) during the immediately preceding Reporting Period in accordance with this Agreement, as set out in this
         Section 2.7. On each such Settlement Date, such Collections shall be applied by the Master Servicer acting on behalf of the Programme Purchaser to satisfy in full the following amounts with respect to the RPA Pool as follows (for the avoidance of doubt, Collections for the purposes of this Section 2.7 shall be strictly allocated in the sequence provided for in clauses (i) to (viii) below; no Collections shall be remitted in satisfaction of any sum referred to in a particular clause unless the sum due in the immediately preceding clause has been satisfied in full by an application of Collections):

         (i) first, if the Master Servicer is not an Affiliate of the Parent on such Settlement Date, in or towards payment to the Master Servicer of an amount equal to the Master Servicer Fee accrued and due (on or prior to such Settlement Date) but unpaid on such Settlement Date;

         (ii) second, to transfer to the Programme Purchaser an amount equal to the Discount accrued and due but unpaid for the most recently-ended Discount Period and all outstanding amounts of Discount remaining unpaid in respect of previous Discount Periods in each case to the extent that such Discount has not been paid by or on behalf of the AGCO Seller pursuant to
                  Section 2.9 and in each case as notified by the Agent to the Master Servicer;

         (iii) third, to transfer to the Programme Purchaser an amount equal to the Fees accrued and due but unpaid on such Settlement Date and all outstanding Fees remaining unpaid in respect of previous Discount Periods in each case to the extent that such Fees have not been paid by or on behalf of the AGCO Seller pursuant to the Fee Letter and in each case as notified by the Agent to the Master Servicer;

         (iv) fourth, to transfer to the Programme Purchaser an amount sufficient to reduce the Capital on such date to zero;

         (v) fifth, if the balance standing to the credit of the Tax Reserve Account is less than the Tax Reserve Requirement on such Settlement Date, to transfer to the Programme Purchaser, out of Collections on German Receivables only, an amount sufficient to replenish the credit balance on the Tax Reserve Account to an amount equal to the Tax Reserve Requirement on such Settlement Date, as notified by the Agent to the Master Servicer;

         (vi) sixth, to transfer to the Programme Purchaser an amount equal to any Costs due on or prior to such Settlement Date but unpaid on such Settlement Date (to the extent that such Costs have not been taken into account in the calculation of Discount that has been paid by the AGCO Seller and to the extent that such Costs have not been paid by the AGCO Seller or the Master Servicer, as applicable as contemplated by
                  Section 2.11, Section 2.12, or Article VIII, as applicable) in each case as notified by the Agent to the Programme Purchaser;

         (vii) seventh, if the Master Servicer is an Affiliate of the Parent on such Settlement Date, in or towards payment to the Master Servicer of an amount equal to the Master Servicer Fee accrued and due (on or prior to such Settlement Date) but unpaid on such Settlement Date; and

         (viii) eighth, pro rata and pari passu in accordance with the amount owed in or towards payment to the AGCO Seller of an amount equal to the Outstanding Deferred Purchase Price relating to Purchased Receivables of the RPA Pool on such Settlement Date or, as the case may be, in or towards a refund of the Outstanding Subrogation Fee relating to Purchased Receivables of the RPA Pool on such Settlement Date.

(b) The AGCO Seller shall, on its own behalf and in its own name, on each Settlement Date occurring after the Facility Termination Date, apply amounts received or retained in respect of Outstanding Deferred Purchase Price and Outstanding Subrogation Fee pursuant to Section 2.7(a)(viii) in or towards payment to each Originator of the Outstanding Deferred Purchase Price or Outstanding Subrogation Fee, as the case may be, that is due and payable on such Settlement Date for Purchased Receivables under each Receivables Transfer Agreement, pro rata and pari passu according to the amounts payable. For the avoidance of doubt, the Outstanding Deferred Purchase Price or Outstanding Subrogation Fee for any Purchased Receivables of any Receivables Pool relating to a Receivables Transfer Agreement shall be determined by reference to that Receivables Pool and not the RPA Pool.

SECTION 2.8 Deemed Collections.

(a) If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of clause (b) below, the AGCO Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable.

(b)      If any of the representations or warranties in clauses (a), (d), (e),
         (f), (g), (h), (i), (j) or (k) of Section 4.2 is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, the AGCO Seller or, to the extent that such representation or warranty was given by the Master Servicer, the Master Servicer shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c) If the AGCO Seller is deemed to have received a Collection on any Purchased Receivable pursuant to Section 2.3(h) or Section 2.8(a), the AGCO Seller shall be obliged to pay an amount equal to such deemed Collection to the Master Servicer for the account of the Programme Purchaser, such payment becoming due on the date of the deemed Collection, but, if no Termination Event has occurred and is continuing, not payable until the Settlement Date next following the date of the deemed Collection, provided that, if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the deemed Collection.

(d) If the AGCO Seller or the Master Servicer is deemed to have received a Collection on any Purchased Receivable pursuant to Section 2.8(b), the AGCO Seller or the Master Servicer, as applicable, shall be obliged to pay an amount equal to such deemed Collection:

         (i) if payment is due from the AGCO Seller, by the AGCO Seller to the Master Servicer for the account of the Programme Purchaser; and

         (ii) if payment is due from the Master Servicer, by the Master Servicer out of its own funds for application in accordance with Section 2.6 or Section 2.7, as applicable,

         such payment becoming due on the date of the deemed Collection, but, if no Termination Event has occurred and is continuing, not payable until the Settlement Date next following the date of the deemed Collection, provided that, if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the deemed Collection.

(e) Any other provisions of this Agreement notwithstanding, payment by the AGCO Seller or by the Master Servicer, as applicable, in accordance with clause (d) above, of the full amount of all Collections deemed to have been received by the AGCO Seller or the Master Servicer under clause (b) above with respect to a breach of the representation and warranty appearing in Section 4.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of the AGCO Seller or the Master Servicer (as applicable) from any claims, rights and remedies which the Programme Purchaser may have against the AGCO Seller or the Master Servicer arising from such breach, but shall not affect any rights or remedies arising from:

         (i)      the occurrence of the Termination Event described in Section
                  7.1(o);

         (ii) a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Article IV; or

         (iii)    the provisions of Article VIII.

SECTION 2.9 Discount and Default Fees.

(a) Discount shall accrue on the amount of the Capital on the first day of each Discount Period from such day and on each day occurring during such Discount Period to the last such day. The Discount that has accrued during a Discount Period shall become due and payable by the AGCO Seller, in arrear, on the Settlement Date on which such Discount Period ends and the AGCO Seller shall so pay the same to the Programme Purchaser on each Settlement Date.

(b) The Programme Purchaser agrees that it is its intention to obtain and maintain funding for the purchase of Receivables hereunder by issuing Commercial Paper. However, the parties hereto agree and acknowledge that, whilst the Programme Purchaser agrees to act reasonably in obtaining and maintaining such funding, its selection of its source of funding shall in all events be in its sole discretion.

(c) If the AGCO Seller or the Master Servicer fails to pay any amount when due hereunder, such Person agrees to pay to the Programme Purchaser, on demand, the Default Fee in respect of such unpaid amount, provided, however, that such Default Fee shall not exceed the maximum amount, if any, permitted by applicable law.

SECTION 2.10 Payments and Computations, Etc..

(a) Euro is the currency of account for each payment made or to be made under this Agreement with respect to each Receivables Pool. If any Collections received by the Master Servicer in respect of any Purchased Receivables are denominated in a currency other than Euro the Master Servicer shall nevertheless satisfy its obligations under Section 2.6 and Section 2.7 by payment in Euro. If the amount of such Collections, by reason only of a change in the relevant Exchange Rate is insufficient to enable the Master Servicer to satisfy such obligations in full, the AGCO Seller shall be liable to pay to the Master Servicer (for the account of the Programme Purchaser) an amount in Euro sufficient to enable the Master Servicer to satisfy such obligations in Euro in full and the Master Servicer shall so satisfy such obligations.

(b) Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when such amounts are due, in immediately available funds. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c) All computations of fees payable under this Agreement and of Discount shall be made on the basis of a 360 day year (or, if such Discount is calculated based upon the CP Rate, a 365 or 366 day year (as applicable)) and the actual number of days (including the first day but excluding the last) elapsed.

(d) All payments by the AGCO Seller or the Master Servicer under this Agreement shall be made free of any set-off or counterclaim on the part of any such Person.

(e) Any limitation on recourse contained in this Agreement notwithstanding, the AGCO Seller shall pay or cause to be paid to the Programme Purchaser all amounts payable pursuant to Section 2.8, Section 2.9,
         Section 2.11, Section 2.12 and Article VIII, the fees payable pursuant to the Fee Letter and any Default Fee accruing in respect of those amounts.

(f) Any payment by an Obligor in respect of any amounts owed by it in respect of any Receivable shall, unless otherwise required by contract or any applicable law and unless otherwise instructed by the Programme Purchaser, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.

(g) If applicable legislative measures of the Council of the European Union provide that any payment under this Agreement which is denominated in Euro may at any time be made in Euro or a Legacy Currency, such payment may be made hereunder in either Euro or such Legacy Currency.

SECTION 2.11 Yield Protection.

(a) If either the introduction of or any change, including, without limitation, any change by way of imposition or increase of reserve requirements, in or in the interpretation of any law or regulation or the compliance by the Agent or the Programme Purchaser (each an "Affected Party") with any guideline or request from any central bank or other governmental agency or authority, whether or not having the force of law:

         (i) shall subject the Affected Party to any tax (except for taxes on the overall net income of such Affected Party), duty or other charge with respect to the Purchased Receivables or the Related Assets, or any right or obligation hereunder or under any Funding Document, or on any payment made hereunder or under any Funding Document;

         (ii) shall impose, modify or deem applicable any reserve requirement, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Affected Party; or

         (iii) shall impose any other condition affecting the Purchased Receivables or the Related Assets or the rights of any Affected Party under any Funding Document or the provision or maintenance of amounts hereunder or thereunder, the result of which, in all cases, is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by the Affected Party under or pursuant to this Agreement or any of the Funding Documents, then, at the time provided in clause (d) of this Section 2.11 after demand by such Affected Party, which demand shall be accompanied by a statement setting forth the basis for such demand and a certificate signed by a duly authorised officer or director of the Affected Party stating that such cost has been incurred or such reduction suffered by the Affected Party, the AGCO Seller shall pay directly to such Affected Party or the Agent on its behalf such amounts as will compensate additional or increased cost incurred or such reduction suffered.

(b) If either the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or compliance by any Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other governmental authority or agency, whether or not having the force of law, including, without limitation, compliance by any Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations under this Agreement or any Funding Document or arising in connection herewith or therewith to a level below that which any such Affected Party would have achieved but for such introduction, change or compliance, taking into consideration the policies of such Affected Party with respect to capital adequacy, by an amount deemed by such Affected Party to be material, then from time to time, at the time provided in clause (d) of this Section 2.11 after demand by such Affected Party, which demand shall be accompanied by a statement setting forth the basis for such demand and a certificate signed by a duly authorised officer or director of the Affected Party stating that such cost has been incurred or such reduction suffered by the Affected Party, the AGCO Seller shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction.

(c) If, in connection with a Funding Document or the funding and maintenance of purchases of Receivables or of Capital hereunder, the Programme Purchaser or the Agent is required to compensate a Funding Source in respect of any amounts under circumstances similar to those described in clauses (a) and (b) of this Section 2.11, then the AGCO Seller hereby acknowledges and agrees that it shall be liable to pay such additional amounts as may be necessary to reimburse the Programme Purchaser or the Agent, at the time provided in clause (d) below, for amounts paid by them with respect of such compensations.

(d) Provided that no Termination Event has occurred and is continuing, all amounts payable under and pursuant to this Section 2.11 shall be paid on the Settlement Date immediately following the date the Programme Purchaser or the Agent makes written demand therefor or if the immediately following Settlement Date occurs less than 10 Business Days after the date of such demand, the next following Settlement Date, provided that if after the date of such demand the relevant Settlement Date contemplated in this clause (d) will not occur, the amounts contemplated in this clause (d) shall be paid no later than 45 Business Days after the date of such demand. If a Termination Event has occurred and is continuing, all amounts payable under and pursuant to this
         Section 2.11 shall become due and payable immediately upon demand being made by the Programme Purchaser or Agent.

(e) Anything in this Section 2.11 to the contrary notwithstanding, if (i) the Programme Purchaser has agreed to purchase assets from or make loans to any Person other than the AGCO Seller (or any Affiliate thereof), or (ii) any Funding Source has agreed to provide liquidity support or credit enhancement to (A) one or more Persons other than the Programme Purchaser or (B) to the Programme Purchaser in connection with agreements entered into by the Programme Purchaser for the purchase of assets or the making of loans to any Person other than the AGCO Seller (or any Affiliate thereof) (the agreements referred to in clauses (i) and (ii) above being "Other Transactions"), then each of the Programme Purchaser and/or such Funding Source, as applicable, shall allocate in a reasonable manner the liability for any amounts payable under Section 2.11(a), Section 2.11(b) or Section 2.11(c) ("2.11 Costs") to the AGCO Seller and each Other Transaction; provided, however, that if in the Programme Purchaser's or such Funding Source's opinion such 2.11 Costs are attributable to the AGCO Seller and/or the transactions contemplated by the Transaction Documents, and not attributable to any Other Transaction or any other transaction, the AGCO Seller shall be solely liable for such 2.11 Costs.

(f) If the AGCO Seller becomes obliged to compensate the Agent or the Programme Purchaser in accordance with clause (a) or clause (b) above, the Agent shall use its reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such compensation, provided that no such steps shall be required to be taken if, in the reasonable judgement of the Agent, such steps would be materially disadvantageous to the Programme Purchaser or the Agent.

(g)      The agreements and obligations of the AGCO Seller contained in this
         Section 2.11 shall survive the termination of this Agreement.

SECTION 2.12 Taxes.

(a) Any and all payments by the AGCO Seller or the Master Servicer to the Programme Purchaser and/or the Agent hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, (i) imposed by any Governmental Entity or taxing authority thereof (all such taxes, levies, imposts, deductions, charges or withholdings, and all liabilities being hereinafter referred to as "Taxes"), (ii) imposed by any federation or association of any Governmental Entity, or of which any Governmental Entity may be a member or, with which any Governmental Entity may be associated, or (iii) imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein as a consequence or result of any action taken by the AGCO Seller or the Master Servicer (directly or through a Subservicer), including the making of any payment hereunder (the jurisdictions in clause (i) and clause (iii) of this Section 2.12(a) being hereinafter referred to as "Other Applicable Jurisdictions"), excluding in each case any income, branch profits or franchise taxes imposed on the Programme Purchaser or the Agent by the jurisdiction or political subdivision in which the Programme Purchaser or the Agent is organised or has any office, branch, Subsidiary or Affiliate or principal place of business, as the case may be (all such Taxes and other taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as the "Applicable Taxes").

(b) If the AGCO Seller or the Master Servicer shall be required by law to deduct any Applicable Taxes from or in respect of any sum payable hereunder to the Programme Purchaser or the Agent:

         (i) the sum payable shall be increased as may be necessary by the party making the payment so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Programme Purchaser or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made;

         (ii) the AGCO Seller or the Master Servicer (as applicable) shall make such deductions; and

         (iii) the AGCO Seller or the Master Servicer (as applicable) shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

(c) The AGCO Seller agrees to pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any Governmental Entity or taxing authority therein which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Applicable Taxes").

(d) The AGCO Seller hereby indemnifies the Programme Purchaser and the Agent for the full amount of Applicable Taxes and Other Applicable Taxes (including, without limitation, any Applicable taxes and Other Applicable Taxes imposed on amounts payable under this Section 2.12) paid by the Programme Purchaser or the Agent and any liability arising therefrom or with respect thereto (including penalties, interest and expenses other than those imposed upon the Programme Purchaser or the Agent as a result of the negligence or wilful default of the Programme Purchaser or the Agent or the failure by the Programme Purchaser or the Agent to pay taxes on their respective overall net income or profits). Payment pursuant to this indemnification shall be made, at the time provided in clause (h) of this Section 2.12 following the date the Programme Purchaser or the Agent makes written demand therefor giving details of the basis of such claim, provided that neither the Programme Purchaser nor the Agent shall be obliged to disclose any information relating to its tax affairs which it considers confidential.

(e) Within 30 days after the date of any payment of Applicable Taxes, or as soon thereafter as available, the AGCO Seller or the Master Servicer (as applicable) shall furnish to the Agent a copy of a receipt evidencing payment thereof; provided, however, that such copy shall be furnished solely for the purpose of enabling the Agent to verify the payment of such Applicable Taxes by the AGCO Seller or the Master Servicer (as applicable). The Agent shall furnish the Programme Purchaser with a copy of such receipt. If no Applicable Taxes are payable in respect of any payment hereunder by the AGCO Seller or the Master Servicer (as applicable), the AGCO Seller shall, upon the reasonable request of the Agent, furnish to the Agent a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Applicable Taxes.

(f) If the AGCO Seller or the Master Servicer becomes obliged to pay any Applicable Taxes or Other Applicable Taxes with respect to any amounts payable to the Programme Purchaser or the Agent hereunder, the Programme Purchaser or the Agent (as applicable) shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such Applicable Taxes or Other Applicable Taxes; provided that no such steps shall be required to be taken if, in the reasonable judgement of the Programme Purchaser or the Agent, such steps would be disadvantageous to the Programme Purchaser or the Agent.

(g) If, in connection with a Funding Document or the funding and maintenance of purchases of Receivables or of Capital hereunder, the Programme Purchaser or the Agent is required to compensate a Funding Source in respect of taxes under circumstances similar to those described in clauses (a) to (f) of this Section 2.12, then the AGCO Seller hereby acknowledges and agrees that it shall be liable to pay such additional amounts as may be necessary to reimburse the Programme Purchaser or the Agent, at the time provided for in clause (h) of this
         Section 2.12, on demand, for any amounts paid by them with respect to such compensation paid by them.

(h) Provided that no Termination Event has occurred and is continuing, all amounts payable under and pursuant to this Section 2.12 shall be paid on the Settlement Date immediately following the date the Programme Purchaser or the Agent makes written demand therefor or if the immediately following Settlement Date occurs less than 10 Business Days after the date of such demand, the next following Settlement Date, provided that if after the date of such demand the relevant Settlement Date contemplated in this clause (h) will not occur, the amounts contemplated in this clause (h) shall be paid no later than 45 Business Days after the date of such demand. If a Termination Event has occurred and is continuing, all amounts payable under and pursuant to this
         Section 2.12 shall become immediately due and payable upon demand being made by the Programme Purchaser or Agent.

(i) If the AGCO Seller makes a payment under clause (b)(i) above and the Programme Purchaser or the Agent (as applicable) determines that it has received or been granted a credit against or relief from or remission for or repayment of any tax paid by the AGCO Seller in respect of the deduction or withholding giving rise to such payment, the Programme Purchaser or the Agent (as applicable) shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the AGCO Seller such amount as the Programme Purchaser or the Agent (as applicable) shall have determined to be attributable to such deduction or withholding. Any payment made by the Programme Purchaser or the Agent under this clause
         (i) shall be conclusive evidence of the amount due to the AGCO Seller under this clause (i) and shall be accepted by the AGCO Seller in full and final settlement of its rights of reimbursement under this clause
         (i). Nothing in this clause (i) shall interfere with the right of the Programme Purchaser and the Agent to arrange its affairs (including its tax affairs) in such manner as it thinks fit and, in particular, neither the Programme Purchaser nor the Agent shall be under any obligation to claim any credit, relief, remission or repayment from or against its corporate profits or similar tax liabilities in respect of the amount of such deduction or payment in priority to any other claims, reliefs, credits or deductions available to it. Neither the

         Programme Purchaser nor the Agent shall be obliged to disclose any information or computations relating to its tax affairs to any Person.

(j)      The agreements and obligations of the AGCO Seller contained in this
         Section 2.11 shall survive the termination of this Agreement.

SECTION 2.13 Tax Reserve Requirement.

(a) On each Settlement Date, the Programme Purchaser shall credit to the Tax Reserve Account each amount that it retains from the Purchase Price of German Receivables under Section 2.4(b) and Section 2.4(c) and each amount that it receives from the Master Servicer under Section 2.4(c),
         Section 2.6(a)(iv) and Section 2.7(a)(v) on account of the Tax Reserve Requirement on such Settlement Date.

(b) The AGCO Seller shall, on its own behalf and in its own name, on each Purchase Date upon which a retention is made from the Purchase Price of German Receivables on account of the Tax Reserve Requirement hereunder, apportion the amount of such retention to each German Originator pro rata according to the Purchase Prices payable by the AGCO Seller to each German Originator under each German Receivables Transfer Agreement on such Purchase Date and shall retain from each such Purchase Price an amount equal to the applicable apportionment.

(c) The Programme Purchaser shall use the credit balance on the Tax Reserve Account from time to time to meet any trade tax liability of the Programme Purchaser in Germany incurred as a result of the transactions contemplated hereby. The Programme Purchaser shall not make any withdrawal from the Tax Reserve Account other than (i) to meet any such liability, (ii) in accordance with clause (d) below or (iii) upon receipt of a Rating Confirmation in respect thereof.

(d) Following the earlier of the third anniversary of the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero and the date upon which the Tax Reserve Requirement reduces to zero, upon the Agent being satisfied that the Programme Purchaser shall not be required to pay any trade tax in Germany resulting from the transactions contemplated hereby, the Programme Purchaser shall pay to the AGCO Seller an amount equal to any funds then standing to the credit of the Tax Reserve Account. The AGCO Seller shall, on its own behalf and in its own name, upon receipt of such amount, apportion such amount to each German Originator pro rata according to the retentions made by the AGCO Seller from the Purchase Prices payable by the AGCO Seller to each German Originator under each German Receivables Transfer Agreement and shall pay to each German Originator an amount equal to the applicable apportionment.

                                   ARTICLE III
                              CONDITIONS OF OFFERS

SECTION 3.1 Documentary Conditions Precedent.

(a) Subject only to the terms of any written waiver, the AGCO Seller shall not offer any Receivables for sale to the Programme Purchaser and the Programme Purchaser shall not be required to purchase any Receivables under this Agreement until the Master Servicer has received notice in writing from the Agent that:

         (i) the Agent has received those documents identified as General Conditions Precedent in Schedule A all in form and substance satisfactory to the Agent, acting reasonably; and

         (ii) the Agent has received those documents identified as Originator Specific Conditions Precedent in Schedule A in respect of all Originators, all in form and substance satisfactory to the Agent, acting reasonably (provided that this shall not be a condition precedent to the initial purchase of Receivables hereunder), each of which notices the Agent shall give as soon as reasonably practicable after being so satisfied.

(b) The AGCO Seller shall not offer any Receivables originated by a particular Originator for sale to the Programme Purchaser on the proposed initial Purchase Date hereunder and the Programme Purchaser shall not be required to purchase any such Receivables originated by such Originator on such date until the Master Servicer has received notice in writing from the Agent that the Agent has received those documents identified in Schedule A as Originator Specific Conditions Precedent in respect of that Originator all in form and substance satisfactory to the Agent, acting reasonably, which notice the Agent shall give as soon as reasonably practicable after being so satisfied.

SECTION 3.2 Other Conditions Precedent.

The Programme Purchaser shall not be required to purchase any Receivable hereunder (including any Receivable offered for sale in the initial Offer Letter delivered hereunder) from the AGCO Seller unless each of the conditions precedent set forth in clauses (a) to (d) below has been satisfied and shall not be required to purchase any Receivable originated by a particular Originator unless each of the conditions precedent set forth in clauses (e) to (i) below as apply to such Originator has been satisfied:

(a) the AGCO Seller has delivered to the Programme Purchaser no later than 10:00 a.m. on the Reporting Date immediately preceding the date of an offer of Receivables a duly completed Offer Letter and, except in respect of the initial offer of Receivables for sale hereunder, a duly completed Account Receivables Listing;

(b) no later than 10:00 a.m. on the date of each such offer, the following statements are true and such offer shall be deemed a representation and warranty by the AGCO Seller that such statements are then true and the AGCO Seller, by accepting the amount of the Purchase Price of any Receivable (other than a French Receivable) or the Subrogation Price of any French Receivable, as applicable, shall be deemed to have certified that, at such time:

         (i) the representations and warranties set forth in Article IV are correct on the date of such offer as though made on such date by reference to the facts and circumstances then existing;

         (ii) no event has occurred and is continuing that constitutes a Termination Event or a Potential Termination Event, and no event would result from such purchase that will constitute a Termination Event;

         (iii)    no Material Adverse Effect has occurred and is continuing;

         (iv)     the Facility Termination Date has not occurred; and

         (v) the purchase of such Receivables will not result in the Capital exceeding an amount (determined for the RPA Pool) equal to the lesser of (i) an amount equal to the remainder of
                  (A) the Closing Pool Balance less the Dilution Amount less (B) the product of (1) the Credit Enhancement Percentage and (2) the Closing Pool Balance less the Dilution Amount on such date and (ii) the Facility Limit on the proposed Purchase Date.

(c) each Funding Document necessary for the Programme Purchaser to meet its funding obligations hereunder is in full force and effect;

(d) on the date on which the offer of such Receivables is made by the AGCO Seller, no applicable law, regulation, order, judgment or decree of any Governmental Entity prohibits or enjoins the making of such offer or any resultant sale of Receivables by the AGCO Seller and such offer shall be deemed to be a representation and warranty by the AGCO Seller that such statement is then true and the AGCO Seller, by accepting the amount of the Purchase Price or, as the case may be, the Subrogation Price of any Receivable shall be deemed to have so certified;

(e) on the date on which the offer of each of such Receivables which have been originated by a particular Originator is made by the AGCO Seller hereunder, all Collections on all Purchased Receivables originated by such Originator received during the immediately preceding Reporting Period were paid directly into such Originator's Originator Accounts;

(f) if the Offered Receivables are French Receivables, the AGCO Seller has complied with its obligations under Section 2.3(b) in respect of such French Receivables;

(g) if the Offered Receivables are German Receivables or Spanish Receivables, the Programme Purchaser has delivered the Purchase Confirmation with respect thereto to the AGCO Seller;

(h) if the Offered Receivables (or any of them) are Promissory Note Receivables, the Promissory Note Account Bank holding the account to which the relevant Promissory Note Collecting Bank has been instructed to make payment in respect of such Promissory Note Receivables has executed, and has not revoked or attempted to revoke, an Account Mandate Letter; and

(i) on the Settlement Date on which such Receivable is offered for purchase hereunder, (i) the Required Reserve for the Receivables Pool of such Receivable shall exceed the Losses for such Receivables Pool during the most recently-ended Reporting Period and (ii) the Required Reserve as a percentage of the aggregate Outstanding Balance of all Offered Receivables of such Receivables Pool on such Settlement Date shall not exceed the Maximum Discount of such Receivables Pool on such Settlement Date.

The foregoing conditions precedent or any term or condition of this Agreement notwithstanding, upon the payment or deemed payment of the Subrogation Price for any purchase of French Receivables and of the Purchase Price for any purchase of Receivables

(other than French Receivables) such Receivables and Related Assets shall be conveyed, transferred by way of Subrogation or Endorsement or assigned or sold (as applicable) to the Programme Purchaser, whether or not (i) the conditions precedent listed in this Article III were in fact satisfied on the relevant Purchase Date and (ii) the relevant Offer Letter Requirements were in fact satisfied as at the relevant Purchase Date.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.1 Representations and Warranties Relating to the AGCO Seller, the Master Servicer and the Parent.

Each of the AGCO Seller (in respect of itself only), the Master Servicer (in respect of itself only) and the Parent (in respect of itself, the AGCO Seller, the Master Servicer and each Originator) makes the representations and warranties set forth in this Section 4.1 to the Programme Purchaser, on the date hereof and on the date of any purchase or purported purchase of Receivables by the Programme Purchaser hereunder:

(a) Corporate Existence and Power. The Parent, the AGCO Seller, the Master Servicer and each Originator (i) is a body corporate or, in the case of AGCO Fendt, an Offene Handelsgesellschaft duly organised and validly existing under the laws of its jurisdiction of incorporation and (ii) has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.

(b) No Conflict. The execution, delivery and performance by each of the Parent, the AGCO Seller, the Master Servicer and each Originator of each Transaction Document to which it is a party, and the AGCO Seller's use of the proceeds of purchases made hereunder and each Originator's use of the proceeds of purchases made under the Receivables Transfer Agreement to which it is a party, as the case may be:

         (i)      are within its corporate powers;

         (ii) have been duly authorised by all necessary corporate action and have been duly executed and delivered;

         (iii)    do not contravene or violate:

                  (A)      any of its constitutional documents;

                  (B) any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

                  (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

                  (D) any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property, which contravention or violation would result in a Material Adverse Effect; and

         (iv) do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).

(c) Management Control. The Parent has effective management control of the AGCO Seller, the Master Servicer and each Originator.

(d) Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by the Parent, the AGCO Seller, the Master Servicer or any Originator of any Transaction Documents to which they are, respectively, a party.

(e) Binding Effect. Each Transaction Document to which any of the Parent, the AGCO Seller, the Master Servicer or any Originator is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(f) Accuracy of Information. All information furnished by or on behalf of any of the Parent, the AGCO Seller, the Master Servicer or any Originator to the Programme Purchaser or the Agent for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of it to the Programme Purchaser or the Agent shall, to the best of its knowledge and belief, be true, accurate and complete in every material respect on the date such information is stated or certified.

(g) Financial Statements. (i) The Parent's audited consolidated balance sheets and the statements of income relating thereto, for the most recently-ended fiscal year of the Parent which have been prepared in accordance with GAAP applicable to the Parent consistently applied and copies of which have been furnished to the Agent, present a true and fair view of the consolidated financial condition of the Group Companies on such date; and (ii) each of the AGCO Seller's, the Master Servicer's and each Originator's audited balance sheets and the statements of income relating thereto, for its most recently-ended fiscal year which have been prepared in accordance with GAAP applicable to such Person consistently applied and copies of which have been furnished to the Agent, present a true and fair view of its financial condition on such date.

(h) Places of Business. The registered office and principal places of business of each of the AGCO Seller, the Master Servicer and each Originator, where it keeps all its Records, are located at the address(es) listed in Exhibit I to the Master Definitions Schedule or such other locations notified to the Programme Purchaser in accordance with Section 11.2.

(i) Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting the Parent, the AGCO Seller, the Master Servicer or any Originator or any of their respective properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. None of the Parent, the AGCO Seller, the Master Servicer or any Originator is in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(j) Other Defaults. None of the Parent, the AGCO Seller, the Master Servicer or any Originator has Indebtedness (other than to another Group Company and whether individually or collectively) in excess of
         (euro)10,000,000 (ten million Euros) or the foreign currency equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(k) Private and Commercial Obligations. The rights and obligations of each of the Parent, the AGCO Seller, the Master Servicer and each Originator under each Transaction Document to which they are respectively a party are private and commercial and are subject to private commercial law. The execution, delivery, performance and observance of each Transaction Document to which each of the Parent, the AGCO Seller, the Master Servicer and each Originator are respectively a party, and any other document or instrument it provides hereunder or thereunder constitute private acts and not governmental or public acts.

(l) Sovereign Immunity. None of the properties or assets of any of the Parent, the AGCO Seller, the Master Servicer or any Originator has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of its obligations under any Transaction Document to which it is a party. To the extent that, the foregoing notwithstanding, the Parent, the AGCO Seller or the Master Servicer has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(m) Corporate Information. All shareholders' resolutions or other events or circumstances with respect to the Parent, the AGCO Seller, the Master Purchaser and each Originator (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation have been so recorded.

SECTION 4.2 Further Representations and Warranties of the AGCO Seller, the Parent and the Master Servicer.

Each of (i) the Parent and the AGCO Seller, in connection with any Receivables purchased by, and offered for sale to, the Programme Purchaser hereunder represents and warrants to the Programme Purchaser on the Purchase Date relating thereto and on the date of delivery of the Account Receivables Listing and the Offer Letter thereto and (ii) the Master Servicer, in consideration of the Master Servicer Fee and in connection with any Receivables purchased by, and offered for sale to, the Programme Purchaser hereunder, hereby makes the representations and warranties in clauses (a), (b), (c), (d), (g), (i), (j), and
(k) below of this Section 4.2 to the Programme Purchaser on the Purchase Date relating thereto and on the date of delivery of the Account Receivables Listing and the Offer Letter relating as follows:

(a)      Eligible Receivables. Each of:

         (i) the French Receivables offered for sale under this Agreement are French Eligible Receivables;

         (ii) the German Receivables offered for sale under this Agreement are German Eligible Receivables; and

         (iii) the Spanish Receivables offered for sale under this Agreement are Spanish Eligible Receivables.

(b) Offer Letters and Account Receivables Listings. All information contained in any Offer Letter and each Account Receivables Listing delivered hereunder is complete, true and accurate in every material respect on the date on which it is delivered and on the immediately succeeding Settlement Date.

(c) Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d)      Transfer of Receivables.

         (i) Each offer by the AGCO Seller of the sale of any Receivables (other than French Receivables) under this Agreement and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the Programme Purchaser shall be effective as against the AGCO Seller and, with respect to any Obligor to which such Receivables relate, such Obligor to transfer to the Programme Purchaser all the AGCO Seller's present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim with respect to such Receivables and Related Assets, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Programme Purchaser such right, title and interest.

         (ii) Each offer by the AGCO Seller of the sale of any French Receivables under this Agreement together with the delivery by the AGCO Seller to the Programme Purchaser of a Subrogation Certificate with respect to such Receivables and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the Programme Purchaser shall be effective as against the AGCO Seller and, with respect to any Obligor to which such Receivables relate, such Obligor to transfer to the Programme Purchaser all of the AGCO Seller's present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Programme Purchaser such right, title and interest.

         (iii) Each offer by any Originator (other than, a French Originator) of the sale of any Receivable under a Receivables Transfer Agreement, together with the delivery by such Originator to the AGCO Seller of a Purchase Confirmation with respect to such Receivable and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the Programme Purchaser shall be effective as against such Originator and, with respect to any Obligor to which such Receivable relates, such Obligor to transfer to the AGCO Seller all of such Originator's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any

                  Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest.

         (iv) Each offer by any French Originator of the sale of any Receivable under a Receivables Transfer Agreement, together with the delivery by such French Originator to the AGCO Seller of a Subrogation Certificate with respect to such Receivable and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the Programme Purchaser shall be effective as against such French Originator and, with respect to any Obligor to which such Receivable relates, such Obligor to transfer to the AGCO Seller all of such French Originator's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest.

(e)      Payments to the AGCO Seller. In respect of:

         (i) each purchase of Receivables from the AGCO Seller by the Programme Purchaser, the value of the consideration given by the AGCO Seller to the Programme Purchaser, in money or money's worth, was not significantly less than the value, in money or money's worth, of the consideration provided by the Programme Purchaser to the AGCO Seller; and

         (ii) each purchase of Receivables from an Originator by the AGCO Seller, the value of the consideration given by such Originator to the AGCO Seller, in money or money's worth, was not significantly less than the value, in money or money's worth, of the consideration provided by the AGCO Seller to such Originator.

(f) Arm's Length. Each sale and purchase of Receivables under or as contemplated by this Agreement and each Receivables Transfer Agreement has been made on arm's length terms.

(g) No Voidable Sales. No sale by (i) the AGCO Seller to the Programme Purchaser of any Receivable under this Agreement or (ii) any Originator to the AGCO Seller of any Receivable under any Receivables Transfer Agreement is or may be voidable, in the case of (i) above, by the AGCO Seller, and in the case of (ii) above, by the relevant Originator and in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of the AGCO Seller or the relevant Originator or, as applicable, under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise (other than any sale by any Spanish Originator to the AGCO Seller of Spanish Receivables upon the occurrence of an Insolvency Event in respect of such Spanish Originator in accordance with applicable Spanish insolvency laws).

(h) Principal, not Agent. With respect to each sale by each Originator of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased or offered for purchase under this Agreement and/or any Receivables Transfer Agreement, such Originator acted as principal and not as the agent of any Person.

(i) Tracking. The Master Servicer has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale hereunder and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables. Each Originator has the capability (i) at any given time to identify each Purchased Receivable originated by such Originator of each individual Obligor and
         (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale hereunder and (iii) as among the Receivables payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(j) Promissory Note Receivables. With respect to each Receivable which is a Promissory Note Receivable on its Purchase Date or thereafter becomes a Promissory Note Receivable, the applicable Promissory Note has been or will be Endorsed by the relevant French Originator to the AGCO Seller and by or on behalf of the AGCO Seller to the Programme Purchaser, in each case without recourse (sans recours) on the applicable Endorsement Date (as defined in Section 2.3(h)) and on or before the applicable Notification Date (as defined in Section 2.3(h)) the applicable Promissory Note Collecting Bank has been or will be notified of the existence of such Promissory Note and instructed by the relevant French Originator or the AGCO Seller to note the Programme Purchaser as endorsee of such Promissory Note on the LCR System and to pay the proceeds of such Promissory Note to an account of the Programme Purchaser at a Promissory Note Account Bank that has duly executed, and has not revoked or attempted to revoke, an Account Mandate Letter in respect of such account.

(k) Termination Events. No Termination Event has occurred which is continuing.

(l) Choice of Law. In any proceedings taken in any Approved Country in relation to this Agreement, any Receivables Transfer Agreement or any sale of Receivables hereunder or thereunder, the choices of governing law of this Agreement, the relevant Receivables Transfer Agreement or any such sale (as provided for herein or in the relevant Receivables Transfer Agreement, as applicable) shall be recognised and enforced.

                                    ARTICLE V
                                    COVENANTS

SECTION 5.1 Affirmative Covenants of the Parent, the AGCO Seller and the Master Servicer.

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, each of the Parent, the AGCO Seller (in respect of itself only) and the Master Servicer (in respect of itself only) covenants as follows:

(a) Financial Reporting. Each of the Parent, the AGCO Seller and the Master Servicer shall maintain a system of accounting established and administered in accordance with GAAP applicable to such Person consistently applied, and the Parent, the AGCO Seller and the Master Servicer shall furnish to the Agent:

         (i) Annual Reporting. Within, in the case of the Parent, 100 days after the close of each of its fiscal years and, in the case of the AGCO Seller and the Master Servicer, one year after the close of each of their respective fiscal years, their respective audited consolidated financial statements for such fiscal year certified in a manner acceptable to the Agent by a duly authorised officer of the Parent, the AGCO Seller or the Master Servicer, as applicable;

         (ii) Compliance Certificate. Together with the financial statements required under clause (i) above, a compliance certificate in substantially the form of Exhibit V to the Master Definitions Schedule signed by a duly authorised officer of the Parent, the AGCO Seller or the Master Servicer, as applicable, and dated the date of such annual financial statement;

         (iii) Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment;

         (iv) List of Obligor Addresses. Together with the financial statements required under clause (i) above, a complete list of the names and addresses of all Obligors of all Receivables then payable to all Originators.

         (v) Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the Agent and the Programme Purchaser may from time to time reasonably request.

(b) Notices. Each of the Parent, the AGCO Seller and the Master Servicer shall notify the Agent and the Programme Purchaser in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

         (i) Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of one of its duly authorised officers;

         (ii) Final Judgment. As soon as reasonably practicable following the occurrence thereof, the entry of any final judgment or decree (which is not subject to any further appeal) against the Parent, the AGCO Seller, any Originator or the Master Servicer in an amount which, when aggregated with any other undischarged judgments or decrees against the Parent, the AGCO Seller, such Originator the Master Servicer is in excess of
                  (euro)10,000,000 (ten million Euros) or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

         (iii) Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against the Parent, the AGCO Seller, any Originator or the Master Servicer or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against the Parent, the AGCO Seller, any Originator or the Master Servicer is in excess of (euro)10,000,000 (ten million Euros) or the foreign currency equivalent thereof;

         (iv) Change of Obligor Address. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, any change of the billing address of any Obligor of any Purchased Receivable; and

         (v) Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document).

(c) Compliance with Laws. The Parent, the AGCO Seller and the Master Servicer shall comply with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, the non-compliance with which would have a Material Adverse Effect.

(d) Maintenance of Corporate Existence. The Parent, the AGCO Seller and the Master Servicer shall, subject to Section 5.2(f), do all things necessary to remain duly organised and validly existing in the jurisdiction of its respective incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other relevant jurisdiction, the failure to do which would have a Material Adverse Effect.

(e) Audits. The AGCO Seller and the Master Servicer shall, and shall procure that each Originator shall, during regular business hours on any European Business Day as requested by the Programme Purchaser upon reasonable notice (or, after the occurrence of a Potential Termination Event or a Termination Event, as frequently and at such times as the Programme Purchaser shall determine and whether or not on notice), permit the Programme Purchaser, the Agent and their respective agents or representatives (including, without limitation, the auditors appointed by the Agent for the purpose) to conduct an audit of the AGCO Seller, the Master Servicer and each Originator and, in connection therewith, without limitation:

         (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the AGCO Seller, the Master Servicer and each Originator relating to Purchased Receivables and the Related Assets, including, without limitation, the related Contracts; and

         (ii) to visit the offices and properties of the AGCO Seller, the Master Servicer and each Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the AGCO Seller's, the Master Servicer's and each Originator's financial condition, or the Purchased Receivables and the Related Assets, the AGCO Seller's, the Master Servicer's, each Originator's and each Subservicer's performance under the Transaction Documents to which it is party, and under the Contracts, with any of the officers or employees of the AGCO Seller, the Master Servicer and each Originator.

         Following the occurrence of a Potential Termination Event or a Termination Event, the AGCO Seller shall reimburse the Purchaser and the Agent for any reasonable out of pocket costs and expenses incurred in connection with the actions described in this clause (e).

(f)      Keeping and Marking of Records and Books; Notation in Financial
         Statements.

         (i) The AGCO Seller and the Master Servicer shall, in each case with respect to the Receivables offered for sale pursuant to this Agreement, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each Purchased Receivable, the Equipment or Parts relating to such Receivable and all Collections of and adjustments to such Receivable). The AGCO Seller and the Master Servicer shall give the Agent and the Programme Purchaser notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (ii) The AGCO Seller shall keep a complete and accurate copy of each Offer Letter and each Account Receivables Listing delivered by it under the Receivables Purchase Agreement.

         (iii) The AGCO Seller shall note in its audited financial reports that it has purchased certain Receivables from the Originators and sold such Receivables to the Programme Purchaser.

(g) Compliance with Contracts. The Parent, the AGCO Seller and the Master Servicer shall procure that each Originator shall:

         (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by such Originator under the Contracts related to the Purchased Receivables to which such Originator is a party; and

         (ii) comply in all material respects with the Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts and the AGCO Seller and the Master Servicer shall also so comply.

(h) Payment of Taxes. The AGCO Seller shall, and shall procure that each Originator shall, pay when due any taxes (including value added tax and any similar other taxes) payable by it in connection with the Purchased Receivables.

(i) Compliance with Receivables Transfer Agreement. With respect to all Receivables purchased by the AGCO Seller from any Originator, such purchase shall be effected under, and in strict compliance with the terms of, the applicable Receivables Transfer Agreement, including, without limitation, the terms relating to the amount and timing


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

         of payments to be made to the relevant Originator in respect of the purchase price of such Receivables.

(j) Performance and Enforcement of Receivables Transfer Agreements. The AGCO Seller shall perform, in a timely manner, the obligations required to be performed by it, and shall enforce the rights and remedies accorded to it, under each Receivables Transfer Agreement. The AGCO Seller shall take all actions to perfect and enforce its rights and interests under each Receivables Transfer Agreement as the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the relevant Receivables Transfer Agreement.

(k) French Contracts. On and following the first anniversary of the Signing Date, the AGCO Seller shall procure that the Contract pursuant to which arises each Offered Receivable and each Purchased Receivable, in each case which is a French Receivable, shall be transferable by way of Subrogation without the requirement of the Originator thereof or the AGCO Seller to obtain the consent of any Person to such transfer.

SECTION 5.2 Negative Covenants of the Parent, the AGCO Seller and the Master Servicer.

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, each of the Parent, the AGCO Seller (in respect of itself only) and the Master Servicer (in respect of itself only) hereby covenant as follows:

(a) Name Change, Offices, Records and Books of Accounts. Neither the Parent, the AGCO Seller nor the Master Servicer shall:

         (i)      change its name or identity; or

         (ii) change its corporate structure, which change would have a Material Adverse Effect; or

         (iii)    relocate any office where Records are kept,

         in each case without having given the Agent at least 30 days prior written notice thereof.

(b) Change in Payment Instructions to Obligors. Neither the Parent, the AGCO Seller nor the Master Servicer shall, at any time following the delivery of any Obligor Notification to an Obligor, amend, supplement or otherwise modify or cancel or revoke any Obligor Notification or other payment instructions to any Obligor given in accordance with this Agreement and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification.

(c) Modifications to Contracts and Credit and Collection Policy. Neither the AGCO Seller nor the Master Servicer shall make any change to the Credit and Collection Policy or extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto, any of which could reasonably be expected to affect adversely the collectibility of any of the Purchased Receivables or the ability of the

         AGCO Seller to repossess the Equipment or Parts relating to such Purchased Receivables.

(d) Sales, Liens, Etc. on Receivables. Except as provided by the Transaction Documents, the AGCO Seller shall not, and shall not purport to, and shall procure that no Originator shall nor shall purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Offered Receivable or any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Offered Receivable or any Purchased Receivable arises or assign any right to receive income in respect thereof, and the AGCO Seller shall, and shall procure that each Originator shall, take all reasonable steps within its power to defend the right, title and interest of the Programme Purchaser in, to and under any of the foregoing property, against all claims of third parties claiming through or under the AGCO Seller or such Originator. The AGCO Seller hereby irrevocably waives any lien which it may have with respect to the Offered Receivables and the Purchased Receivables and Related Assets.

(e) Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, the AGCO Seller shall not, nor shall purport to, and shall procure that no Originator shall nor shall purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and the AGCO Seller shall, and shall procure that each Originator shall, take all reasonable steps within its power to defend the right, title and interest of the Programme Purchaser in, to and under any of the foregoing property, against all claims of third parties claiming through or under the AGCO Seller or such Originator.

(f) Amendments to Receivables Transfer Agreements. The AGCO Seller shall not, without the prior written consent of the Agent:

         (i)      cancel or terminate any Receivables Transfer Agreement;

         (ii) give any consent, waiver, directive or approval under any Receivables Transfer Agreement;

         (iii) waive any default, action, omission or other breach under any Receivables Transfer Agreement, or otherwise grant any time or indulgence thereunder; or

         (iv) amend, supplement or otherwise modify any of the terms of any Receivables Transfer Agreement.

(g) Amendments to Corporate Documents. Neither the Parent, the AGCO Seller nor the Master Servicer shall amend its constitutional documents in any respect in each case that would have a Material Adverse Effect.

(h) Merger, Acquisition and Disposals, Etc.. Neither the Parent, the AGCO Seller nor the Master Servicer shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if (i) such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect and (ii) in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of the Parent, the AGCO Seller or the Master Servicer (as applicable) under the Transaction Documents.

(i) Deposits. The AGCO Seller shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the Programme Purchaser Collection Account, any cash or payment item other than pursuant to this Agreement.

(j) Powers of Attorney. The AGCO Seller shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the Programme Purchaser shall return such Powers of Attorney to the AGCO Seller).

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

SECTION 6.1 Designation of Master Servicer.

(a) The AGCO Seller hereby acknowledges that the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Programme Purchaser as the "Master Servicer" from time to time in accordance with this Section 6.1. AGCO Limited is hereby appointed by the Programme Purchaser as, and at all times (except as otherwise provided herein) agrees to perform the duties and obligations of, the Master Servicer as agent of the Programme Purchaser pursuant to the terms of this Agreement and the other Transaction Documents.

(b) The Programme Purchaser may, at any time following the occurrence of a Termination Event, appoint as Master Servicer any Person to succeed AGCO Limited or any successor Master Servicer as Master Servicer. Upon such appointment AGCO Limited or such successor Master Servicer shall be released from all further obligations under this Agreement and the other Transaction Documents, but only to the extent that such obligations relate to the function of Master Servicer under the terms of the Transaction Documents and on the understanding that any Person who incurs any liability whatsoever while acting as Master Servicer shall remain so liable regardless of whether such Person has been succeeded as Master Servicer by any other Person. AGCO Limited's appointment as Master Servicer hereunder shall terminate automatically upon the occurrence of an Insolvency Event in respect of AGCO Limited.

(c) The AGCO Seller, the Master Servicer and the Programme Purchaser hereby agree that, should the Programme Purchaser appoint any Person to succeed AGCO Limited as Master Servicer pursuant to clause (b) above, such appointment may be made on such terms and specifying such obligations and duties as the Programme Purchaser, in its sole discretion, thinks fit, provided, however, that any successor Master Servicer shall agree with each party hereto to apply all Available Collections as provided for in the order of priorities set out in Section 2.6 and Section 2.7, in accordance therewith. For the avoidance of doubt any such appointment by the Programme Purchaser shall not require the consent of AGCO Limited, the AGCO Seller or any Originator.

(d) In order to ensure that the Master Servicer can fulfil all of its duties and obligations under the Transaction Documents, the AGCO Seller hereby agrees that it shall fully co-operate with any reasonable request of the Master Servicer and provide any information that the Master Servicer deems necessary (acting reasonably) to ensure the timely and complete performance of its functions and duties herein. Without prejudice to the generality of the foregoing, the AGCO Seller expressly consents to the taking of all actions by the Master Servicer and to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer to perform its duties hereunder.

(e) The Master Servicer is hereby permitted (but not obliged) to delegate to each Originator, pursuant to the Receivables Transfer Agreement to which such Originator is a party, as a subservicer of the Master Servicer, all of its duties and responsibilities as Master Servicer under Sections 6.2 to 6.5 in respect of the Receivables sold by such Originator to the AGCO Seller under such Receivables Transfer Agreement. The Master Servicer is permitted (but not obliged) to delegate to the AGCO Seller, as a Subservicer of the Master Servicer, all of its duties and responsibilities as Master Servicer under Sections 6.2 to 6.5 with respect to the Receivables purchased by the AGCO Seller pursuant to the Receivables Transfer Agreements, so that such sections shall apply to the AGCO Seller as Subservicer, mutatis mutandis, as though the references therein to the Master Servicer were to the AGCO Seller as Subservicer and the references therein to Receivables were to Receivables purchased by the AGCO Seller pursuant to the Receivables Transfer Agreements. The Master Servicer may, at any time, terminate the delegation of its duties and responsibilities under this Agreement or any Receivables Transfer Agreement.

(f) Notwithstanding any delegation of the Master Servicer's duties under clause (d) above:

         (i) the Master Servicer shall be and remain primarily liable to the Agent and the Programme Purchaser for the full and prompt performance of all duties and responsibilities of the Master Servicer under the Transaction Documents;

         (ii) the Agent and the Programme Purchaser shall be entitled to deal exclusively with the Master Servicer in matters relating to the discharge by the Master Servicer of its duties and responsibilities under the Transaction Documents; and

         (iii) the Agent and the Programme Purchaser shall not be required to give notice, demand or other communication to any Person other than the Master Servicer in order for communication to the Master Servicer and the Subservicers in respect thereof to be accomplished.

(g) AGCO Limited, at all times that it is the Master Servicer, shall be responsible for providing to the Subservicers any notice given under this Agreement.

(h) Without the prior written consent of the Programme Purchaser (such consent not to be unreasonably withheld or delayed):

         (i) AGCO Limited shall not be permitted to delegate any of its duties or responsibilities as Master Servicer to any Person other than the AGCO Seller and the Originators, and then, in each case, such delegation shall be limited to the activities of the Master Servicer hereunder as the same may relate to the Receivables purchased by the AGCO Seller under the Receivables Transfer Agreements or originated by such Originator, as the case may be; and

         (ii) The Master Servicer shall procure that neither the AGCO Seller nor any Originator shall further delegate to any other Person any of the duties or responsibilities of the Master Servicer delegated to it hereunder or under a Receivables Transfer Agreement.

(i) If at any time the Programme Purchaser, in accordance with clause (b) above, designates as Master Servicer any Person other than AGCO Limited, then all duties and obligations delegated by the Master Servicer to the Subservicers pursuant to this Section 6.1 may, at the sole discretion of the Programme Purchaser, be terminated forthwith on written notice given by the Agent to the Master Servicer.

(j) On the date that a successor Master Servicer shall have been appointed by the Programme Purchaser pursuant to clause (b) above, all authority and power of the Master Servicer shall pass to and be vested in the successor Master Servicer (a "Service Transfer") and, without limitation, the Programme Purchaser and the Agent are each hereby directed, authorised and empowered (upon the failure of the Master Servicer to co-operate) to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the refusal of the Servicer to execute or to deliver such documents or instruments, and to do and to accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer and neither the Programme Purchaser nor the Agent shall incur any liability in connection with effecting such Service Transfer.

(k) The Master Servicer agrees to co-operate with the AGCO Seller, the Programme Purchaser, the Agent and any successor Master Servicer in effecting the termination of the responsibilities and rights of the Master Servicer to conduct its duties hereunder, including, without limitation, the transfer to the successor Master Servicer of all authority of the Master Servicer to service the Purchased Receivables (including without limitation, all authority over all Collections that shall, on the date of transfer, be held by the Master Servicer on deposit, or that have been deposited by the Master Servicer, in the AGCO Seller Account or any Originator's Account, or that shall thereafter be received with respect to the Purchased Receivables), and in assisting the successor Master Servicer.

(l)      Upon a Service Transfer, the terminated Master Servicer shall promptly:

         (i) assemble all of its documents, instruments, and other records (including credit files, licenses (to the extent transferable), rights, copies of all relevant computer programs and any necessary licenses (to the extent transferable) for the use thereof, related material, computer tapes, disks, cassettes and data) that: (A) evidence or record Receivables sold and assigned to the Programme

                  Purchaser; (B) are otherwise necessary to enable a successor Master Servicer to co-ordinate servicing of all such Purchased Receivables and to prepare and deliver Account Receivables Listings; and (C) are otherwise necessary to enable a successor Master Servicer to effect the immediate collection of such Purchased Receivables, with or without the participation of the Master Servicer, the AGCO Seller or any Originator; and

         (ii) deliver the use of all of the foregoing documents, instruments and other records to the successor Master Servicer at a place designated by the successor Master Servicer,

         provided, however, that the Master Servicer shall not be required, to the extent it has an ownership interest in any electronic records, computer software or licenses, to transfer, assign, set-over or otherwise convey such ownership interests to the successor Master Servicer. All costs and expenses incurred by the terminated Master Servicer, the Programme Purchaser, the Agent or any successor Master Servicer in connection with any Service Transfer shall be for the account of the terminated Master Servicer and to the extent any such costs or expenses are not so paid, then such Persons shall be entitled to be paid such items from amounts that would otherwise be distributable under Sections 2.6 and 2.7.

SECTION 6.2 Duties of the Master Servicer.

(a) The Master Servicer shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Receivables and identifying such Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each Purchased Receivable and all Collections of and adjustments to each such Receivable). The Master Servicer shall give the Agent and the Programme Purchaser notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(b) The Master Servicer shall keep a complete and accurate copy of each Offer Letter and each Account Receivables Listing delivered under the Receivables Purchase Agreement or, as the case may be, the Receivables Transfer Agreements.

(c) The Master Servicer shall, prior to the offer thereof hereunder, ascertain that each Offered Receivable is an Eligible Receivable.

(d) The Master Servicer shall ensure that each Offer Letter meets the Offer Letter Requirements and that, based upon the data set forth in each Account Receivables Listing, the provisions of Section 2.1(b) would not be breached following the purchase of any Receivables offered for sale in any Offer Letter.

(e) Following the delivery of an Obligor Notification to an Obligor, neither the AGCO Seller nor the Master Servicer shall, and they shall procure that no Originator (acting as Subservicer or otherwise) shall, amend, supplement or otherwise modify or cancel or revoke such Obligor Notification or any other payment instructions to such Obligor given in accordance with this Agreement and shall not instruct such Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification or such instructions.

(f) Neither the AGCO Seller nor the Master Servicer shall, and they shall procure that no Originator (acting as Subservicer or otherwise) shall, make any change to the Credit and Collection Policy which could reasonably be expected to affect adversely the collectibility of any of the Receivables or decrease the credit quality of any newly created Receivables. Neither the AGCO Seller nor the Master Servicer shall, and they shall ensure that no Originator (acting as Subservicer or otherwise) shall, extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto any of which could be reasonably expected to affect adversely the collectability of any of the Purchased Receivables or the ability of any Originator or the AGCO Seller to repossess the Equipment or Parts relating to the Purchased Receivables.

(g) The Master Servicer shall not permit any Obligor or any other Person to deposit or otherwise credit any Collections other than to an Originator's Account, the AGCO Seller Account, the Programme Purchaser Collection Account or, following the occurrence of a Termination Event, such other account as the Agent may specify.

(h) The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Purchased Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in all material respects in accordance with the Credit and Collection Policy.

(i) If at any time, a Receivable becomes a Defaulted Receivable and, in accordance with the Credit and Collection Policy, the relevant Originator would exercise any right of repossession or other retention of title rights in relation to the Equipment or Parts underlying such Receivable, the Master Servicer shall exercise those rights on behalf of the Programme Purchaser. On repossessing or otherwise recovering such Equipment or Parts, the Master Servicer shall, at its own expense, use all reasonable endeavours to sell such Equipment or Parts promptly at the best price reasonably obtainable. The Master Servicer shall hold any Equipment or Parts repossessed or recovered by it as a result of the exercise of any retention of title rights of the Programme Purchaser on trust for the Programme Purchaser pending sale and shall segregate such Equipment or Parts from its other goods, clearly identifying such Equipment or Parts as being the property of the Programme Purchaser.

(j) The Master Servicer shall administer the Collections in accordance with the procedures described in this Agreement. Any Collections received or deemed received, at any time, by any Originator, the AGCO Seller or any Subservicer shall be deemed to have been received by the Master Servicer, at such time, for all purposes of this Agreement. The Master Servicer shall, upon the reasonable request of the Agent, segregate, in a manner acceptable to the Agent (acting reasonably), all cash constituting Collections and all cheques, Promissory Notes, and other instruments received by it which evidence Purchased Receivables and the proceeds thereof constituting Collections, received by it from time to time, from the general funds of each of the Master Servicer, the AGCO Seller, the Originators and the Subservicers prior to the remittance thereof to the Programme Purchaser in accordance with this Agreement. If the Master Servicer is required to segregate Collections, cheques,

         Promissory Notes and other instruments evidencing Purchased Receivables pursuant to the preceding sentence, the Master Servicer shall segregate and deposit in an account in the name of the Agent acting for the Programme Purchaser with a bank designated by the Agent such Collections, cheques, Promissory Notes and other instruments on the first Business Day following receipt by the Master Servicer thereof, duly endorsed or with duly executed instruments of transfer.

(k) The Master Servicer may procure that each Originator shall, in accordance with the Credit and Collection Policy, extend the maturity of any Purchased Receivable or adjust the Outstanding Balance of any Purchased Receivable as the Master Servicer may determine to be appropriate to maximise Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Purchased Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Programme Purchaser under this Agreement. Anything to the contrary contained herein notwithstanding, the Programme Purchaser (or the Agent acting on its behalf) shall have the absolute and unlimited right to direct the Master Servicer to commence or settle any legal action with respect to any Purchased Receivable or to foreclose upon or repossess any Related Assets in respect thereof, provided that the Master Servicer shall not be required to undertake any action that is unlawful in nature.

(l) The Master Servicer shall hold, as custodian for the Programme Purchaser, all Records that evidence or relate to the Purchased Receivables, the related Contracts and Related Assets or that are otherwise necessary or desirable to collect the Purchased Receivables and shall, as soon as practicable upon demand of the Programme Purchaser (or the Agent acting on its behalf), deliver or make available to the Programme Purchaser, all such Records, at a place selected by the Programme Purchaser (or the Agent acting on its behalf).

(m) The Master Servicer shall, unless otherwise instructed by the Agent, to the extent permitted by law and as agent of the Programme Purchaser (and in the name of the Programme Purchaser), be obliged to enforce the Programme Purchaser's rights before any court with respect to the enforcement of any Purchased Receivables or Related Assets.

SECTION 6.3 Collection Actions.

(a) Each of the AGCO Seller and the Master Servicer agrees that, from time to time, upon a reasonable request of the Programme Purchaser or the Agent, it shall:

         (i) take such actions as the Programme Purchaser or the Agent deems necessary or desirable (in each case acting reasonably) to cause all cash constituting Collections and all cheques and other instruments evidencing Purchased Receivables and any Related Assets to come into the possession of the Programme Purchaser or the Agent rather than the AGCO Seller, any Originator or the Master Servicer;

         (ii) transfer all cash constituting Collections received or deemed received (in accordance with the terms hereof) by the Master Servicer, the AGCO Seller, any Originator or any Subservicer to such accounts as the Programme Purchaser may from time to time specify, with such frequency as the Programme Purchaser may require (acting reasonably); and

         (iii) endorse the Programme Purchaser's name on cheques and other instruments representing Purchased Receivables.

SECTION 6.4 Responsibilities of the AGCO Seller, the Originators and the Master Servicer.

Anything herein to the contrary notwithstanding, the exercise by the Programme Purchaser of its rights hereunder shall not release the AGCO Seller, any Originator, or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts, as applicable. Neither of the Programme Purchaser, the Agent nor any Funding Source shall have any obligation or liability with respect to any Purchased Receivables, related Contracts, or Related Assets nor shall any of them be obliged to perform any obligations of the Originators thereunder or in respect thereof.

SECTION 6.5 Reports.

On each Reporting Date and, following a Potential Termination Event or a Termination Event, at such other times as the Agent may request, the AGCO Seller shall, and the Master Servicer shall procure that the AGCO Seller shall, prepare and forward to the Programme Purchaser Account Receivables Listings for the immediately preceding Reporting Period (or the period of time from the date of delivery of the last Account Receivables Listing, if sooner). The Master Servicer shall provide the AGCO Seller with assistance in such preparation.

SECTION 6.6 Master Servicer Fee.

The Master Servicer shall be entitled to payment of the Master Servicer Fee with respect to its duties hereunder in respect of each Discount Period on the Settlement Date immediately following the end of such Discount Period. The Master Servicer shall be entitled to pay itself all outstanding Master Servicer Fees, subject to the amount of Collections available for the purpose pursuant to the terms and priorities set-forth in Section 2.6 and Section 2.7 and subject, in any event, to Section 11.10. The AGCO Seller shall reimburse the Master Servicer for any reasonable out of pocket expenses incurred by it in connection with this Agreement.

SECTION 6.7 Interim Credit and Collection Policy.

To allow for temporary adverse conditions in the agricultural market, the Master Servicer agrees, and agrees to procure that each Originator agrees, where applicable, that during the period from the Signing Date to and including the date falling six months after the Signing Date, it shall not write-off any Purchased Receivables unless:

(a) any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for a period of 91 days or more from the originally scheduled due date for such payment; or

(b) if an Insolvency Event has occurred in respect of such Obligor, either a period of six calendar months after the occurrence of such Insolvency Event has expired or, if such Insolvency Event occurred as a result of the liquidation, winding-up, reorganisation (other than a solvent reorganisation), arrangement, adjustment, protection, relief or composition of its debts (or any analogous event under the relevant jurisdiction) (each, a "Bankruptcy") such Bankruptcy has been fully and finally completed and all assets of such Obligor have been distributed.

SECTION 6.8 Conclusion of Contracts.

The parties hereto acknowledge and agree that nothing in the Transaction Documents confers authority upon the Programme Purchaser, and the Programme Purchaser is not conferred with authority, to conclude any Contract in its own name for the sale of Equipment or Parts.

                                   ARTICLE VII
                               TERMINATION EVENTS

SECTION 7.1 Termination Events.

The occurrence of any one or more of the following events shall constitute a Termination Event:

(a) Payments, Covenants and Agreements. The Parent, the AGCO Seller, the Master Servicer, any Subservicer, or any Originator shall fail:

         (i) to make any payment or deposit required hereunder or under any Receivables Transfer Agreement to which it is a party when due and such failure shall remain unremedied for three European Business Days; or

         (ii) to perform or observe in any material respect any term, covenant or agreement hereunder (other than as referred to in clause (i) or clause (ii) above) and such failure shall remain unremedied for ten European Business Days.

(b) Account Receivables Listing. The AGCO Seller shall fail to deliver on any Reporting Date a duly completed Account Receivables Listing on such Reporting Date and such failure shall remain unremedied for three European Business Days; or

(c) Representations and Warranties. Any representation, warranty, certification or statement made by the Parent, the AGCO Seller, any Originator, the Master Servicer or any Subservicer in this Agreement, any other Transaction Document to which any of them is a party or in any other document delivered pursuant hereto or thereto, shall prove to have been incorrect when made or deemed made and, if capable of remedy, to have remained incorrect for three Business Days thereafter.

(d) Insolvency Proceedings. An Insolvency Event shall occur in respect of the Parent, the AGCO Seller, any Originator, any Subservicer or the Master Servicer.

(e) Indebtedness. Indebtedness (other than to another Group Company) of any one or more of the Parent, the AGCO Seller, any Originator or the Master Servicer (whether individually or collectively) having an aggregate principal amount equal to or more than US$10,000,000 (ten million US Dollars) or the foreign currency equivalent thereof at any time has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(f) Judgment. Any judgment or decree is entered against the Parent, the AGCO Seller, any Originator, the Master Servicer or any Subservicer in an amount which, when aggregated with any other undischarged judgments or decrees against the Parent, the AGCO Seller, any Originator, the Master Servicer or any Subservicer is in excess of US$10,000,000 (ten million US Dollars).

(g) Laws. The Master Servicer shall at any time be prohibited by any relevant law from acting as Master Servicer hereunder and no replacement Master Servicer satisfactory to the Agent (acting reasonably) has been appointed within fifteen European Business Days.

(h) Resignation of Master Servicer. The Master Servicer, at any time, voluntarily resigns from its role as Master Servicer and, at such time, an Affiliate of the Master Servicer acceptable to the Agent (acting reasonably) has not been appointed as a replacement Master Servicer.

(i) Rating of Parent. The Parent is rated lower than BB+ by S&P or lower than Ba2 by Moody's.

(j) Enforceability. At any time any Receivables Transfer Agreement, the Receivables Purchase Agreement or any other Transaction Document to which any Originator, the AGCO Seller, the Master Servicer or the Parent is a party ceases to be the legally valid, binding or enforceable obligation of any Originator, the AGCO Seller, the Master Servicer or the Parent or any sale and assignment, assignment, Subrogation, Endorsement or other transfer of Receivables or Related Assets under a Receivables Transfer Agreement or the Receivables Purchase Agreement is not or ceases to be legally valid, binding or enforceable.

(k) Ownership of Receivables. The Programme Purchaser or, as the case may be, the AGCO Seller (prior to any sale thereof hereunder) shall cease to have a fully perfected ownership interest in the Purchased Receivables or the ability to obtain unilaterally such a fully perfected ownership interest, free from any Adverse Claim.

(l) Average Payment Rate. The Average Payment Rate shall at any time be less than 29%.

(m) Average Delinquency Ratio. The Average Delinquency Ratio shall at any time be more than 9%.

(n) Average Net Loss Ratio. The Average Net Loss Ratio shall at any time be more than 2%.

(o) Average Dilution Ratio. The Average Dilution Ratio shall at any time be more than 9%.

(p) Financial Triggers. The Parent's Consolidated Tangible Net Worth, as of the final day of any fiscal quarter of the Parent, is less than 85% of its Consolidated Tangible Net Worth as at 31 March 2001.

SECTION 7.2 Rights Following a Termination Event

(a) Following the occurrence of a Termination Event (and not before) (but without prejudice to the authority granted to the AGCO Seller by any French Originator in a French Receivables Transfer Agreement, or to the Programme Purchaser in this Agreement, to endorse Promissory Notes or direct such Promissory Notes to be held by a Promissory Note Collecting
         Bank) the AGCO Seller hereby irrevocably authorises the Programme Purchaser and agrees that the Programme Purchaser shall be entitled to authorise any other Person (including, but not limited to, the Agent):

         (i) to deliver Obligor Notifications to any Obligor or such other notifications to Obligors as the Programme Purchaser may deem necessary from time to time; and

         (ii)     exercise its rights under the Powers of Attorney; and

         (iii)    appoint a replacement Master Servicer pursuant to Section
                  6.1(b).

(b) The AGCO Seller agrees that from time to time following the occurrence of a Termination Event, at its expense, it shall promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Programme Purchaser or the Agent may request:

         (i) to vest legal title to any Purchased Receivable and the Related Assets irrevocably in the Programme Purchaser;

         (ii) to protect or more fully evidence the interests of the Programme Purchaser in the Purchased Receivables and Related Assets; and

         (iii) to enable the Programme Purchaser to exercise and enforce its rights and remedies hereunder, and to take such other action necessary to perfect, protect or more fully evidence the interest of the Programme Purchaser as the Agent may reasonably request.

(c) The Master Servicer and the AGCO Seller agree that at all times following the occurrence of a Termination Event they shall procure that, and shall take all steps necessary or reasonably requested by the Programme Purchaser or the Agent to ensure that, the Originators and all Obligors of Purchased Receivables shall pay all Collections on Purchased Receivables to such account or accounts at such bank or banks as the Programme Purchaser or the Agent may from time to time direct.

                                  ARTICLE VIII
                                INDEMNIFICATION

SECTION 8.1       Indemnities by the AGCO Seller.

Without limiting any other rights which the Agent or the Programme Purchaser may have hereunder or under applicable law, the AGCO Seller hereby agrees to indemnify the Agent, the Programme Purchaser and each Funding Source and their assigns, and each of their respective directors, officers, employees, agents and attorneys (all of the foregoing being collectively referred to as "Indemnified Parties") from and against any and all damages, losses, claims, taxes, liabilities and related costs and expenses, including reasonable attorneys' fees (which attorneys may be employees of the Agent, the Programme Purchaser or such Funding Source) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from:

(a) the sale of any Receivable under this Agreement or a Receivables Transfer Agreement which is not at the date of purchase an Eligible Receivable;

(b) reliance on any representation or warranty made or deemed made by the Parent, the AGCO Seller, any Originator, the Master Servicer or any Subservicer or any of their respective officers under or in connection with any Transaction Document which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(c) the failure by the Parent, the AGCO Seller, any Originator, the Master Servicer or any Subservicer to comply with any term, provision or covenant contained in any Transaction Document, or with any applicable law, rule or regulation with respect to any Receivable, the related Contract or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(d) the failure to vest and maintain vested in the Programme Purchaser or to transfer to the Programme Purchaser ownership of the Receivables and the other Related Assets which are, or are purported to be, sold by the AGCO Seller hereunder or by an Originator to the AGCO Seller pursuant to a Receivables Transfer Agreement, in each case free and clear of any Adverse Claim whether existing at the time of the purchase of any such Receivable or at any time thereafter (other than Adverse Claims created in favour of the Programme Purchaser hereunder);

(e) the failure by the Parent, the AGCO Seller or the Master Servicer to make any payment required on its part to be made hereunder;

(f) the failure to file, or any delay in filing, instruments or documents under the laws of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Related Assets which are, or are purported to be, sold by the AGCO Seller hereunder, whether at the time of purchase hereunder or at any subsequent time;

(g) any dispute, claim, offset or defence (other than the discharge in bankruptcy or similar proceeding of an Obligor) of an Obligor to the payment of any Receivable which is, or is purported to be sold by the AGCO Seller hereunder (including, without limitation, a defence based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(h) any failure by the Parent, the AGCO Seller or the Master Servicer to perform its respective duties or obligations in accordance with the provisions of this Agreement or any failure by any Originator to perform its respective duties under the Contracts;

(i) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with goods and/or merchandise which are the subject of any Receivable or Contract;

(j) the failure to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any Receivable and Related Assets;

(k) the commingling of Collections of any Purchased Receivables and Related Assets at any time with other funds;

(l) any investigation, litigation or proceeding related to this Agreement or any Receivables Transfer Agreement or the use of proceeds of purchases or the ownership by the Programme Purchaser of any Receivables and Related Assets except any such investigation, litigation or proceeding arising from the gross negligence or wilful misconduct of the Programme Purchaser or breach by the Programme Purchaser of any of its obligations hereunder;

(m) any attempt by any Person to void or otherwise avoid any transfer of a Receivable or Related Asset from the AGCO Seller to the Programme Purchaser under any statutory provision or common law or equitable; or

(n) the failure of the AGCO Seller, any Originator or any Subservicer or any of their respective agents, representatives or employees to remit to the Master Servicer Collections of Purchased Receivables and Related Assets remitted to the AGCO Seller, such Originator or such Subservicer, or any such agent, representative or employee, as applicable.

SECTION 8.2 Indemnification by the Master Servicer.

Without limiting any other rights which the Programme Purchaser or the Agent may have hereunder or under any applicable law, the Master Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or as a result of any of the matters described below:

(a) the sale of any Receivable under this Agreement or a Receivable Transfer Agreement which is not at the date of purchase an Eligible Receivable;

(b) any representation or warranty made by the Master Servicer (or any officers of the Master Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by the Master Servicer pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;

(c) the failure by the Master Servicer to comply with any applicable law, rule or regulation with respect to any Purchased Receivable;

(d) the failure by the Master Servicer to make any payment required on its part to be made hereunder;

(e) any failure by the Master Servicer to perform its duties and obligations in accordance with the provisions of this Agreement or any other Transaction Document; or

(f) the commingling of Collections of Purchased Receivables at any time with other funds.

SECTION 8.3 Limitations on Indemnifications and Mitigation.

(a) The AGCO Seller shall be under no liability under Section 8.1 and the Master Servicer shall be under no liability under Section 8.2 to pay:

         (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or wilful misconduct on the part of the Indemnified Party seeking indemnification;

         (ii) Indemnified Amounts to the extent the same constitute losses solely by reason of the Receivables being uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor (as distinguished from losses arising in respect of any representation, warranty or covenant made by the Master Servicer or the AGCO Seller where applicable hereunder);

         (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party; or

         (iv) except with respect to any claim arising out of the wilful misconduct or negligence of the AGCO Seller or the Master Servicer, Indemnified Amounts constituting punitive, special or consequential damages, provided, however, that nothing contained in Section 8.1 or Section 8.2 shall limit the liability of the AGCO Seller or the Master Servicer or limit the recourse of the Indemnified Parties to the AGCO Seller or the Master Servicer for amounts otherwise specifically provided to be paid by the AGCO Seller or, as the case may be, the Master Servicer under the terms of this Agreement.

(b) If the AGCO Seller becomes obliged to indemnify the Programme Purchaser or the Agent under Section 8.1 or the Master Servicer becomes obliged to indemnify the Programme Purchaser or the Agent under Section 8.2, the Programme Purchaser or the Agent, as applicable, shall use its reasonable efforts to take such steps as, in its opinion, would minimise the liability of the AGCO Seller or the Master Servicer, as applicable, thereunder, provided that the Programme Purchaser and the Agent have been indemnified in full for all costs and expenses that they may incur in taking such steps and no such steps shall be required to be taken if, in the opinion of the Programme Purchaser or the Agent, such steps would be disadvantageous to the Programme Purchaser or the Agent.

SECTION 8.4 Other Costs and Expenses.

In addition to the rights of indemnification granted to the Programme Purchaser, the Agent and the Indemnified Parties under Sections 8.1 and 8.2, the AGCO Seller agrees to pay on demand all reasonable costs and expenses of the Programme Purchaser and the Agent incurred in connection with the preparation, execution, delivery, administration (including periodic auditing as envisaged in Section 5.1(e)), amendment or modification of, or any waiver or consent issued in connection with, this Agreement and any Receivable Transfer Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Programme Purchaser and the Agent with respect thereto, and with respect to advising the Programme Purchaser, any Funding Sources and the Agent as to their respective rights and remedies under this Agreement and the Receivable Transfer Agreements and the other documents to be delivered hereunder and thereunder or in connection herewith and therewith, and all out of pocket costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Agent and the Programme Purchaser in connection with the


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

enforcement of this Agreement and the Receivable Transfer Agreements and the other documents to be delivered hereunder and thereunder or in connection herewith and therewith, including any restructuring or workout of this Agreement any such Receivable Transfer Agreement or such documents, or the administration of this Agreement following a Termination Event.

SECTION 8.5 No Indemnity to Master Servicer or Subservicer.

It is acknowledged and agreed as between the Master Servicer, each Subservicer (if any) and the Programme Purchaser that the Master Servicer and Subservicers, as applicable, shall not be entitled in any capacity to be indemnified out of any Purchased Receivables and Related Assets or any Collections in respect thereof, or to receive from the Programme Purchaser (save as expressly provided in this Agreement) any fees, expenses or other amounts which they are entitled to receive from, or are payable to them by any party pursuant to this Agreement or any other costs, charges, expenses, liabilities, losses, damages, actions, proceedings, claims, judgments, costs or disbursements which may be incurred, suffered or payable by, or imposed or asserted on, the Master Servicer or any Subservicer, as applicable (in any capacity), in connection with the performance by them of duties and functions under this Agreement or any other Transaction Document or any other action taken by or on behalf of the Programme Purchaser (other than a breach of its obligations hereunder) and that, save as provided by this Agreement and the Receivable Transfer Agreements, the Programme Purchaser shall not have any liability whatsoever to the Master Servicer or any Subservicer, as applicable (in any capacity), for any of the foregoing. Each of the Master Servicer and any Subservicer (in any capacity), unconditionally and irrevocably undertakes to, and agrees with, the other parties that it will not attempt to set-off or withhold any amounts received or recovered relating to the Purchased Receivables pursuant to this Agreement against any amounts due and payable to it by any of them and that if, the foregoing notwithstanding, it does in fact set-off or withhold any such amount it will forthwith pay an amount equal to the amount set-off or withheld to the relevant party.

SECTION 8.6 Payment of Indemnified Amounts.

Provided that no Termination Event has occurred and is continuing, all amounts payable under and pursuant to this Article VIII shall be paid on the Settlement Date immediately following the date the Programme Purchaser or the Agent makes written demand therefor or if the immediately following Settlement Date occurs less than 10 Business Days after the date of such demand, the next following Settlement Date, provided that if, after the date of such demand either or both of the Settlement Dates contemplated in this Section 8.6 will not occur, the amounts contemplated in this Section 8.6 shall be paid no later than 45 Business Days after the date of such demand. If a Termination Event has occurred and is continuing, all amounts payable under and pursuant to this Article VIII shall become immediately due and payable upon demand being made by the Programme Purchaser or Agent.

                                   ARTICLE IX
                              PERFORMANCE GUARANTEE

SECTION 9.1 Guarantee of Performance of Obligations.

The Parent hereby guarantees to the Agent and the Programme Purchaser the full and punctual (a) performance by the AGCO Seller and the Master Servicer of all of the obligations of the AGCO Seller and the Master Servicer, respectively, other than their


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

respective payment obligations, under and pursuant to each Transaction Document to which they are, respectively, a party and each other document executed and delivered by any of them pursuant thereto, including, without limitation, any such obligation that the AGCO Seller or the Master Servicer fails to fulfil when due by reason of any breach by any Originator or Subservicer of any of their respective obligations under the Transaction Documents to which they are, respectively, a party and (b) payment by the AGCO Seller and the Master Servicer of any amounts due and payable by the AGCO Seller and the Master Servicer respectively under Section 2.8 and Section 2.9 (collectively, the "Obligations"). The guarantee made by the Parent pursuant to this Article IX (this "Guarantee") is an absolute, unconditional and continuing guarantee of the full and punctual performance of all of the Obligations of the AGCO Seller and the Master Servicer and is in no way conditional upon any requirement that the Agent or the Programme Purchaser first attempt to collect any amounts owing by the AGCO Seller or the Master Servicer to the Programme Purchaser or resort to any collateral security, any balance of any deposit account or credit on the books of the Programme Purchaser in favour of the AGCO Seller, the Master Servicer or any other Person or other means of obtaining payment. Should the AGCO Seller or the Master Servicer default in the performance of any of the Obligations, the Agent or the Programme Purchaser may cause the immediate performance by the Parent of the Obligations and cause any payment Obligations to become forthwith due and payable to the Programme Purchaser or the Agent without demand or notice of any nature (other than as expressly provided herein), all of which are expressly waived by the Parent.

SECTION 9.2 Parent's Further Agreements to Pay.

The Parent further agrees, as the principal obligor and not as a guarantor only, to pay to the Agent and the Programme Purchaser, forthwith upon demand in funds immediately available to the Agent and the Programme Purchaser, all reasonable costs and expenses (including court costs and legal expenses) incurred or expended by them in connection with this Agreement, together with interest on amounts recoverable under this Guarantee at a rate equal to the Base Rate from time to time in force plus 2% per annum.

SECTION 9.3 Waivers by Parent: Agent's and Programme Purchaser's Freedom to Act.

The Parent waives notice of acceptance of this Guarantee, notice of any action taken or omitted by the Agent or the Programme Purchaser in reliance on this Guarantee, and any requirement that the Agent or the Programme Purchaser be diligent or prompt in making demands under this Guarantee, giving notice of any Potential Termination Event, Termination Event, default or omission by the AGCO Seller or asserting any other rights of the Agent or the Programme Purchaser under this Guarantee. The Parent also irrevocably waives all defences that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. Each of the Agent and the Programme Purchaser shall be at liberty, without giving notice to or obtaining the consent of the Parent, to deal with the AGCO Seller and the Master Servicer and with each other party who now is or after the date hereof becomes liable in any manner for any of the Obligations, in such manner as the Agent or the Programme Purchaser in its sole discretion deems fit, and to this end the Parent agrees that the validity and enforceability of this Guarantee shall not be impaired or affected by any of the following:


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

(a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Obligations or any part thereof or any agreement relating thereto at any time;

(b) any failure or omission to enforce any right, power or remedy with respect to the Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Obligations or any part thereof;

(c) any waiver of any right, power or remedy or of any Potential Termination Event or Termination Event or default with respect to the Obligations or any part thereof or any agreement relating thereto;

(d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Obligations or any part thereof;

(e) the enforceability or validity of the Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Obligations or any part thereof;

(f) the application of payments received from any source to the payment of any payment Obligations of the AGCO Seller or the Master Servicer, any part thereof or amounts which are not covered by this Guarantee even though the Programme Purchaser or the Agent might lawfully have elected to apply such payments to any part or all of such payment Obligations or to amounts which are not covered by this Guarantee;

(g) the existence of any claim, set-off or other rights which the Parent may have at any time against the AGCO Seller or the Master Servicer in connection herewith or with any unrelated transaction;

(h)      any assignment or transfer of the Obligations or any part thereof; or

(i) any failure on the part of the AGCO Seller or the Master Servicer or any Originator to perform or comply with any term of any Transaction Document or any other document executed in connection therewith or delivered thereunder, all whether or not the Parent shall have had notice or knowledge of any act or omission referred to in clauses (a) to (i) above.

SECTION 9.4 Unenforceability of Obligations Against the AGCO Seller or the Master Servicer.

Notwithstanding (a) any change of ownership of the AGCO Seller or the Master Servicer or the insolvency, bankruptcy or any other change in the legal status of the AGCO Seller or the Master Servicer; (b) the change in or the imposition of any law, decree, regulation or other governmental act when due of the Obligations; (c) the failure of the AGCO Seller or the Master Servicer or the Parent to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Obligations or this Guarantee, or to take any other action required in connection with the performance of all obligations pursuant to the Obligations or this Guarantee; or (d) if any of the moneys included in the Obligations have become irrecoverable from the AGCO Seller or the Master Servicer for any other reason other than final payment in full of the payment Obligations in accordance with their terms, this Guarantee shall nevertheless be binding on the Parent. This Guarantee shall be in addition to any other guarantee or other security for the Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guarantee or security. In the event that acceleration of the time for payment of any of the Obligations, such amounts then due and owing under the terms of any Transaction Document, or any other agreement evidencing, securing or otherwise executed in connection with the Obligations shall be immediately due and payable by the Parent.

SECTION 9.5 Subrogation; Subordination.

The Parent shall not enforce or otherwise exercise any right of subrogation to any of the rights of any Programme Purchaser against the AGCO Seller or the Master Servicer and, notwithstanding anything to the contrary contained herein, hereby waives all rights of subrogation (whether contractual, at law or in equity or otherwise) to the claims of the Programme Purchaser and the Agent against the AGCO Seller and the Master Servicer and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and claims which the Parent might now have or hereafter acquire against the AGCO Seller or the Master Servicer that arises from the existence or performance of the Parent's obligations hereunder. The Parent will not claim any set off or counterclaim against the AGCO Seller or the Master Servicer in respect of any liability of the Parent to the AGCO Seller or the Master Servicer. The Parent waives any benefit of and any right to participate in any collateral security which may be held by the Agent or the Programme Purchaser. The payment of any amounts due with respect to any indebtedness of the AGCO Seller or the Master Servicer now or hereafter owed to the Parent is hereby subordinated to the prior payment in full of all the Obligations. The Parent agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Parent will not demand, sue for or otherwise attempt to collect any such indebtedness of the AGCO Seller or the Master Servicer to the guarantor until all of the Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Parent shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Parent as trustee for the Agent and the Programme Purchaser and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Parent under the other provisions of this Guarantee. The provisions of this Section 9.5 shall be supplemental to and not in derogation of any rights and remedies of the Agent and the Programme Purchaser may at any time and from time to time enter into with the Parent.

SECTION 9.6 Termination of Guarantee.

The Parent's obligations under this Guarantee shall continue in full force and effect until all Obligations are finally paid and satisfied in full and this Agreement is terminated, provided that this Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of the AGCO Seller or the Master Servicer or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Agent is in possession of this Guarantee. No invalidity, irregularity or unenforceability by reason of any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defence to or claim against the obligations of the Parent under this Guarantee.

SECTION 9.7 Effect of Insolvency.

This Guarantee shall survive the occurrence of any Insolvency Event with respect to the AGCO Seller and the Master Servicer.

SECTION 9.8 Set-off.

Regardless of the other means of obtaining payment of any of the Obligations, each of the Agent and the Programme Purchaser is hereby authorized at any time and from time to time, without notice to the Parent (any such notice being expressly waived by the Parent) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Parent under this Guarantee, whether or not the Agent or the Programme Purchaser shall have made any demand under this Guarantee and although such obligations may be contingent or unmatured.

SECTION 9.9 Taxes.

(a) All payments to be made by the Parent under this Guarantee shall be made free and clear of any deduction or withholding. If the Parent is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Agent and the Programme Purchaser receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

(b) If the Parent makes a payment under clause (a) above and the Programme Purchaser or the Agent (as applicable) determines that it has received or been granted a credit against or relief from or remission for or repayment of any tax paid by the Parent in respect of the deduction or withholding giving rise to such payment, the Programme Purchaser or the Agent (as applicable) shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Parent such amount as the Programme Purchaser or the Agent (as applicable) shall have determined to be attributable to such deduction or withholding. Any payment made by the Programme Purchaser or the Agent under this clause (b) shall be conclusive evidence of the amount due to the Parent under this clause
         (b) and shall be accepted by the Parent in full and final settlement of its rights of reimbursement under this clause (b). Nothing in this clause (b) shall interfere with the right of the Programme Purchaser and the Agent to arrange its affairs (including its tax affairs) in such manner as it thinks fit and, in particular, neither the Programme Purchaser nor the Agent shall be under any obligation to claim any credit, relief, remission or repayment from or against its corporate profits or similar tax liabilities in respect of the amount of such deduction or payment in priority to any other claims, reliefs, credits or deductions available to it. Neither the Programme Purchaser nor the Agent shall be obliged to disclose any information or computations relating to its tax affairs to any Person.

SECTION 9.10 Further Assurances.

The Parent agrees that it will from time to time, at the request of the Agent and the Programme Purchaser, provide to the Agent and the Programme Purchaser information relating to the business and affairs of the Parent as the Agent and the Programme Purchaser may reasonably request. The Parent also agrees to do all such things and execute all such documents as the Agent and the Programme Purchaser may consider necessary or desirable to give full effect to this Guarantee and to perfect and preserve the rights and powers of the Agent and the Programme Purchaser under this Guarantee.

                                    ARTICLE X
                             ASSIGNMENTS; ACCESSION

SECTION 10.1 Assignments.

(a) Each of the Parent, the AGCO Seller, the Master Servicer and the Agent hereby agrees and consents to the complete or partial assignment by the Programme Purchaser of all of its rights under, interest in and title to the Purchased Receivables. The Parent, the AGCO Seller, the Master Servicer and the Agent also hereby agree to any transfer by the Programme Purchaser of all its rights and obligations under this Agreement to a special purpose vehicle administered by Rabobank International which conducts a business similar to that of the Programme Purchaser. Each of the Parent, the AGCO Seller and the Master Servicer hereby agrees that any transferee of the Programme Purchaser of all or any of the Purchased Receivables and/or its rights and obligations hereunder shall have all of the rights and benefits under this Agreement as if the term the "Programme Purchaser" explicitly referred to such Person, and no such transfer shall in any way impair the rights and benefits of the Programme Purchaser hereunder. The Parent, the AGCO Seller and the Master Servicer shall have the right to assign any of their respective rights and obligations under this Agreement to any other Group Company with the prior consent of the Agent (such consent not to be unreasonably withheld or delayed).

(b) Each of the Parent, the AGCO Seller and the Master Servicer hereby acknowledges that the Purchased Receivables may be assigned and sold, pledged or assigned by way of security or otherwise from time to time by the Programme Purchaser to any Funding Source and that any such Funding Source or an agent or trustee (acting on behalf of such Funding Source) may be entitled:

         (i) subject to the terms of this Agreement, to take or refuse to take, or instruct the Programme Purchaser to take or refuse to take any and all actions which may be taken by the Programme Purchaser hereunder; and/or

         (ii) assert, or instruct the Programme Purchaser to assert, any and all rights of the Programme Purchaser hereunder.

SECTION 10.2 Accession.

(a) The Parent may request that any of its wholly owned subsidiaries becomes an additional Originator. That subsidiary shall only become an additional Originator if:

         (i) the Agent acting in its sole discretion on behalf of the Programme Purchaser approves the addition of that subsidiary as an Originator;

         (ii) that subsidiary (A) if incorporated under the laws of Germany, France or Spain, enters into a Receivables Transfer Agreement with the AGCO Seller in such form as the Agent may require or
                  (B) if incorporated under any
                  jurisdiction other than Germany, France or Spain, enters into an agreement with all the other parties hereto and each Originator amending and restating this Agreement and/or the Master Definitions Schedule and/or enters into such other agreements with such other parties for the purpose of such subsidiary becoming an Originator that the Agent may require, in each case in such form as the Agent may require;

         (iii) no Potential Termination Event or Termination Event has occurred and is continuing or would occur as a result of that subsidiary becoming an additional Originator; and

         (iv) the Programme Purchaser has received all the documents and legal opinions that it may request, each in form and substance satisfactory to the Agent.

                                   ARTICLE XI
                                  MISCELLANEOUS

SECTION 11.1 Waivers and Amendments.

(a) No failure or delay in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing with the prior written consent of each of the parties hereto (in each case such consent not to be unreasonably withheld or delayed).

SECTION 11.2 Notices.

All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties to this Agreement at their respective Relevant Addresses. All such communications and notices shall be effective upon receipt, or in the case of notice by facsimile copy, when written communication of receipt is obtained, except that notices and communications to the Programme Purchaser pursuant to Article II shall not be effective until actually received. The Parent and the AGCO Seller each acknowledges that any obligation of the Programme Purchaser or the Agent to deliver any notice hereunder to it, shall be satisfied when the same is delivered to the Master Servicer.

SECTION 11.3 Protection of Programme Purchaser's Rights.

If the Parent, the AGCO Seller or the Master Servicer fails to perform any of their respective obligations hereunder, the Programme Purchaser may (but shall not be required to) perform, or cause performance of, such obligation and the Programme Purchaser's reasonable costs and expenses incurred in connection therewith shall be payable by the Parent, AGCO Seller or the Master Servicer, as the case may be.


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

SECTION 11.4 Confidentiality.

(a) Except for the disclosures required under the terms of this Agreement and the other Transaction Documents, the Parent, the AGCO Seller and the Master Servicer shall maintain and shall cause each of their respective directors, employees, officers and agents to maintain and shall procure that each Originator shall maintain and shall cause each of their respective officers, employees, directors and agents to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent, the Programme Purchaser and each Funding Source and their respective businesses obtained by any of them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that the Parent, the AGCO Seller, the Master Servicer, each Originator and each of their respective directors, officers and employees may disclose such information to their respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b) Except for disclosures authorised pursuant to this clause (b), the Programme Purchaser and the Agent agree to maintain the confidentiality of any information that they are aware is not in the public domain in respect of the Parent, the AGCO Seller, the Master Servicer or any Originator. Anything herein to the contrary notwithstanding, the Parent, the AGCO Seller and the Master Servicer hereby consent to the disclosure of any non-public information with respect to them and each Originator respectively and in relation to the transactions contemplated by the Transaction Documents and/or the Purchased Receivables and the information provided hereunder or thereunder as applicable:

         (i) by the Programme Purchaser and/or the Agent to any Funding Source or by any of such aforementioned Persons to each other;

         (ii) by the Programme Purchaser, the Agent and/or any Funding Source to any prospective or actual assignee or participant of any of them; or

         (iii) by the Programme Purchaser and/or the Agent to any Commercial Paper dealer or any entity organised for the purpose of purchasing, or making loans secured by, financial assets for which Rabobank International acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that any Person disclosing such information pursuant to clauses (i), (ii) or (iii) of this clause (b) shall notify the Person receiving such information (the "Receiving Party") that such information is confidential in nature and shall use its reasonable endeavours to procure that the Receiving Party agrees to maintain the confidentiality of such information.

(c) In addition, the Programme Purchaser, the Agent and any Funding Source may disclose any such non-public information (i) pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law), (ii) to their respective external accountants and attorneys and (iii) to any rating agency and to officers, directors, employees, outside accountants and attorneys for any such rating agency.

SECTION 11.5 Bankruptcy Petition.

Each of the Parent, the AGCO Seller and the Master Servicer hereby covenants and agrees that, prior to the date which is the later of (a) one year and one day after the payment in full of all outstanding Indebtedness of the Programme Purchaser and (b) one year and one day after the payment in full of the Commercial Paper issued by the Programme Purchaser, it shall not institute against, or join any other Person in instituting against, the Programme Purchaser any bankruptcy, reorganisation, arrangement, administration insolvency or liquidation proceedings, or similar proceedings under the laws of any jurisdiction.

SECTION 11.6 Governing Law and Jurisdiction

(a) This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Master Definitions Schedule shall be governed by and construed in accordance with the laws of England and Wales, provided that (i) the provisions of Section 2.3 and the transfers of Receivables and Related Assets pursuant to the procedures described therein and any provisions of the Master Definitions Schedule to the extent they apply to or are incorporated into or are deemed repeated in Section 2.3 shall be governed by and construed in accordance with the laws of France, (ii) the provisions of
         Section 2.4 and the assignments of Receivables and Related Assets pursuant to the procedures described therein and any provisions of the Master Definitions Schedule to the extent they apply to or are incorporated into or are deemed repeated in Section 2.4 shall be governed by and construed in accordance with the laws of Germany, (iii) the provisions of Section 2.5 and the transfer and assignment of Receivables and Related Assets pursuant to the procedures described therein and any provisions of the Master Definitions Schedule to the extent they apply to or are incorporated into or are deemed repeated in
         Section 2.5 shall be governed by and construed in accordance with the laws of Spain and (iv) the choice of the laws of Germany, France, Spain and England and Wales referred to above shall not extend to matters which, pursuant to mandatory rules of private international law, are subject to the laws of any other jurisdiction.

(b) Each party to this Agreement irrevocably agrees that the courts of England and Wales shall have non-exclusive jurisdiction to hear and determine any suit, action or proceedings (including, without limitation, any third party or similar actions), and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) Each party to this Agreement irrevocably waives any objection which it might at any time have to the courts of England and Wales being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of England and Wales are not a convenient or appropriate forum.

SECTION 11.7 Integration; Survival of Terms.

(a) This Agreement and the other Transaction Documents and, to the extent incorporated into, applied to or deemed repeated in this Agreement or such other Transaction Documents, the Master Definitions Schedule contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) The provisions of Articles II and VIII and Sections 11.3, 11.4, 11.5, 11.10, 11.11 and 11.12 shall survive any termination of this Agreement.

SECTION 11.8 Counterparts and Severability.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11.9 Characterisation.

It is the intention of the parties to this Agreement that each sale of Receivables hereunder or on the terms hereof shall constitute an absolute and irrevocable transfer of rights, which sale shall provide the Programme Purchaser with the full benefits of ownership of the Purchased Receivables. Except as specifically provided in this Agreement, each sale of a Receivable hereunder or on the terms hereof is made without recourse to the AGCO Seller and the AGCO Seller shall not be liable for the collectibility of the Receivable; provided, however, that:

(a) the AGCO Seller shall be liable to the Programme Purchaser for all representations, warranties and covenants made by it pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b) such sale does not constitute and is not intended to result in an assumption by the Programme Purchaser or any assignee thereof of any obligation of the AGCO Seller or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts, or any other obligations of the AGCO Seller.

SECTION 11.10 Limited Recourse.

Each of the Parent, the AGCO Seller and the Master Servicer agrees that its only recourse for the payment or repayment of any obligations owing to it by the Programme Purchaser hereunder or in connection with the Transaction Documents and the transactions contemplated hereby and thereby including but not limited to payments in respect of the Deferred Purchase Prices or Outstanding Deferred Purchase Prices in respect of any Receivables (other than French Receivables) and any refund of Subrogation Fees or the Outstanding Subrogation Fee with respect to any French Receivables shall in all events be limited to Collections which are available for payment of such amounts pursuant to Section 2.6 and
Section 2.7. Each of the Parent, the AGCO Seller and the Master Servicer agrees that it shall not otherwise take or pursue any judicial proceedings or other actions, or join with any Person in taking or pursuing any such proceedings or actions, against the Programme Purchaser or its assets, or exercise any other right or remedy that it might otherwise have against the Programme Purchaser or its assets, other than in respect of Collections, for repayment of any obligations referred to in the immediately preceding sentence and that the Programme Purchaser shall not otherwise be liable for such obligations.

SECTION 11.11 Recourse Against Certain Parties.

No recourse under any obligation, covenant or agreement of the Programme Purchaser as contained in this Agreement shall be had against any incorporator, stockholder, Affiliate, officer, employee or director of the Programme Purchaser, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Programme Purchaser contained in this Agreement are solely corporate obligations of the Programme Purchaser, and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, Affiliates, officers, employees or directors of the Programme Purchaser or any of them, under or by reason of any of the respective obligations, covenants or agreements of the Programme Purchaser contained in this Agreement, or implied therefrom, and that any and all personal liability of every such incorporator, stockholder, Affiliate, officer, employee or director of the Programme Purchaser or for breaches by the Programme Purchaser of any such obligation, covenant or agreement, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 11.11 shall survive the termination of this Agreement.

SECTION 11.12 Waiver by Agents.

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

SECTION 11.13 The Agent.

The parties to this Agreement hereby acknowledge that the Programme Purchaser has appointed and authorised the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms of its administration agreement with the Agent, together with such powers as are reasonably incidental thereto, including, without limitation, the power and authority to take all action hereunder on behalf of the Programme Purchaser.

SECTION 11.14 Contracts (Rights of Third Parties) Act 1999.

Other than any Funding Source, any Affected Party (as defined in Section 2.11) or any Indemnified Party (as defined in Section 8.1), a Person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

AGCO SERVICES LIMITED


By:
         ------------------------------
         Name:
         Title:

ERASMUS CAPITAL CORPORATION


By:
         ------------------------------
         Name:
         Title:

AGCO LIMITED


By:
         ------------------------------
         Name:
         Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEN BANK, B.A., trading as RABOBANK INTERNATIONAL, LONDON BRANCH


By:                                      By:
         ------------------------------           ------------------------------
         Name:                                    Name:
         Title:                                   Title:


AGCO CORPORATION


By:
         ------------------------------
         Name:
         Title:

                                   SCHEDULE A
                              CONDITIONS PRECEDENT

General Conditions Precedent

1. This Agreement duly executed by the AGCO Seller, the Programme Purchaser, the Master Servicer, the Parent and the Agent.

2. The Master Definitions Schedule signed for identification purposes by AGCO Vertriebs, AGCO Fendt, AGCO France, AGCO Iberia, the AGCO Seller, the Master Servicer, the Agent and the Programme Purchaser.

3.       A certificate of a director of the AGCO Seller attaching:

         (a) a certified copy of the Certificate of Incorporation and Memorandum and Articles of Association of the AGCO Seller;

         (b) a certified copy of the resolutions of the board of directors of the AGCO Seller approving the transactions contemplated by the Transaction Documents and authorising the AGCO Seller to execute the Transaction Documents to which it is a party and confirming that it has received advice that its use of the proceeds of the initial purchase of Receivables will not amount to financial assistance; and

         (c)      incumbency certificate of the AGCO Seller.

4.       A certificate of a director of the Master Servicer attaching:

         (a) a certified copy of the Certificate of Incorporation and Memorandum and Articles of Association of the Master Servicer;

         (b) a certified copy of the resolutions of the board of directors of the Master Servicer approving the transactions contemplated by the Transaction Documents and authorising the Master Servicer to execute the Transaction Documents to which it is a party; and

         (c)      incumbency certificate of the Master Servicer.

5. A certificate of a duly appointed and authorised officer of the Parent attaching:

         (a) a certified copy of the Certificate of Incorporation of the Parent;

         (b)      a certified copy of the By-laws of the Parent;

         (c) a certified copy of the resolutions of the Parent approving the transactions contemplated by the Transaction Documents and authorising the Parent to execute the Transaction Documents to which it is a party; and

         (d)      incumbency certificate of the Parent.

6.       Compliance Certificate.

7. Power of Attorney from the AGCO Seller to the Programme Purchaser and the Agent.

8.       Fee Letter issued by the AGCO Seller to the Programme Purchaser.

9. Sidley & Austin, London legal opinion as to, amongst other things, the enforceability of the Transaction Documents to the extent governed by English law.

10. Herbert Smith, London legal opinion as to, amongst other things, the due incorporation, capacity and authorisation of the AGCO Seller and the Master Servicer.

11. Legal opinion of counsel to the Parent as to, amongst other things, the due incorporation, capacity and authorisation of the Parent.

Originator Specific Conditions Precedent in Respect of AGCO France

12. AGCO France Receivables Transfer Agreement duly executed by AGCO France, the AGCO Seller, the Master Servicer and the Agent.

13. Account Mandate Letters duly executed by each of the Promissory Note Account Banks in respect of each of the accounts therewith that are notified by the Agent to the AGCO Seller.

14.      A certificate of a director of AGCO France attaching:

         (a)      a certified copy of the by-laws (statuts) of AGCO France;

         (b) a certified copy of the certificate of incorporation (extrait K-bis) of AGCO France from the registre du commerce et des societes;

         (c) a certified copy of the minutes of the board of directors (conseil d'administration) of AGCO France authorising AGCO France to execute the Transaction Documents to which it is a party; and

         (c)      incumbency certificate of AGCO France.

15.      Power of Attorney from AGCO France to the Programme Purchaser and the
         Agent.

16. Power of Attorney from the AGCO Seller to AGCO France (for the purposes of AGCO France endorsing promissory notes to the Programme Purchaser in the AGCO Seller's name).

17. Herbert Smith, Paris legal opinion as to, amongst other things, the due incorporation, capacity and authorisation of AGCO France, the enforceability of the Transaction Documents to the extent governed by French law and the nature of the sale of French Receivables under the Receivables Purchase Agreement and the AGCO France Receivable Transfer Agreement.

Originator Specific Conditions Precedent in Respect of AGCO Fendt

18. AGCO Fendt Receivables Transfer Agreement duly executed AGCO Fendt, the AGCO Seller, the Master Servicer and the Agent.

19.      A certificate of a partner of AGCO Fendt attaching:

         (a) a certified excerpt from the commercial register (Handelsregister) of the applicable local court (Amtsgericht) in Germany relating to AGCO Fendt;

         (b) a certified resolution of AGCO Fendt and of Fendt GmbH authorising the management of Fendt GmbH to enter into the transactions contemplated by the Transaction Documents in the name and on behalf of AGCO Fendt;

         (c) a certified resolution of the Supervisory Board (Aufsichtsrat) of Fendt GmbH authorising and approving the entering of AGCO Fendt into the transactions contemplated by the Transaction Documents;

         (d)      incumbency certificate of AGCO Fendt.

20.      Power of Attorney from AGCO Fendt to the Programme Purchaser and the
         Agent.

21. Freshfields Bruckhaus Deringer, Frankfurt legal opinion as to, amongst other things, the due incorporation or organisation, capacity and authorisation of AGCO Fendt, the enforceability of the Transaction Documents to the extent governed by German law and the nature of the sale of German Receivables under the Receivables Purchase Agreement and the AGCO Fendt Receivable Transfer Agreement.

Originator Specific Conditions Precedent in Respect of AGCO Vertriebs

22. AGCO Vertriebs Receivables Transfer Agreement duly executed by AGCO Vertriebs, the AGCO Seller, the Master Servicer and the Agent.

23.      A certificate of a director of AGCO Vertriebs attaching:

         (a) a certified excerpt from the commercial register (Handelsregister) of the applicable local court (Amtsgericht) in Germany relating to AGCO Vertriebs;

         (b) a certified shareholders' resolution of AGCO Vertriebs authorising the management of AGCO Vertribes to enter into the transactions contemplated by the Transaction Documents and authorising AGCO Vertriebs to execute the Transaction Documents to which it is a party; and

         (c)      incumbency certificate of AGCO Vertriebs.

24. Power of Attorney from AGCO Vertriebs to the Programme Purchaser and the Agent.

25. Freshfields Bruckhaus Deringer, Frankfurt legal opinion as to, amongst other things, the due incorporation or organisation, capacity and authorisation of AGCO Vertriebs, the enforceability of the Transaction Documents to the extent governed by German law and the nature of the sale of German Receivables under the Receivables Purchase Agreement and the AGCO Vertriebs Receivables Transfer Agreement.

Originator Specific Conditions Precedent in Respect of AGCO Iberia

26. AGCO Iberia Receivables Transfer Agreement duly executed by AGCO Iberia, the AGCO Seller, the Master Servicer and the Agent.

27.      A certificate of a director of AGCO Iberia attaching:

         (a)      the constitutional documents of AGCO Iberia;

         (b) a certified excerpt from the applicable commercial register in Spain, dated 11 April 2001 relating to AGCO Iberia;

         (c) a certified copy of the resolutions of the board of directors of AGCO Iberia approving the transactions contemplated by the Transaction Documents and authorising AGCO Iberia to execute the Transaction Documents to which it is a party; and

         (d)      incumbency certificate of AGCO Iberia.

28.      Power of Attorney from AGCO Iberia to the Programme Purchaser and the
         Agent.

34. Prol y Asociados, Madrid legal opinion as to, amongst other things, the due incorporation, capacity and authorisation of AGCO Iberia, the enforceability of the Transaction Documents to the extent governed by Spanish law and the nature of the sale of Spanish Receivables under the Receivables Purchase Agreement and the AGCO Iberia Receivable Transfer Agreement.

                      (This page intentionally left blank)

================================================================================

                           MASTER DEFINITIONS SCHEDULE

                              DATED 11 APRIL, 2001

         RELATING TO THE SECURITISATION OF EUROPEAN TRADE RECEIVABLES OF

                                    AGCO S.A.

                               AGCO VERTRIEBS GMBH

                               AGCO GMBH & CO. OHG

                                 AGCO IBERIA SA

                                   ARRANGED BY

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.
                                   TRADING AS
                      RABOBANK INTERNATIONAL, LONDON BRANCH
                                    AS AGENT

================================================================================

                                 SIDLEY & AUSTIN
                              1 THREADNEEDLE STREET
                                 LONDON EC2R 8AW
                             TELEPHONE 020 7360 3600
                             FACSIMILE 020 7626 7937
                           REF:NDB/DPB/GR/16269/30140

                                TABLE OF CONTENTS

ARTICLE I           DEFINITIONS..............................................................................   1

ARTICLE II          INTERPRETATION..........................................................................   35

EXHIBIT I           PLACES OF BUSINESS AND LOCATIONS OF RECORDS OF THE AGCO SELLER, THE MASTER SERVICER
                    AND EACH ORIGINATOR.....................................................................   39

EXHIBIT II          PART 1  FORM OF OFFER LETTER FOR RECEIVABLES PURCHASE AGREEMENT.........................   40

EXHIBIT II          PART 2  FORM OF OFFER LETTER FOR FRENCH RECEIVABLES TRANSFER AGREEMENTS.................   42

EXHIBIT II          PART 3  FORM OF OFFER LETTER FOR SPANISH RECEIVABLES TRANSFER AGREEMENTS................   44

EXHIBIT II          PART 4  FORM OF OFFER LETTER FOR GERMAN RECEIVABLES TRANSFER AGREEMENT..................   46

EXHIBIT III         FORM OF SUBROGATION CERTIFICATE.........................................................   48

EXHIBIT IV          FORM OF COMPLIANCE CERTIFICATE..........................................................   49

EXHIBIT V           PART 1  FORM OF POWER OF ATTORNEY FROM GERMAN ORIGINATOR TO ERASMUS AND RABOBANK........   50

EXHIBIT V           PART 2   FORM OF POWER OF ATTORNEY FROM FRENCH ORIGINATOR TO ERASMUS AND RABOBANK.......   52

EXHIBIT V           PART 3  FORM OF POWER OF ATTORNEY FROM SPANISH ORIGINATOR TO ERASMUS AND RABOBANK.......   54

EXHIBIT V           PART 4   FORM OF POWER OF ATTORNEY FROM AGCO SERVICES LIMITED TO FRENCH ORIGINATORS.....   56

EXHIBIT VII         FORM OF ACCOUNT MANDATE LETTER..........................................................   60

EXHIBIT VIII        FORM OF ACCOUNT MANDATE LETTER..........................................................   63

EXHIBIT IX          FORM OF PURCHASE CONFIRMATION...........................................................   66

EXHIBIT X           FORM OF OBLIGOR NOTIFICATION............................................................   67

EXHIBIT XI          CREDIT AND COLLECTION POLICY............................................................   68

EXHIBIT XII         RELEVANT ADDRESSES......................................................................   74

This Master Definitions Schedule (the "Master Definitions Schedule") has been signed on 11 April, 2001, for the purposes of identification, by the following parties:

(1) AGCO VERTRIEBS GmbH ("AGCO Vertriebs"), a Gesellschaft mit beschrankter Haftung incorporated under the laws of Germany;

(2) AGCO GmbH & Co OHG ("AGCO Fendt"), an Offene Handelsgesellschaft established under the laws of Germany (in its individual capacity and in its capacity as a Subservicer (as defined below));

(3) AGCO S.A. ("AGCO France"), a societe anonyme incorporated under the laws of France;

(4) AGCO IBERIA SA ("AGCO Iberia"), a Sociedad Anonima incorporated under the laws of Spain;

(5) AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales with registered number 509134 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF, England (the "AGCO Seller");

(6) AGCO LIMITED, a company incorporated under the laws of England and Wales with registered number 509133 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF, England (in its individual capacity and in its capacity as master servicer, the "Master Servicer");

(6) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. trading as RABOBANK INTERNATIONAL, LONDON BRANCH, ("Rabobank International"), a cooperative banking organisation organised under the laws of the Netherlands (in its capacity as agent of the Programme Purchaser (as defined below), the "Agent"); and

(8) ERASMUS CAPITAL CORPORATION, a corporation incorporated under the laws of Delaware (the "Programme Purchaser").

                                   ARTICLE I
                                   DEFINITIONS

Except where otherwise stated or the context otherwise requires, the following terms shall have the following meanings:

"Acceptance Fee" means, in respect of each offer of Receivables by the AGCO Seller to the Programme Purchaser under the Receivables Purchase Agreement and by the applicable Originator to the AGCO Seller under a Receivables Transfer Agreement, a fee of (euro)1.00 payable by the Programme Purchaser to the AGCO Seller under the Receivables Purchase Agreement and by the AGCO Seller to such Originator under such Receivables Transfer Agreement.

"Account Mandate Letter" means a letter, in substantially the form set out in
Exhibit VI, delivered or to be delivered by the Programme Purchaser to each Promissory Note Account Bank with respect to the account opened or to be opened by the Programme Purchaser at such bank for the purpose of collecting payments of the proceeds of Promissory Notes issued with respect to French Receivables which have been Endorsed by the relevant French Originator and by (or on behalf of) the AGCO Seller to the Programme Purchaser.

"Account Receivables Listing" means a data report to be provided by the AGCO Seller to the Agent under the Receivables Purchase Agreement and by each Originator to the AGCO Seller under the Receivables Transfer Agreement to which such Originator is a party in electronic form, in substantially the form initialled by the AGCO Seller and the Agent for identification purposes on or about the Signing Date. When used in, or in relation to the purchase of Receivables under, the Receivables Purchase Agreement or a Receivables Transfer Agreement, the term "Account Receivables Listing" means a data report delivered or required to be delivered under the Receivables Purchase Agreement or such Receivables Transfer Agreement, as the case may be, in connection with an offer of Receivables thereunder.

"Adjusted LIBO Rate" means, on any date, an interest rate per annum equal to the sum of the Liquidity Margin, the LIBO Rate and, if applicable, any Mandatory Costs on such date.

"Adverse Claim" means any lien, security interest, mortgage, hypothecation, charge, floating charge (or any promise or irrevocable mandate therefor) or encumbrance, attachment or delegation, or any similar right or claim under the laws of any jurisdiction or any other right or claim in, of or on any Person's assets or properties in favour of any other Person (including, but not limited to, any retention of title claims by any Person and any hypotheque, gage sur fonds de commerce, saisie-arret and delegation de creance).

"Affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 40% or more of any class of equity voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or shares, by contract or otherwise.

"AGCO Fendt Accounts" means the account, no. 1153/005 BLZ 300 308 80 at Trinkhaus & Burkhardt, Konigsallee 21/23, 40212 Dusseldorf, Germany and each other account or accounts as AGCO Fendt designates as an "AGCO Fendt Account" with the prior written consent of the Agent.

"AGCO Fendt Receivables Transfer Agreement" means the receivables transfer agreement dated on or about the Signing Date between, inter alios, the AGCO Seller and AGCO Fendt.

"AGCO France Accounts" means each of the following accounts:

(a) the account, no. 30003 00790 00020500728 68 at Societe General, 4 Rue Saint-Laurent, 60026, Beauvais, France;

(b) the account, no. 30004 00108 00010004301 47 at Banque Nationale de Paris, 18, Rue du Docteur Gerard, 6000 Beauvais, France;

(c)      the account, no. 41219 16010 00019345013 35 at Bank of America, 43-47
         Avenue de la Grande Armee, 75782 Paris, France; and

(d) each other account or accounts as AGCO France designates as an "AGCO France Account" with the prior written consent of the Agent.

"AGCO France Receivables Transfer Agreement" means the receivables transfer agreement dated on or about the Signing Date between, inter alios, the AGCO Seller and AGCO France.

"AGCO Iberia Accounts" means the account, no. 0182-5437-680100074485 at Banco Bilbao Vizcaya Argentaria (BBVA), Avda. De Espana, 22, 28220 Majadahonda, Madrid, Spain and each other account or accounts as AGCO Iberia designates as an "AGCO Iberia Account" with the prior written consent of the Agent.

"AGCO Iberia Receivables Transfer Agreement" means the receivables transfer agreement dated on or about the Signing Date between, inter alios, the AGCO Seller and AGCO Iberia.

"AGCO Seller Account" means the account, "AGCO SERVICESL TD", no. 34352138 at Bank of America of 1 Alie Street, London E1 8DE (Swift code BOFAGB22) and each other account or accounts as the AGCO Seller designates as an "AGCO Seller Account" with the prior written consent of the Agent.

"AGCO Vertriebs Accounts" means the account, no. 1153/005 BLZ 300 308 80 at Trinkaus & Burkhardt, Konigsallee 21/23, 40212 Dusseldorf, Germany and each other account or accounts as AGCO Vertriebs designates as an "AGCO Vertriebs Account" with the prior written consent of the Agent.

"AGCO Vertriebs Receivables Transfer Agreement" means the receivables transfer agreement dated on or about the Signing Date between, inter alios, the AGCO Seller and AGCO Vertriebs.

"Aggregate Unpaids" means, at any time, an amount equal to the sum of (i) the Capital at such time, plus (ii) the aggregate of any (A) Discount, (B) Master Servicer Fee (if the Master Servicer is not an Affiliate of the Parent at such time), (C) Fees and (D) Costs in respect of which the Programme Purchaser and such Master Servicer have not received Collections pursuant to Section 2.6 or
Section 2.7 of the Receivables Purchase Agreement or payments from the AGCO Seller in respect of such amounts plus (iii) all other amounts payable (whether due or accrued but not yet due) by the AGCO Seller, the Master Servicer, each Originator and each Subservicer to the Programme Purchaser, the Agent and each Funding Source under the Receivables Purchase Agreement and each Receivables Transfer Agreement at such time.

"Alternative Rate" means an interest rate per annum equal to the Adjusted LIBO Rate and/or the Base Rate.

"Applied Collections" means, on any Settlement Date, the amount of Collections applied in or towards the payment of Purchase Price or Subrogation Price, pursuant to Section 2.6(a)(v) of the Receivables Purchase Agreement.

"Approved Country" means France, Germany, Spain and each other country agreed between the Master Servicer and the Agent in writing from time to time.

"Average Delinquency Ratio" means, at any time, with respect to the Purchased Receivables of the RPA Pool, the sum of the Delinquency Ratios for such Purchased Receivables for the then three most recently-ended Reporting Periods, divided by three.

"Average Dilution Ratio" means, at any time, with respect to the Purchased Receivables of the RPA Pool, the sum of the Dilution Ratios for such Purchased Receivables for the then three most recently-ended Reporting Periods, divided by three.

"Average Historical Dilution Ratio" means, on a Reporting Date occurring in any calendar month (being the calendar month next following that of the Reporting Period to which such Reporting Date relates), the sum of the Dilution Ratios for each of the Reporting Periods occurring during the corresponding calendar month in each of the three preceding consecutive calendar years divided by three.

"Average Net Loss Ratio" means, at any time, with respect to the Purchased Receivables of the RPA Pool, the sum of the Net Loss Ratios for such Purchased Receivables for the then three most recently-ended Reporting Periods, divided by three.

"Average Payment Rate" means, at any time, with respect to the Purchased Receivables of the RPA Pool, the sum of the Payment Rates for the then three most recently-ended Reporting Periods, divided by three.

"Base Rate" means an interest rate per annum as shall be in effect from time to time, which per annum rate shall equal at all times the sum of (a) the rate of interest determined by the Reference Bank as being the rate that it would quote, at its principal office in London, England, for fully prepayable advances of an amount approximately equal to the amount of the Programme Purchaser's funding costs in relation to which such determination is being made and in the currency of such funding costs and which are provided for value on a same-day basis from whatever source the Reference Bank may select to borrowers comparable in credit quality to the Programme Purchaser for a period approximately equal to the period in respect of which it is making such determination and (b) the Liquidity Margin.

"Business Day" means any day that is

(a) (i) a European Business Day and (ii) at any time that Capital is funded by the issuance by the Programme Purchaser of Commercial Paper issued in the United States, a day on which The Depository Trust Company of New York is open for business; and

(b) at any time that Capital is funded by the Programme Purchaser, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is operating.

"Capital" means, on any Settlement Date, the sum of:

(a) the aggregate Purchase Prices paid on or before such date by the Programme Purchaser for Receivables other than French Receivables under the Receivables Purchase Agreement; and

(b) the aggregate Net Subrogation Prices paid on or before such date by the Programme Purchaser for French Receivables under the Receivables Purchase Agreement; and


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

(c) the aggregate amount retained from the Purchase Price of German Receivables on account of the Tax Reserve Requirement pursuant to
         Section 2.4(b) or Section 2.4(c) on such Settlement Date,

less the aggregate of all Applied Collections on or before such date less the aggregate of all Capital Decreases on or before such date; provided that Capital shall not be reduced by any application of any amount of Collections if at any time such application is rescinded or must be returned for any reason.

"Capital Decreases" means, on any Settlement Date, the amount of Collections applied in or towards the reduction of RPA Capital on such Settlement Date, pursuant to Section 2.6(a)(vi) or, as the case may be, Section 2.7(a)(iv) of the Receivables Purchase Agreement.

"Closing Capital Balance" means, in relation to any Receivables Pool on any Settlement Date, an amount determined in accordance with the following formula:

                  Closing Capital Balance = (CPB - DA)(1 - CE)
Where:

         CPB = the Closing Pool Balance for such Receivables Pool,

         CE = the Credit Enhancement Percentage,

         DA = the Dilution Amount for such Receivables Pool,

each determined as at such Settlement Date.

"Closing Pool Balance" means, in relation to any Receivables Pool on any Settlement Date, the Opening Pool Balance plus the Offered Pool Balance for such Receivables Pool on such Settlement Date.

"Collections" means, with respect to any Purchased Receivable, at any time, all cash collections and other cash proceeds or any other payments under the Receivables Purchase Agreement in respect of such Receivable received by the Master Servicer, any Subservicer on its behalf or any Originator or any Deemed Collection with respect to such Purchased Receivable including, in each case, without limitation, all cash proceeds of Related Assets with respect to such Receivable including, without limitation, the proceeds of any Promissory Note and all amounts payable by the AGCO Seller under Section 2.10(a) of the Receivables Purchase Agreement. When used in, or in relation to Purchased Receivables under, the Receivables Purchase Agreement or a Receivables Transfer Agreement, the term "Collections" relates to Collections in respect of Receivables purchased under the Receivables Purchase Agreement or, as the case may be, such Receivables Transfer Agreement.

"Commercial Paper" means the short-term promissory notes of the Programme Purchaser issued by the Programme Purchaser in either the US or non-US commercial paper markets.

"Common Eligibility Criteria" means, at any time, with respect to any
Receivable:

(a)      the Obligor thereof is not at such time an Affiliate of the Parent;

(b) such Receivable arises under a Contract between an Originator and an Obligor for the supply of Equipment or Parts by the Originator;

(c)      such Receivable is not a Defaulted Receivable or a Delinquent
         Receivable;

(d) such Receivable, by its terms, is due and payable within 270 days of the original Invoice date and has not had its payment terms extended;

(e) such Receivable arises under a Contract which, together with such Receivable, is in full force and effect and which constitutes the legal, valid and binding obligations of the Originator and Obligor which are party thereto, enforceable in accordance with its terms (as such enforcement may be subject to any Enforcement Limitation) and has not been amended, supplemented or superseded in any respect which could affect the collectibility, transferability or ownership of such Receivable.

(f) such Receivable arises under a Contract which does not contain any confidentiality or other provision that could have the effect of preventing the Master Servicer, the AGCO Seller or the Programme Purchaser or any of their respective agents or any successor in title to such Receivable to exercise their respective rights under any Receivables Transfer Agreement, the Receivables Purchase Agreement or such Contract or to provide the information required by the terms of the Receivables Purchase Agreement and each Receivables Transfer Agreement;

(g) such Receivable arises under a Contract that contains an obligation upon the Obligor thereof to pay a specified sum of money, contingent only upon the delivery of Equipment or Parts as provided for in such Contract by the Originator of such Receivable;

(h) no claim has been made by the Obligor thereof in respect of any right of rescission, set-off, counterclaim or any other defence or dispute and such Obligor has not exercised any right either to reject or, as against the Originator thereof, to cause such Originator to repurchase, the Equipment or Parts, the sale of which has given rise to such Receivable;

(i) the Originator thereof has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it (including delivery to the relevant Obligor of Equipment or Parts in conformity with the specifications contained in the related Contract, the sale of which gives rise to such Receivable and the related Invoice) and no further action is required to be performed by any Person with respect thereto other than payment thereof by the applicable Obligor;

(j) the terms of the Contract under which such Receivable arises do not require the consent of the Obligor to the sale and/or assignment of such Receivable to the AGCO Seller or the Programme Purchaser or the Subrogation of the AGCO Seller to the rights of the Originator thereof or of the Programme Purchaser to the rights of the AGCO Seller in each case to such Receivable (other than French Receivables originated by AGCO France on or before the first anniversary of the Signing Date);

(k) such Receivable arises, together with the Contract related thereto, from sales of Equipment or Parts undertaken in compliance with each, and neither such Receivable nor such Contract contravenes any law, rule or regulation of any Governmental Entity applicable thereto;

(l) such Receivable was generated in the ordinary course of business of the Originator of such Receivable in connection with the purchase of Equipment or Parts by the applicable Obligor from such Originator;

(m) such Receivable arises solely from the sale of Equipment or Parts to the applicable Obligor by the Originator of such Receivable and not from the sale of other goods or the provision of services by or to any other Person (in whole or in part);

(n) such Receivable satisfies all applicable requirements of the Credit and Collection Policy;

(o) such Receivable has arisen pursuant to a commercial transaction between the Originator thereof and the relevant Obligor;

(p) all amounts payable by the Obligor of such Receivable are, immediately before the purchase of such Receivable by the AGCO Seller under the relevant Receivables Transfer Agreement and the purchase of such Receivable by the Programme Purchaser under the Receivables Purchase Agreement, payable to the Originator of such Receivable and, immediately after such purchase by the Programme Purchaser, payable to the Programme Purchaser, in each case without deduction of withholding taxes imposed by any jurisdiction where the Programme Purchaser, the AGCO Seller or such Originator or such Obligor may be incorporated or domiciled or any other deductions in respect of taxes of any jurisdiction where any such Person may be incorporated or domiciled other than those in respect of any Finance Charges payable in excess of the Outstanding Balance of such Receivable, if such Receivable is a Delinquent Receivable;

(q) the sale by the AGCO Seller to the Programme Purchaser of such Receivable under the Receivables Purchase Agreement and the sale by the relevant Originator thereof to the AGCO Seller under the relevant Receivables Transfer Agreement is not, nor may be, voidable by any Person (other than the Programme Purchaser) under any law, rule or regulation in effect in any country in which the relevant Originator or any Obligor of such Receivable may be located, or any political subdivision thereof or jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise (other than, if such Receivable is a Spanish Receivable, upon the occurrence of an Insolvency Event in respect of the Spanish Originator of such Receivable in accordance with applicable Spanish insolvency laws);

(r) the Outstanding Balance of such Receivable on the date of purchase thereof by the Programme Purchaser under the Receivables Purchase Agreement, when added to the sum of the Outstanding Balances of all Purchased Receivables of the RPA Pool that are payable by the Obligor of such Receivable and any Affiliate of such Obligor on such date, does not exceed the Concentration Limit applicable to such Obligor;

(s) if such Receivable is proposed to be sold by AGCO Vertriebs to the AGCO Seller and by the AGCO Seller to the Programme Purchaser (an "AGCO Vertriebs Receivable"), the Outstanding Balance of such AGCO Vertriebs Receivable when added to the sum of the Outstanding Balances of all Purchased Receivables of the RPA Pool that are or


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

         were also AGCO Vertriebs Receivables, does not exceed the Vertriebs Concentration Limit;

(t) if such Receivable is a Parts Receivable, the Outstanding Balance of such Receivable on the date of purchase thereof by the Programme Purchaser under the Receivables Purchase Agreement, when added to the Outstanding Balance on such date of all Purchased Receivables of the RPA Pool that are Parts Receivables, does not exceed 20% of the aggregate Outstanding Balance of all Purchased Receivables on such date; and

(u) the Agent has not notified the Master Servicer in writing that such Receivable is unacceptable to the Agent and the Programme Purchaser.

"Concentration Limit" means, on any date, (a) with respect to any Obligor which is not a Special Concentration Obligor, an amount equal to the product of the Ordinary Concentration Limit Percentage applicable to such Obligor on such date multiplied by the Closing Pool Balance for the RPA Pool on such date and (b) with respect to any Special Concentration Obligor, an amount equal to the product of the Special Concentration Limit Percentage applicable to such Obligor on such date, multiplied by the Closing Pool Balance for the RPA Pool on such date.

"Consolidated Tangible Net Worth" means, as of the last day of any fiscal quarter of the Parent, its consolidated net worth as of such day (as determined in accordance with GAAP applicable to the Parent), after deducting therefrom (without duplication of deductions) (a) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under such GAAP, including without limitation such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing, (b) any write-up in the book value of any asset on the books of the Parent or any of its Subsidiaries (other than any finance Subsidiary) resulting from a revaluation thereof subsequent to the date hereof and after the date of acquisition thereof and (c) all deferred charges (other than prepaid expenses).

"Contract" means any and all instruments, agreements, leases, invoices or other documents or other communications or dealings between an Originator (or its agent) and a third party (or its agent) for and in connection with an agreement by such Originator to sell Equipment or Parts to such third party.

"Costs" means, at any time, the aggregate of any amounts described in Section 2.11, Section 2.12 and Article VIII of the Receivables Purchase Agreement which are payable to the Programme Purchaser or any Funding Source at such time.

"CP Rate" means, in respect of any Discount Period, the rate determined by the Agent (on behalf of the Programme Purchaser) to be equivalent to the sum of (i) the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper issued by the Programme Purchaser to fund and maintain the funding of the transactions contemplated by the Receivables Purchase Agreement and having a term approximately equal to or shorter than such Discount Period may be sold by any placement agent or commercial paper dealer selected by the Programme Purchaser, as agreed between each such dealer or agent and the Programme Purchaser, expressed as an interest-bearing equivalent rate per annum plus (ii) to the extent not included in clause (i) above, the applicable per annum fees of the relevant placement agent or commercial paper dealer in respect of such Commercial Paper.

"Credit and Collection Policy" means, the Originators' credit and collection policies and priorities relating to Contracts and Receivables in the form attached hereto as Exhibit X, as may be amended from time to time as permitted under the Receivables Purchase Agreement.

"Credit Enhancement Percentage" means:

(a) 12%, at any time that the Average Payment Rate is equal to or greater than 34%; and

(b)      at any other time, a percentage determined as follows:

         Credit Enhancement Percentage = 12% + (1.5% x (34% - APR))

Where APR is the Average Payment Rate at such time.

"Deemed Collections" means, at any time:

(a) when used in the Receivables Purchase Agreement or otherwise in relation to Purchased Receivables of the RPA Pool any Collections deemed to have been received at such time by the AGCO Seller pursuant to Section 2.3(h), Section 2.8(a) or Section 2.8(b) of the Receivables Purchase Agreement; and

(b) when used in a Receivables Transfer Agreement or otherwise in relation to any Purchased Receivables of any Receivables Pool constituted under a Receivables Transfer Agreement at such time, any Collections deemed to have been received at such time by the relevant Originator pursuant to Section 2.4 of such Receivables Transfer Agreement and, if such Receivables Transfer Agreement is a French Receivables Transfer Agreement, Section 2.3(f) of such Receivables Transfer Agreement.

"Default Fee" means, at any time, with respect to any amount due by the Parent, the AGCO Seller, the Master Servicer, any Originator or any Subservicer under the Receivables Purchase Agreement or, as the case may be, any Receivables Transfer Agreement, an amount equal to interest on any such amount accruing on a daily basis at a rate per annum equal to 2% above the applicable Base Rate for the period of time from the date such amount falls due for payment to the date it is paid in full (inclusive).

"Defaulted Receivable" means any Receivable:

(a) (other than a Diluted Receivable) as to which any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for 90 days or more from the originally scheduled due date for such payment; or

(b) as to which the Obligor thereof has become the subject of an Insolvency Event; or

(c) which, consistent with the Credit and Collection Policy, has been or should be written-off as uncollectible in the books of the Originator thereof; or

(d) which has been declared by the Master Servicer or such Originator as likely to be written-off as uncollectible.


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

"Deferred Purchase Price" means, in relation to any Offered Receivables, other than French Receivables, the Offered Pool Balance of such Offered Receivables less the Purchase Price of such Offered Receivables.

"Delinquency Ratio" means, on any date with respect to the Purchased Receivables of the RPA Pool, the ratio (expressed as a percentage), calculated as of the then most recent Reference Date, obtained by dividing:

(a) the aggregate Outstanding Balance of all the Purchased Receivables of the RPA Pool which have become Delinquent Receivables during the Reporting Period ending on such Reference Date, by

(b) an amount equal to the aggregate Outstanding Balance of all the Purchased Receivables of the RPA Pool as at close of business on the Reference Date next preceding such Reference Date.

"Delinquent Receivable" means any Receivable, other than a Defaulted Receivable:

(a) as to which any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for 60 days or more from the originally scheduled due date for such payment; or

(b) which, consistent with the Credit and Collection Policy, has been or should be classified as delinquent by the Originator thereof.

"Deutsche Marks" means the Legacy Currency of Germany.

"Diluted Receivable" means any Purchased Receivable, the Outstanding Balance of which has been (a) reduced or adjusted as a result of any defective, rejected or repossessed goods, any cash discount or any adjustment by an Originator or the Master Servicer; or (b) reduced or cancelled as a result of a legally valid set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or (c) cancelled as a consequence of any repurchase by any Originator of any of the Equipment or Parts giving rise to such Purchased Receivable pursuant to a Contract or otherwise; or (d) cancelled as a result of the replacement of the Invoice therefor with a replacement Invoice.

"Dilution Amount" means, in relation to any Receivables Pool on any Settlement Date, an amount equal to the greater of:

(a) the product of the Outstanding Balance of all Purchased Receivables of such Receivables Pool and the Maximum Dilution Ratio for such Receivables Pool on such Settlement Date; and

(b)      the Recorded Dilution Amount of such Receivables Pool on such
         Settlement Date.

"Dilution Ratio" means, on any date, the ratio (expressed as a percentage), calculated as of the then most recent Reference Date obtained by dividing:

(a) the aggregate amount of Deemed Collections deemed received by the AGCO Seller or the Master Servicer under the Receivables Purchase Agreement in respect of any such


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

         Purchased Receivables which have become Diluted Receivables during the Reporting Period ending on such Reference Date, by

(b) an amount equal to the aggregate Outstanding Balance of all Purchased Receivables of the RPA Pool as at the Reference Date next preceding such Reference Date.

"Discount" means, for any Discount Period, an amount calculated by the Agent using, if applicable, the rate used to calculate the amounts payable by the Programme Purchaser under any hedging agreement entered into by the Programme Purchaser in respect of such Discount Period or any part thereof, based on the amount of Capital on the first day of such Discount Period and based upon, among other things (a) the CP Rate and/or the applicable Alternative Rates (as determined by the Agent), as applicable for any amount of Capital funded through the issuance of Commercial Paper by the Programme Purchaser or through any other Funding Source for such Discount Period, (b) the costs incurred by the Programme Purchaser with respect to its entering into and obtaining the benefits of any F/X Agreements, and all breakage costs or indemnification amounts, if any, payable in respect thereof, (c) any loss or cost incurred by the Programme Purchaser as a result of any reduction of Capital on a day other than a Settlement Date including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Capital (provided that, for the purposes of this clause (c), a Settlement Date shall not be deemed to be accelerated by any acceleration of a Reporting Period following a Potential Termination Event or a Termination Event) and (d) any value added tax payable by the Programme Purchaser with respect to the Master Servicer Fee during such Discount Period.

"Discount Period" means, at any time from the Effective Date to the date the Aggregate Unpaids are reduced to zero, the period of time from and including a Settlement Date (or the date of the initial purchase of Receivables by the Programme Purchaser under the Receivables Purchase Agreement for the first Discount Period) to but excluding the next following Settlement Date.

"DPP Amount" means, as at the close of business on any Reference Date, with respect to Purchased Receivables of any Receivables Pool, the remainder of:

(a) the sum of (i) the aggregate amount of the Deferred Purchase Prices or, as applicable, the Subrogation Fees with respect to the purchase of all Purchased Receivables of such Receivables Pool at such time plus (ii) the aggregate amount (if any) of Collections received by the Programme Purchaser under the Receivables Purchase Agreement (other than Deemed Collections received by the Programme Purchaser under the Receivables Purchase Agreement with respect to any Purchased Receivables of such Receivables Pool which are Diluted Receivables and in respect of which the AGCO Seller has satisfied its obligations under Section 2.8(c) of the Receivables Purchase Agreement); less

(b) the aggregate of any amounts applied in payment of the Outstanding Deferred Purchase Price or, as applicable, the Outstanding Subrogation Fee for such Receivables Pool at such time, prior to the Facility Termination Date, pursuant to Section 2.6(a)(ix) or, as the case may be, Section 2.6(b) of the Receivables Purchase Agreement and the relevant Receivables Transfer Agreement and, following the Facility Termination Date, pursuant to Section 2.7(a)(viii) or, as the case may be, Section 2.7(b) of the Receivables Purchase Agreement and the relevant Receivables Transfer Agreement; less


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

(c) prior to the Facility Termination Date, the aggregate at such time of the amounts applied in payment of amounts for such Receivables Pool referred to in clauses (i), (ii), (iii), (vi), (vii) and (vii) of
         Section 2.6(a) of the Receivables Purchase Agreement for such Receivables Pool and, following the Facility Termination Date, the aggregate at such time of the amounts applied in payment of amounts for such Receivables Pool referred to in clauses (i), (ii), (iii), (v),
         (vi) and (vii) of Section 2.7(a) of the Receivables Purchase Agreement for such Receivables Pool and any other Receivables Pool; less

(d) the aggregate Outstanding Balance at such time of all Purchased Receivables of such Receivables Pool which have become Defaulted Receivables during the Reporting Period ending on such Reference Date.

"EC Treaty" means the Treaty Establishing the European Community (signed in Rome on 25 March, 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February, 1992), as amended by the Treaty of Amsterdam (signed in Amsterdam on 2 October, 1997), as amended by the Treaty of Nice (signed in Nice on 26 February, 2001).

"Eligible Promissory Note Receivable" means a Promissory Note Receivable:

(a)      which is a French Receivable; and

(b)      the Promissory Note relating to which:

         (i) expressly states the Originator of such Promissory Note Receivable to be the beneficiary thereof;

         (ii) is payable by a collecting bank which is a Promissory Note Collecting Bank;

         (iii) has a tenor not exceeding the lesser of 90 days and the payment date of the Receivable in respect of which such Promissory Note has been issued;

         (iv)     is payable in Euro or French Francs; and

         (v) does not contain any restrictive endorsements that would prevent any Originator, the AGCO Seller or the Programme Purchaser from becoming holder for value or a holder in due course thereof.

"Eligible Receivable" means any of a German Eligible Receivable, a Spanish Eligible Receivable or a French Eligible Receivable, as applicable.

"Endorsement" means:

(a) when used in the Receivables Purchase Agreement or otherwise in relation to the sale under the Receivables Purchase Agreement of any French Receivable, in each case which is a Promissory Note Receivable, the endorsement without recourse (sans recours) to the Programme Purchaser of all the rights and claims of the AGCO Seller with respect to such Receivable and any Related Assets pursuant to Articles L512-3 and L511-8 et seq. of the French Commercial Code, as contemplated by
         Section 2.3(h) of the Receivables Purchase Agreement; and


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

(b) when used in any French Receivables Transfer Agreement or otherwise in relation to the sale of any Promissory Note Receivable under such French Receivables Transfer Agreement, the endorsement without recourse (sans recours) to the AGCO Seller of all the rights and claims of the Originator party to such French Receivables Transfer Agreement in respect of such Receivable and any Related Assets pursuant to Articles L512-3 and L511-8 et seq. of the French Commercial Code, as contemplated by Section 2.3(g) of such French Receivables Transfer Agreement, and the terms "Endorse" and "Endorsed" shall be construed accordingly.

"Enforcement Limitation" means, with respect to the enforceability of (i) any provision of any Transaction Document against any party to such Transaction Document or (ii) any provision of the Contract for any Receivable against the parties thereto, any limitation on such enforceability arising as a result of:

(a) the application of applicable bankruptcy, insolvency or other similar laws relating to or limiting creditors' rights generally; or

(b) if such enforcement is sought in the courts of England and Wales, the application of general principles of equity.

"Equipment" means tractors, combine harvesters, agricultural machinery or implements, including accessories relating thereto, sold by an Originator to an Obligor pursuant to a Contract.

"Euro" or "(euro)" means the lawful currency of the Member States.

"Euro Equivalent" means, in relation to an amount:

(a)      denominated in Euro, such amount;

(b) denominated in a Legacy Currency, the amount of Euro required to purchase such amount at the rate fixed for the conversion of such Legacy Currency into Euro upon or in connection with the applicable Member State adopting the Euro in accordance with the EC Treaty; or

(c) denominated in a currency other than Euro or a Legacy Currency, the amount of Euro required to purchase such amount denominated in a currency other than Euro or a Legacy Currency at the Exchange Rate on the day such Euro Equivalent is determined.

"European Business Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in Frankfurt, Germany and London, England and Paris, France and Madrid, Spain.

"Exchange Rate" means, in relation to the purchase of one currency (the "first currency") with another currency (the "second currency") on any date, the spot rate of exchange determined by the Agent to have been quoted for the amount in question on Reuters Page "EURX1=" at or about 11:00 a.m. on such day (or if such day is not a Business Day on the immediately preceding Business Day) for the purchase of the first currency with the second currency.


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

"Facility Limit" means (euro)110,000,000 or such other amount as may be agreed from time to time in writing among the Originators, the Master Servicer, the Programme Purchaser and the Agent.

"Facility Termination Date" means the earliest of:

(a)      the Scheduled Facility Termination Date;

(b)      any date upon which a Facility Termination Event occurs; and

(c) any Settlement Date upon which there are insufficient Collections to pay in full the amounts referred to in clauses (i) to (viii) (to the extent that amounts due in such clause (viii) are not waived by the Master Servicer) of Section 2.6(a) of the Receivables Purchase Agreement.

"Facility Termination Event" means:

(a) the occurrence of an Insolvency Event with respect to the AGCO Seller, the Master Servicer or any Originator; or

(b) the declaration by the Agent or the Programme Purchaser, following the occurrence and during the continuance of any Termination Event (other than that described in clause (a) above), that the Facility Termination Date has occurred.

"Fee Letter" means the letter dated as of the Signing Date from the Programme Purchaser to the AGCO Seller.

"Fees" means the fees payable from time to time by the AGCO Seller pursuant to the Fee Letter.

"Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

"France" means the Republic of France (excluding DOM/TOM).

"French Eligibility Criteria" means, at any time, with respect to a Receivable:

(a)      the originator thereof is a French Originator;

(b) the Obligor thereof (i) is not an individual, (ii) is domiciled in France, (iii) has accepted the sale of Equipment or Parts, which is the subject of the Contract that has given rise to such Receivable in France and (iv) is not a Governmental Entity;

(c) such Receivable is denominated in Euro or French Francs and is payable only in France;

(d) (i) if the Purchase Date of such Receivable is prior to the first anniversary of the Signing Date and such Receivable or any Related Assets are not freely transferable by way of Subrogation by the relevant French Originator or its successors in title (including the AGCO Seller and the Programme Purchaser) without requiring the consent of any Person, such consent has been obtained in writing and (ii) if the Purchase Date of such Receivable is on or following the first anniversary of the


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

         Signing Date, such Receivable and any Related Assets are freely transferable by way of Subrogation by the relevant French Originator and its successors in title (including the AGCO Seller and the Programme Purchaser) without requiring the consent of any Person, including any Obligor and (iii) such French Originator (immediately prior to any sale thereof to the AGCO Seller pursuant to the relevant French Receivables Transfer Agreement) and the AGCO Seller, (immediately prior to any sale thereof to the Programme Purchaser pursuant to the Receivables Purchase Agreement) has exclusive title thereto, and is the sole legal owner thereof, free and clear of any Adverse Claim, except as may be created by any of the Transaction Documents;

(e) if such Receivable is a Promissory Note Receivable, it is an Eligible Promissory Note Receivable;

(f) the offer by the relevant French Originator of the sale of such Receivable under the relevant French Receivables Transfer Agreement, together with the delivery by such French Originator to the AGCO Seller of a Subrogation Certificate with respect to such Receivable and the acceptance of such offer by the payment by the AGCO Seller of the Acceptance Fee in relation to such offer shall be effective as against such French Originator and the Obligor of such Receivable to transfer to the AGCO Seller all of such French Originator's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such French Originator;

(g) the offer by the AGCO Seller of the sale of such Receivable under the Receivables Purchase Agreement, together with the delivery by the AGCO Seller to the Programme Purchaser of a Subrogation Certificate with respect to such Receivable and the acceptance of such offer by the payment by the Programme Purchaser of the Acceptance Fee in relation to such offer shall be effective as against the AGCO Seller and the Obligor of such Receivable to transfer to the Programme Purchaser all of the AGCO Seller's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Programme Purchaser such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such French Originator;

(h) the sale by the relevant French Originator to the AGCO Seller and the sale by the AGCO Seller to the Programme Purchaser of such French Receivable under the relevant Receivables Transfer Agreement and the Receivables Purchase Agreement respectively, is not voidable or liable to be set aside in any way by any Person and, in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or by any creditor of, the relevant French Originator, the AGCO Seller or the Obligor of such Receivable under any law, rule or regulation in effect in any

         Approved Country or any political subdivision thereof or a jurisdiction therein, whether related to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise; and

(i)      such Receivable arises under a Contract governed by French law.

"French Eligible Receivable" means, at any time, a Receivable with respect to which all the Common Eligibility Criteria and all the French Eligibility Criteria are satisfied at such time.

"French Francs" means the Legacy Currency of France.

"French Originator" means each of AGCO France and any other Subsidiary of the Parent incorporated under the laws of France, from time to time, who, with the prior written consent of the Agent, has signed a French Receivables Transfer Agreement pursuant to which it may sell French Receivables to the AGCO Seller from time to time.

"French Originator Account" means: (i) in relation to payments to be received by AGCO France, any of the AGCO France Accounts and (ii) in relation to payments to be received by any other French Originator, any of the Originator Accounts of such French Originator.

"French Receivable" means a Receivable originated by a French Originator and which, prior to sale thereof to the AGCO Seller under a French Receivables Transfer Agreement, was owned, or purportedly owned, by such French Originator.

"French Receivables Pool" means, with respect to the Receivables of a particular French Originator, at any time, all the Offered Receivables or, as the context requires, all the Purchased Receivables that have been originated by and offered or sold by such French Originator to the AGCO Seller, which are French Receivables at such time.

"French Receivables Transfer Agreement" means

(a)      the AGCO France Receivables Transfer Agreement; and

(b) any other Receivables Transfer Agreement entered into among, inter alios, the AGCO Seller and a French Originator in a form satisfactory to the Agent.

"Funding Document" means:

(a) any liquidity loan agreement or liquidity purchase agreement or any back-up purchase agreement or back-up loan agreement into which the Programme Purchaser enters with any Funding Source with respect to the transactions contemplated by the Receivables Purchase Agreement and/or the Programme Purchaser's issuance of Commercial Paper in respect of such transactions;

(b)      any F/X Agreement; and

(c) any other agreement pursuant to which the Programme Purchaser obtains funding to make and maintain its funding obligations under the Receivables Purchase Agreement.

"Funding Source" means Rabobank International and any other Person providing liquidity, credit enhancement, credit insurance or other support to the Programme Purchaser with respect to the transactions contemplated by the Receivables Purchase Agreement and/or the Programme Purchaser's issuance of Commercial Paper to fund or maintain the funding of the Programme Purchaser with respect to such transactions.

"F/X Agreement" means any foreign exchange hedging agreement entered into by the Programme Purchaser to hedge its foreign exchange risk associated with the Euro denominated Purchased Receivables and any U.S. Dollar denominated Commercial Paper issued by it which relates to the transactions contemplated by the Receivables Purchase Agreement.

"GAAP" means, when used with respect to the financial condition of any Person or any financial statements prepared or to be prepared with respect to such Person, generally accepted accounting principles in effect from time to time in the jurisdiction of incorporation of such Person which, if such Person is:

(a) the Parent, shall be generally accepted accounting principles in effect from time to time in the United States of America;

(b) the AGCO Seller or the Master Servicer, shall be generally accepted accounting principles in effect from time to time in the United Kingdom;

(c) a French Originator, shall be generally accepted accounting principles in effect from time to time in France;

(d) a German shall be generally accepted accounting principles in effect from time to time in Germany; and

(e) a Spanish Originator, shall be the Accounting General Plan (Plan General Contable) in force since 1991 and generally accepted accounting principles in effect from time to time in Spain.

"General Condition Precedent" means each of the conditions precedent (a) identified as such in Schedule A to the Receivables Purchase Agreement and (b) set forth in clauses (a) to (d) of Section 3.2 of the Receivables Purchase Agreement.

"German Civil Code" means the civil code (Burgerliches Gesetzbuch) of Germany which came into force on 1 January 1900, as amended from time to time, and any successor code thereof.

"German Commercial Code" means the commercial code (Handelsgesetzbuch) of Germany which came into force on 1 January 1900, as amended from time to time and any successor thereof.

"German Eligibility Criteria" means, at any time, with respect to a Receivable:

(a)      the originator thereof is a German Originator;

(b) the Obligor thereof is (i) not an individual, (ii) is domiciled in Germany, (iii) has accepted the sale of Equipment or Parts, which is the subject of the Contract that has given rise to such Receivable, in Germany and (iv) not a Governmental Entity;

(c) such Receivable is denominated in Euro or Deutsche Marks and is payable only in Germany;

(d) such Receivable and any Related Assets are freely assignable by the relevant German Originator and its successors in title (including the AGCO Seller and the Programme Purchaser), without requiring the consent of any Person, including any Obligor, and such German Originator (immediately prior to any sale thereof to the AGCO Seller pursuant to the relevant German Receivables Transfer Agreement) and the AGCO Seller (immediately prior to the sale thereof to the Programme Purchaser pursuant to the Receivables Purchase Agreement) has exclusive title thereto, and is the sole legal owner thereof, free and clear of any Adverse Claim, except as may be created by any of the Transaction Documents;

(e) such Receivable is not represented by any negotiable instrument or the German equivalent thereof;

(f) the offer by the relevant German Originator of the sale of such Receivable under the relevant German Receivables Transfer Agreement and the acceptance of such offer by the payment by the AGCO Seller of the Acceptance Fee in relation to such offer shall be effective as against the relevant German Originator and the Obligor thereof to transfer to the AGCO Seller all the relevant German Originator's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken to transfer to the Programme Purchaser such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such German Originator;

(g) the offer by the AGCO Seller of the sale of such Receivable under the Receivables Purchase Agreement and the acceptance of such offer by the payment by the Programme Purchaser of the Acceptance Fee in relation to such offer shall be effective as against the AGCO Seller and the Obligor of such German Receivable to transfer to the Programme Purchaser all of the AGCO Seller's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents, and no further action need be taken in order to transfer to the Programme Purchaser such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such German Originator;

(h) the sale by the relevant German Originator to the AGCO Seller and the sale by the AGCO Seller to the Programme Purchaser of such German Receivable under the relevant Receivables Transfer Agreement and the Receivables Purchase Agreement respectively, is not voidable or liable to be set aside in any way by any Person and, in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or by any creditor of, the relevant German Originator, the AGCO Seller or the Obligor of such German Receivable under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether related to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise; and

(i)      such Receivable arises under a Contract governed by German law.

"German Eligible Receivable" means, at any time, a Receivable with respect to which all the Common Eligibility Criteria and all the German Eligibility Criteria are satisfied at such time.

"German Originator Account" means, (i) in relation to payments to be received by AGCO Vertriebs, any of the AGCO Vertriebs Accounts, (ii) in relation to payments to be received by AGCO Fendt, any of the AGCO Fendt Accounts and (iii) in relation to payments to be received by any other German Originator, any of the Originator Accounts of such German Originator.

"German Originator" means each of AGCO Vertriebs and AGCO Fendt and any other Subsidiary of the Parent incorporated under the laws of Germany, from time to time, who, with the prior written consent of the Agent, has signed a German Receivables Transfer Agreement pursuant to which it may sell German Receivables to the AGCO Seller from time to time.

"German Receivable" means a Receivable originated by a German Originator, which, prior to sale thereof to the AGCO Seller under a German Receivables Transfer Agreement, was owned, or purportedly owned, by such German Originator.

"German Receivables Pool" means with respect to the Receivables of a particular German Originator, at any time, all the Offered Receivables or, as the context requires, all the Purchased Receivables that have been originated by and offered or sold by such German Originator to the AGCO Seller which are German Receivables at such time.

"German Receivables Transfer Agreement" means: (a) the AGCO Fendt Receivables Transfer Agreement; (b) the AGCO Vertriebs Receivables Transfer Agreement; and
(c) any other receivables transfer agreement entered into among, inter alios, the AGCO Seller and a German Originator, in a form satisfactory to the Agent.

"Germany" means the Federal Republic of Germany (Bundesrepublik Deutschland).

"Governmental Entity" means the government of any country, province, territory or state or local authority thereof (a "Legal Jurisdiction"), any body corporate created under public law in any Legal Jurisdiction or any statutory body in any Legal Jurisdiction, any entity subject to public procurement or similar laws in any Legal Jurisdiction and the European Union and the European Commission.

"Group Companies" means the Parent and its Subsidiaries.

"Indebtedness" of a Person means such Person's:

(a)      obligations for borrowed money;

(b) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

(c) obligations, whether or not assumed, secured by Adverse Claims or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

(d) obligations which are evidenced by promissory notes, letters of credit, bonds, debentures, notes, acceptances, or other instruments;

(e)      capitalised lease obligations;

(f) net liabilities under interest rate swap, exchange, cap, collar, floor or like derivative agreements; and

(g) obligations under any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

"Insolvency Event" means, in relation to any Person:

(a)      the inability of that Person to pay its debts as they fall due; or

(b) the value calculated in accordance with GAAP applicable to such Person of that Person's assets being less than the amount of its liabilities;

(c) that Person making any general arrangement for the benefit of its creditors; or

(d) any step being taken or proceeding being instituted (unless such step or proceeding is frivolous or vexatious and is dismissed within 30 days (or 60 days if such Person is the Master Servicer) of being taken or instituted) by any competent Person seeking:

         (i) to adjudicate it bankrupt or insolvent with respect to it or its debts; or

         (ii) the liquidation, winding up, reorganisation (other than a solvent reorganisation), arrangement, adjustment, protection, relief or composition of it or its debts; or

         (iii) the entry of an order for relief or the appointment of a receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official of it or a substantial part of its assets; or

(e)      if that Person is a German Originator, such German Originator:

         (i)      is in a situation of cessation of payments
                  (Zahlungsunfahigkeit) within the meaning of German insolvency laws;

         (ii) has resolved to commence proceedings with respect to a restructuring or work out of its indebtedness (Insolvenzplan);

         (iii)    has filed for insolvency (Insolvenz);

         (iv) has been adjudicated bankrupt, put under provisional supervision (Eroffnung des Insolvenzverfahren) or annulled as a legal entity; or

         (v) has any corporate action taken or pending in relation to any of the above; or

(f)      if that person is a Spanish Originator, such Spanish Originator:

         (i) is in a situation of cessation of payments within the meaning of Spanish insolvency laws;

         (ii) has resolved to enter into temporary receivership (Suspension de Pagos);

         (iii)    has filed for bankruptcy (Quiebra);

         (iv) has been adjudicated bankrupt, put under provisional supervision or annulled as a legal entity; or

         (v) has any corporate action taken or pending in relation to any of the above; or

(g)      if that person is a French Originator, such French Originator:

         (i) is in a situation of cessation of payments within the meaning of French insolvency laws;

         (ii)     has filed for bankruptcy (redressement judiciaire);

         (iii) has been adjudicated bankrupt, put under provisional supervision or annulled as a legal entity; or

         (iv) has any corporate action taken or pending in relation to any of the above; or

(h) if that Person is the AGCO Seller or the Master Servicer, the inability of that Person to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; or

(i)      an encumbrancer takes possession of a substantial part of its assets;
         or

(j) any meeting is convened by any shareholder, member, participant, organiser or other person at which any of the preceding actions are approved,

and in relation to any Person, the term "Insolvency Event" shall also include any similar or corresponding event under any applicable law in any relevant jurisdiction for the general protection of creditors of a Person domiciled, incorporated in or otherwise subject to such jurisdiction, in the insolvency, bankruptcy or other inability to pay debts of that Person.

"Invoice" means an invoice issued by or on behalf of an Originator to or to the order of a Person to whom such Originator has agreed to sell Equipment or Parts, demanding payment of the purchase price of such Equipment or Parts.

"LCR System" means the computer system implemented by banks in France that process information relating to payments to be made in connection with promissory notes.

"Legacy Currency" means the unit of currency, other than the Euro, of any Member State.

"LIBO Rate" means an interest rate per annum determined by the Agent to be either (a) equal to the mean offered rate presented on such page of the Telerate screen which displays the London Interbank Offered Rate for deposits in the currency of the principal amount in relation to which such determination is being made, in an amount approximately equal to such principal amount (or such other page as may replace such page) at or about 11.00 a.m. on the Quotation Date for the period of time in relation to which such determination is being made for the offering of deposits for such period of time, or (b) if no such display rate is then available, the rate quoted by the Reference Bank to leading banks in the ordinary course of business in the London interbank market at or about 11.00 a.m. on the date falling two Business Days prior to the commencement of such period of time, for the offering of deposits for such period of time of an amount approximately equal to such principal amount.

"Liquidity Margin" means 1.50%.

"Losses" means, in relation to any Receivables Pool on any Settlement Date, the Outstanding Balance of all Purchased Receivables of such Receivables Pool that became Delinquent Receivables or Defaulted Receivables during the most recently-ended Reporting Period.

"Mandatory Costs" means the aggregate costs imputed to any Funding Sources, in providing funding to the Programme Purchaser, of compliance with certain requirements of the Bank of England and regulations of the Financial Services Authority of the United Kingdom and any other applicable regulatory or central bank reserve requirement.

"Master Servicer Fee" means, in respect of any Discount Period, an amount equal to the product of (a) the Master Servicer Fee Percentage multiplied by the Capital as at the first day of such Discount Period multiplied by (b) a fraction, the numerator of which shall be the number of days in such Discount Period and the denominator of which shall be 365 (or, if any such Discount Period ends during a leap year, 366) days.

"Master Servicer Fee Percentage" means such percentage, used in the calculation of the Master Servicer Fee, as shall be agreed from time to time between the Agent and the Master Servicer, not to exceed 0.60%.

"Material Adverse Effect" means, at any time, a material adverse effect on:

(a) the financial condition of any of the Parent, the AGCO Seller, the Master Servicer or any Originator;

(b) the ability of any Originator, the AGCO Seller, the Master Servicer or the Parent to perform its material obligations under any Transaction Document to which it is a party;

(c) the legality, validity or enforceability of the Receivables Purchase Agreement, any Receivables Transfer Agreement or any other Transaction Document to which any Originator, the AGCO Seller, the Master Servicer or the Parent is a party;

(d) the Programme Purchaser's interest in any material portion of the Purchased Receivables, the Related Assets or the Collections with respect thereto; or

(e) the collectibility of any material portion of the Purchased Receivables (other than, for the avoidance of doubt, any such adverse effect on such collectibility occurring as a


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

         result of any event which results in such Purchased Receivable becoming a Defaulted Receivable (assuming the lapse of the time period set forth in paragraph (a) of the definition of "Defaulted Receivable" in the Master Definitions Schedule) or any deterioration in the creditworthiness of any Obligor of such Purchased Receivables).

"Maximum Dilution Ratio" means at any time with respect to the Purchased Receivables of any Receivables Pool, the greater of: (a) the highest Average Dilution Ratio to have occurred for such Purchased Receivables in the three month period ending on the then most recent Reference Date, and (b) the Average Historical Dilution Ratio on such Reference Date.

"Maximum Discount" means 20% or such other percentage as the Agent may from time to time determine in respect of any Receivables Pool.

"Member State" means each member state of the European Union that has adopted or adopts the single currency in accordance with the EC Treaty (and "Member States" means all of them).

"Moody's" means Moody's Investors Service Inc. and any successor thereto.

"Net Loss Ratio" means, on any date, with respect to the Purchased Receivables of the RPA Pool, the ratio (expressed as a percentage), calculated as of the then most recent Reference Date, obtained by multiplying 12 by the ratio obtained by dividing:

(a) an amount equal to the remainder of (i) the aggregate Outstanding Balance of all Purchased Receivables of the RPA Pool which have become Written-off Receivables during the Reporting Period ending on such Reference Date less (ii) the aggregate Recoveries received during such Reporting Period, by

(b) an amount equal to the aggregate Outstanding Balance of all the Purchased Receivables of the RPA Pool as at close of business on the Reference Date next preceding such Reference Date.

"Net Subrogation Price" means, in relation to any Offered Receivables that are French Receivables, an amount equal to (a) the Subrogation Price, less (b) the Subrogation Fee of such Offered Receivables.

"Obligor" means, with respect to a Receivable, each Person obliged to make payments to an Originator in respect of the related Invoice or Promissory Note, including any guarantor of such Person or such Person's obligation to make such payments.

"Obligor Notification" means a notification by or on behalf of the Programme Purchaser to an Obligor of any Purchased Receivable or any other Person, of the purchase by the Programme Purchaser of such Receivable and Related Assets, in substantially the form set out in Exhibit IX.

"Offer Letter" means:

(a) with respect to an offer of Receivables under the Receivables Purchase Agreement by the AGCO Seller, a notice in substantially the form of
         Part 1 of Exhibit II; and

(b) with respect to an offer of Receivables under any French Receivables Transfer Agreement a notice in substantially the form of Part 2 of
         Exhibit II; and


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

(c) with respect to an offer of Receivables under any Spanish Receivables Transfer Agreement a notice in substantially the form of Part 3 to
         Exhibit II; and

(d) with respect to an offer of Receivables under any German Receivables Transfer Agreement, a notice substantially in the form of Part 4 of
         Exhibit II; and

(e) with respect to an offer of Receivables made by any other Originator a notice in a form satisfactory to the Agent (acting reasonably).

When used in, or in relation to the purchase of Receivables under, the Receivables Purchase Agreement or any Receivables Transfer Agreement, the term "Offer Letter" means the Offer Letter delivered or required to be delivered under the Receivables Purchase Agreement or such Receivables Transfer Agreement, as the case may be, in connection with each offer of Receivables thereunder.

"Offer Letter Requirements" means, in respect of each Offer Letter delivered or required to be delivered under the Receivables Purchase Agreement or a Receivables Transfer Agreement, as applicable:

(a)      it is signed by a duly authorised officer or director of:

         (i) in respect of each Offer Letter under the Receivables Purchase Agreement, the AGCO Seller; and

         (ii) in respect of each Offer Letter under a Receivables Transfer Agreement, the Originator party to such Receivables Transfer Agreement; and

(b) it lists, by reference to the invoice number or Contract, the name of the Obligor and the Outstanding Balance thereof, each Receivable offered for sale thereby and, in the case of an Offer Letter delivered under the Receivables Purchase Agreement, whether such Receivable is a French Receivable, a German Receivable or a Spanish Receivable.

"Offered Pool Balance" means, in relation to any Offered Receivables, the Outstanding Balance of all such Offered Receivables that are Eligible Receivables.

"Offered Receivable" means a Receivable (other than a Purchased Receivable) offered for sale either:

(a) by the AGCO Seller to the Programme Purchaser under the Receivables Purchase Agreement; or

(b)      by an Originator to the AGCO Seller under a Receivables Transfer
         Agreement,

in the relevant Offer Letter delivered pursuant to the Receivables Purchase Agreement or, as the case may be, such Receivables Transfer Agreement. When used in, or otherwise in relation to Receivables offered for sale under, the Receivables Purchase Agreement or a Receivables Transfer Agreement, the term "Offered Receivable" means an Offered Receivable under the Receivables Purchase Agreement or such Receivables Transfer Agreement, as applicable.

"Opening Pool Balance" means, in relation to any Receivables Pool on any Settlement Date, the Closing Pool Balance of such Receivables Pool on the previous Settlement Date less the amount of Available Collections received or deemed received by the AGCO Seller (in respect of the RPA Pool) or the relevant Originator (in respect of any other Receivables Pool) during the most recently-ended Reporting Period less the Losses for such Receivables Pool on such Settlement Date; provided that the Opening Pool Balance for each Receivables Pool on the initial Settlement Date shall be nil.

"Ordinary Concentration Limit Percentage" means, on any date:

(a) 3.0% in respect of each of (i) the Obligor (not being a Special Concentration Obligor) whose Payable Amount is greater than the Payable Amount of each other Obligor on such date and (ii) the Obligor (not being a Special Concentration Obligor) whose Payable Amount is greater than the Payable Amount of each other Obligor other than the Obligor referred to in clause (i) above on such date; where "Payable Amount" means, in respect of any Obligor on any date, the aggregate Outstanding Balance of the Purchased Receivables of the RPA Pool payable by such Obligor on such date; and

(b) 1.5% in respect of each other Obligor that is not a Special Concentration Obligor,

or such other percentage in respect thereof as may be determined by the Agent from time to time.

"Originator" means any of the French Originators, the German Originators or the Spanish Originators and any other Subsidiary of the Parent that has become an "Originator" in accordance with Section 10.2 of the Receivables Purchase Agreement (together the "Originators") and when used in connection with any Receivable, means the Person that has sold the Equipment or Parts giving rise to such Receivable and to whom the Obligor thereof (until notification otherwise) has the obligation to pay all amounts owing in respect of such Receivable.

"Originator Account" means, in relation to any Originator, each account or accounts as such Originator designates as its "Originator Account" with the prior written consent of the Agent.

"Originator Specific Condition Precedent" means, in respect of an Originator, each of the conditions precedent (a) identified as such in Schedule A to the Receivables Purchase Agreement and (b) set forth in clauses (e) to (i) of
Section 3.2 of the Receivables Purchase Agreement.

"Outstanding Balance" means, at any time, with respect to any Receivable, the Euro Equivalent of the outstanding principal balance thereof (including, for the avoidance of doubt, the amount of any value added tax or similar tax payable with respect thereto) at such time.

"Outstanding Deferred Purchase Price" means, at any time, with respect to Purchased Receivables (other than French Receivables) of any Receivables Pool an amount equal to the DPP Amount for such Purchased Receivables at such time.

"Outstanding Reserve Amount" means, in relation to any Receivables Pool on any Settlement Date, an amount equal to the greater of: (a) zero; and (b) the Outstanding Reserve Amount on the previous Settlement Date less the Losses for such Receivables Pool during the most recently-ended Reporting Period less the Reserve Reduction during such Reporting Period; provided that the Outstanding Reserve Amount for each Receivables Pool on the initial Settlement Date shall be nil.

"Outstanding Subrogation Fee" means, at any time with respect to Purchased Receivables of any Receivables Pool (where such Purchased Receivables are French Receivables), an amount equal to the DPP Amount for such Purchased Receivables at such time.

"Parent" means AGCO Corporation, a Delaware corporation.

"Parts" means any replacement part for Equipment or any accessories or ancillary products not accompanying Equipment.

"Parts Receivable" means any Receivable originated by an Originator arising solely from the sale by such Originator to an Obligor of Parts.

"Payment Rate" means, at any time with respect to the Purchased Receivables of the RPA Pool, the ratio (expressed as a percentage), calculated as of the last day of the then most recent Reference Date, obtained by dividing:

(a) the amount of Collections received or deemed received by the Master Servicer pursuant to the Receivables Purchase Agreement during the Reporting Period ending on such Reference Date; by

(b) the aggregate Outstanding Balance of such Purchased Receivables as of the Reference Date next preceding such Reference Date.

"Person" means an individual, partnership, corporation (including a business trust), company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Potential Termination Event" means an event which, with the giving of notice or the passing of time would constitute a Termination Event.

"Powers of Attorney" means the powers of attorney to be given (a) by each Originator in favour of the Programme Purchaser and the Agent: (i) if given by a German Originator, substantially in the form of Part 1 of Exhibit V (as amended from time to time), (ii) if given by a French Originator, substantially in the form of Part 2 of Exhibit V (as amended from time to time), (iii) if given by a Spanish Originator, substantially in the form of Part 3 of Exhibit V (as amended from time to time) or (iv) if given by any other Originator, in a form to be agreed between the Agent and the AGCO Seller, and (b) by the AGCO Seller in favour of each French Originator and each Spanish Originator, substantially in the form attached as Part 4 of Exhibit V (as amended from time to time).

"Programme Purchaser Collection Account" means the account, no. 0012154401 held at Rabobank International, Thames Court, One Queenhithe, London EC4R 8AW in the name of the Programme Purchaser and/or each other account or accounts as the Agent may designate as the "Programme Purchaser Collection Account" by giving the Master Servicer at least five Business Days' prior written notice of such proposed designation.

"Promissory Note" means a promissory note (a lettre de change releve papier) issued in respect of a French Receivable.

"Promissory Note Account Bank" means each bank at which the Programme Purchaser has opened an account for the purposes of collecting payments of the proceeds of Promissory Notes which have been endorsed to the Programme Purchaser pursuant to the terms of the Receivables Purchase Agreement.

"Promissory Note Collecting Bank" means, with respect to any Promissory Note Receivable, such bank or financial institution notified to the Agent in writing by the French Originator of such Promissory Note Receivable, which:

(a) is within the definition of "Collecting Bank" in the Uniform Rules for Collection of the International Chamber of Commerce, 1995 Revision, I.C.C. Publication 522 or any other bank or financial institution undertaking a similar role in connection with the collection of payments on negotiable instruments or letters of credit; and

(b)      operates the LCR System.

"Promissory Note Receivable" means at any time a French Receivable with respect to which the Originator thereof has made an entry on its computer systems that the Obligor thereof has issued a Promissory Note in respect thereof at such time.

"Purchase Confirmation" means, when used in, or in relation to the purchase of Receivables of any German Receivables Pool or any Spanish Receivables Pool under the Receivables Purchase Agreement or a German Receivables Transfer Agreement or a Spanish Receivables Transfer Agreement, as the case may be, a confirmation by the Programme Purchaser or the AGCO Seller substantially in form of Exhibit VIII (as amended from time to time) of its acceptance of the offer by the AGCO Seller or the relevant German Originator or Spanish Originator, as the case may be.

"Purchase Date" means the Business Day on which the initial purchase of Receivables occurs under a Receivables Transfer Agreement and the Receivables Purchase Agreement and each Settlement Date on which a purchase of Receivables is made under a Receivables Transfer Agreement and the Receivables Purchase Agreement.

"Purchase Price" means, in relation to any Offered Receivables, other than French Receivables, on each Purchase Date, the Offered Pool Balance of such Offered Receivables less the Reserve Deficit for such Receivables Pool, if any, on such Purchase Date less the increase, if any, in the Dilution Amount for such Receivables Pool during the most recently-ended Reporting Period.

"Purchased Receivable" means:

(a) when used in or in relation to the purchase of Receivables under or on the terms of the Receivables Purchase Agreement, any Receivable offered by the AGCO Seller for sale to the Programme Purchaser under the Receivables Purchase Agreement, and in respect of which:

         (i) if such Receivable is a French Receivable, the Subrogation Price therefor has been paid by or on behalf of the Programme Purchaser in accordance with Section 2.3(c) or Section 2.3(d) of the Receivables Purchase Agreement; or

         (ii) if such Receivable is other than a French Receivable, the Purchase Price therefor has been paid by or on behalf of the Programme Purchaser to the AGCO Seller in accordance with the relevant provisions of the Receivables Purchase Agreement; and

(b) when used in or in relation to the purchase of Receivables under or on the terms of a French Receivables Transfer Agreement, any Receivable offered by the relevant French Originator for sale to the AGCO Seller under such Receivables Transfer Agreement, and in respect of which the Subrogation Price therefor has been paid or deemed paid by or on behalf of the AGCO Seller pursuant to Section 2.3(c) of such French Receivables Transfer Agreement; and

(c) when used in or in relation to the purchase of Receivables under any other Receivables Transfer Agreement, any Receivable offered by the relevant Originator for sale to the AGCO Seller under such Receivables Transfer Agreement, and in respect of which the Purchase Price therefor has been paid by or on behalf of the AGCO Seller to the relevant Originator pursuant to the relevant section of such Receivables Transfer Agreement.

"Quotation Date" means, with respect to any calculation of any portion of Discount based on the LIBO Rate, the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in the currency of the Programme Purchaser's funding costs in relation to which such calculation is being made for delivery of any amount comparable to the amount of such funding costs on the first day of the period for which such calculation is being made.

"Rating Confirmation" means, in relation to any event, circumstance, action or omission confirmation in writing from any rating agency which is rating the commercial paper notes of the Programme Purchaser at the request of the Programme Purchaser and the Agent, that such event, circumstance, action or omission will not affect the then current rating attributed to such commercial paper notes by such rating agency.

"Receivable" means the indebtedness and other obligations owed (at the time arising) to an Originator, whether constituting a receivable, bill of exchange, instrument or general claim, arising in connection with the sale of Equipment or Parts by such Originator, and includes, without limitation, (a) unless the context requires otherwise, any Promissory Note Receivable and (b) the obligation to pay any Finance Charges with respect thereto and any amount of value added tax or similar tax payable with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction. Each reference to a "Receivable" in, or in connection with any offer for the sale or purchase of a "Receivable" under:

(a) the Receivables Purchase Agreement, is a reference to any Receivable originated by an Originator and which has been sold to the AGCO Seller;


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

(b) a German Receivables Transfer Agreement, is a reference to a Receivable originated by a German Originator;

(c) a French Receivables Transfer Agreement, is a reference to a Receivable originated by a French Originator;

(d) the Spanish Receivables Transfer Agreement, is a reference to a Receivable originated by a Spanish Originator; and

(e) any other Receivables Transfer Agreement, is a reference to a Receivable originated by the Originator that is a party to such Receivables Transfer Agreement.

"Receivables Pool" means, as the context requires, any of the RPA Pool, the German Receivables Pools, the French Receivables Pools or the Spanish Receivables Pools. A Receivables Pool shall be "related" to a Receivables Transfer Agreement, and vice versa, if such Receivables Transfer Agreement provides for the sale by any Originator and the purchase by the AGCO Seller of Receivables of such Receivables Pool.

"Receivables Purchase Agreement" means the Receivables Purchase Agreement dated on or about the Signing Date, among the AGCO Seller, the Programme Purchaser, the Master Servicer, the Agent and the Parent.

"Receivables Transfer Agreement" means any German Receivables Transfer Agreement, French Receivables Transfer Agreement, Spanish Receivables Transfer Agreement or, as the case may be, any receivables transfer agreement between, inter alios, the AGCO Seller and an Originator, in a form satisfactory to the Agent.

"Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable and any Related Assets therefor and the related Obligor and any Promissory Note issued or letter of credit opened by the related Obligor with respect to such Receivable.

"Recorded Dilution" means, in relation to any Purchased Receivable, the amount of any reduction in the Outstanding Balance of such Purchased Receivable recorded in the books of the Master Servicer (or any Subservicer on its behalf) against such Purchased Receivable, in accordance with the Credit and Collection Policy as a result of (a) any defective, rejected or repossessed goods, any cash discount or any adjustment by an Originator or the Master Servicer; or (b) any legally valid set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or
(c) cancelled as a consequence of any repurchase or repossession by any Originator of any of the Equipment or Parts giving rise to such Purchased Receivable pursuant to a Contract or otherwise; or (d) cancelled as a result of the replacement of the Invoice therefor with a replacement Invoice.

"Recorded Dilution Amount" means, in relation to any Receivables Pool at any time, the aggregate amount of Recorded Dilutions for the Purchased Receivables of such Receivables Pool at such time.

"Recoveries" means, at any time, the aggregate amount of Collections received or deemed received by the Master Servicer pursuant to the Receivables Purchase Agreement in respect


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

of Written-Off Receivables which have not been applied by the Master Servicer in accordance with Section 2.6 or Section 2.7 of the Receivables Purchase Agreement at such time.

"Reference Bank" means Rabobank International.

"Reference Date" means the last day of any Reporting Period.

"Related Assets" means, with respect to any Receivable:

(a) all Adverse Claims and property securing or attaching to such Receivable from time to time, if any, purporting to secure payment of such Receivable or otherwise, together with any and all security agreements describing any collateral securing such Receivable, to the extent transferable in accordance with their terms and under applicable law without the consent of any party other than the relevant Originator;

(b) all deposits, guarantees, letters of credit, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract for such Receivable or otherwise, to the extent transferable in accordance with their terms and under applicable law without the consent of any party other than the relevant Originator;

(c)      all Records related to such Receivable;

(d) all of the AGCO Seller's rights against the Originator of such Receivable under the Receivables Transfer Agreement to which such Originator is a party including, without limitation, all of the AGCO Seller's rights with respect to any representations and warranties made, and covenants and indemnities given, in favour of the AGCO Seller with respect to such Receivable under such Receivables Transfer Agreement; and

(e) all proceeds, however arising, of the sale, resale, redemption, realisation or other disposal, or enforcement of, or dealing with, or judgment relating to, any of the forgoing, any debts represented thereby and all rights of action against any Person in connection therewith, and including, for the avoidance of doubt, any interest of the Originator of such Receivable in the Equipment or Parts the sale of which gave rise to such Receivable and any retention of title rights of the Originator of such Receivable with respect thereto.

"Relevant Address" means, with respect to any Person party to the Receivables Purchase Agreement or, as the case may be, a Receivables Transfer Agreement, the address of such Person set out opposite its name in Exhibit XII, as the same shall be amended from time to time, and any other address of such Person as notified to the other parties to such document in writing upon no less than five Business Days' notice.

"Reporting Date" means the fifth European Business Day following the last day of each Reporting Period; provided that, with respect to any initial purchase of any Receivables of any Receivables Pool, the Reporting Date with respect thereto will be the date falling three Business Days prior to the Purchase Date in respect thereof.

"Reporting Period" means (a) at any time from the Signing Date to the date of occurrence of a Potential Termination Event, each period commencing on the first and ending on the last day of each calendar month, the first such period being the month of March, 2001, and (b) at any time from the date of the occurrence of a Potential Termination Event or a Termination Event to the date the Aggregate Unpaids are reduced to zero, any period of time not exceeding 31 days with respect to which the Programme Purchaser may request the Master Servicer to prepare and deliver to it an Account Receivables Listing under the Receivables Purchase Agreement.

"Required Reserve" means, in relation to any Receivables Pool on any Settlement Date, an amount determined as follows:

                                          CE
                    Required Reserve = -------- x CCB
                                       (1 - CE)

Where:

         CE       = the Credit Enhancement Percentage; and

         CCB      = the Closing Capital Balance,

in each case, on such Settlement Date.

"Reserve Deficit" means, in relation to any Receivables Pool on any Settlement Date, the Required Reserve less the Outstanding Reserve Amount for such Receivables Pool on such Settlement Date.

"Reserve Reduction" means, in relation to any Receivables Pool, on any Settlement Date:

(a) to the extent such Receivables Pool comprises French Receivables, the amount applied in repayment of Outstanding Subrogation Fee pursuant to
         Section 2.6(a)(ix) of the Receivables Purchase Agreement (in the case of the RPA Pool) or Section 2.6(b) of the Receivables Purchase Agreement and the relevant Receivables Transfer Agreement (in the case of any other Receivables Pool); and

(b) otherwise, the amount applied in repayment of Outstanding Deferred Purchase Price pursuant to Section 2.6(a)(ix) of the Receivables Purchase Agreement (in the case of the RPA Pool) or Section 2.6(b) of the Receivables Purchase Agreement and the relevant Receivables Transfer Agreement (in the case of any other Receivables Pool), aggregated, where such Receivables Pool comprises French Receivables and any other Receivables, and determined, in each case, as at the previous Settlement Date, less the decrease, if any, in Dilution Amount for such Receivables Pool during the Reporting Period next preceding the Settlement Date on which the "Reserve Reduction" is being determined.

"RPA Pool" means, all the Offered Receivables or, as the context requires, all the Purchased Receivables that have been offered or sold by the AGCO Seller to the Programme Purchaser.

"S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies Inc., and any successor thereto.

"Scheduled Facility Termination Date" means the fifth anniversary of the Signing Date.

"Settlement Date" means the third European Business Day following each Reporting Date.

"Signing Date" means 11 April, 2001.

"Spanish Eligibility Criteria" means, at any time, with respect to a Receivable:

(a)      the Originator thereof is a Spanish Originator;

(b) the Obligor thereof is (i) not an individual, (ii) is domiciled in Spain, (iii) has accepted the sale of Equipment or Parts, which is the subject of the Contract that has given rise to such Receivable, in Spain and (iv) not a Governmental Entity;

(c) such Receivable is denominated in Euro or Spanish Pesetas and is payable only in Spain;

(d) such Receivable and any Related Assets are freely transferable by way of assignment by the relevant Spanish Originator and its successors in title (including the Programme Purchaser and the AGCO Seller), without requiring the consent of any Person, including any Obligor, and such Spanish Originator has exclusive title thereto, and is the sole legal owner thereof, free and clear of any Adverse Claim, except as may be created by any of the Transaction Documents;

(e) such Receivable is not represented by any negotiable instrument or the Spanish equivalent thereof;

(f) the offer by the relevant Spanish Originator of the sale of such Receivable under a Spanish Receivables Transfer Agreement and the acceptance of such offer by the payment by the AGCO Seller of the Acceptance Fee in relation to such offer shall be effective, as against such Spanish Originator and the Obligor thereof to transfer to the AGCO Seller all the Spanish Originator's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Programme Purchaser such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such Spanish Originator;

(g) the offer by the AGCO Seller of the sale of such Receivable under the Receivables Purchase Agreement and the acceptance of such offer by the payment by the Programme Purchaser of the Acceptance Fee in relation to such offer shall be effective as against the AGCO Seller and the relevant Spanish Originator to transfer to the Programme Purchaser all the relevant Spanish Originator's present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken to transfer to the Programme Purchaser such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor


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

         and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such Spanish Originator;

(h) the sale by the relevant Spanish Originator to the AGCO Seller and the sale by the AGCO Seller to the Programme Purchaser of such Spanish Receivable under the relevant Receivables Transfer Agreement and the Receivables Purchase Agreement respectively, is not voidable or liable to be set aside in any way by any Person and, in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or by any creditor of, the relevant Spanish Originator, the AGCO Seller or the relevant Obligor of such Spanish Receivable under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether related to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise; and

(i)      such Receivable arises under a Contract governed by Spanish law.

"Spanish Eligible Receivable" means, at any time, a Receivable with respect to which the Common Eligibility Criteria and all the Spanish Eligibility Criteria are satisfied at such time.

"Spanish Originators" means AGCO Iberia and any other Subsidiary of the Parent incorporated under the laws of Spain, from time to time, who, with the prior written consent of the Agent, has signed a Spanish Receivables Transfer Agreement pursuant to which it may sell Spanish Receivables to the AGCO Seller from time to time.

"Spanish Originator Account" means (i) in relation to payments to be received by AGCO Iberia, the AGCO Iberia Account and (ii) in relation to payments to be received by any other Spanish Originator, any of the Originator Accounts of such Spanish Originator.

"Spanish Peseta" means the Legacy Currency of Spain.

"Spanish Receivable" means a Receivable originated by a Spanish Originator and which, prior to the sale thereof to the AGCO Seller under a Spanish Receivables Transfer Agreement, was owned or purportedly owned, by such Spanish Originator.

"Spanish Receivables Pool" means, with respect to the Receivables of a particular Spanish Originator, at any time, all the Offered Receivables or, as the context requires, all the Purchased Receivables that have been originated by and offered or sold by such Spanish Originator to the AGCO Seller, which are Spanish Receivables at such time.

"Spanish Receivables Transfer Agreement" means: (a) the AGCO Iberia Receivables Transfer Agreement; and (b) any other receivables transfer agreement entered into among, inter alios, the AGCO Seller and a Spanish Originator, in a form satisfactory to the Agent.

"Special Concentration Obligor" means each Obligor designated as such by the Agent from time to time by notice to the AGCO Seller

"Special Concentration Limit Percentage" means, in respect of each Special Concentration Obligor, the percentage determined by the Agent as applicable thereto from time to time.

"Subrogation" means:


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

(a) when used in the Receivables Purchase Agreement or otherwise in relation to the sale of any French Receivable under the Receivables Purchase Agreement, the subrogation, or purported subrogation, of the Programme Purchaser to all the rights and claims of the AGCO Seller with respect to such Receivable and any Related Assets pursuant to
         Article 1249 of the French Civil Code, as contemplated by Section 2.3 of the Receivables Purchase Agreement; and

(b) when used in a French Receivables Transfer Agreement in relation to the sale of any Receivable under such Receivables Transfer Agreement, the subrogation, or purported subrogation, of the AGCO Seller to all the rights and claims of the relevant French Originator with respect to such Receivable and any Related Assets pursuant to Article 1249 of the French Civil Code, as contemplated by Section 2.3 of such French Receivables Transfer Agreement, and the terms "Subrogate" and "Subrogated" shall be construed accordingly.

"Subrogation Certificate" means a quittance subrogative substantially in the form of Exhibit III.

"Subrogation Fee" means, in relation to any Offered Receivables that are French Receivables on the initial Purchase Date and any Settlement Date, an amount equal to the sum of (a) the Reserve Deficit for such Receivables Pool, if any, on such date and (b) the increase, if any, in the Dilution Amount for such Receivables Pool during the most recently-ended Reporting Period.

"Subrogation Price" means, in relation to any Offered Receivables that are French Receivables, the Offered Pool Balance of such Offered Receivables.

"Subservicer" means AGCO Fendt in its capacity as Subservicer appointed as such by the Master Servicer pursuant to Section 6.1 of the AGCO Fendt Receivables Transfer Agreement and any other person appointed as such by the Master Servicer pursuant to a Receivables Transfer Agreement.

"Subsidiary" of a Person means, at any time:

(a) any body corporate more than 50% of the outstanding equity securities having ordinary voting power of which are, at such time, owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; or

(b) any partnership, association, joint venture or similar business organisation more than 50% of the ownership interests having ordinary voting power of which are, at such time, so owned or controlled as provided in clause (a) above.

"Tax Reserve Account" means an account in the name of the Programme Purchaser to which the Programme Purchaser shall, pursuant to Section 2.13 of the Receivables Purchase Agreement, credit amounts it receives or retains from the Purchase Price of German Receivables on account of the Tax Reserve Requirement under the Receivables Purchase Agreement from time to time.

"Tax Reserve Percentage" means (a) on any Settlement Date occurring prior to the first anniversary of the Signing Date, 1.0%, (b) on any Settlement Date occurring on or after the first, but prior to the second, anniversary of the Signing Date, 2.0%, (c) on any Settlement Date occurring on or after the second, but prior to the third, anniversary of the Signing Date, 3.0%, (d) on any Settlement Date occurring on or after the third, but prior to the fourth, anniversary of the Signing Date, 3.0% and (d) on any Settlement Date occurring on or after fourth first anniversary of the Signing Date, 5.0% or, in each case, such other percentage as the Agent may determine having received a Rating Confirmation in respect thereof.

"Tax Reserve Requirement" means, on any Settlement Date, an amount equal to the product of the Facility Limit and the Tax Reserve Percentage on such Settlement Date.

"Termination Event" means each of the events listed in Section 7.1 of the Receivables Purchase Agreement.

"Transaction Documents" means, collectively, the Receivables Purchase Agreement, any and all Receivables Transfer Agreements, this Master Definitions Schedule, each Account Mandate Letter, each Offer Letter, each Account Receivables Listing, each Subrogation Certificate, each Power of Attorney, each agreement pursuant to which any Subsidiary of the Parent has become an Originator under
Section 10.2 of the Receivables Purchase Agreement, the Fee Letter and all other instruments, documents and agreements executed and delivered by any Originator, the AGCO Seller, the Master Servicer, the Parent or the Programme Purchaser or any of their respective Affiliates in connection herewith or therewith, and all other instruments, documents and agreements executed and delivered by any such Person in connection herewith or therewith.

"Transaction Summary Report" means a report in substantially the form of the Transaction Summary Report initialled by the AGCO Seller and the Agent for identification purposes on or about the Signing Date.

"Written-Off Receivable" means any Receivable which, consistent with the Credit and Collection Policy, has been or should be written off or denounced in such Originator's books as uncollectible.

"Vertriebs Concentration Limit" means, on any date, an amount equal to the product of 40% and Capital on such date.

                                   ARTICLE II
                                 INTERPRETATION

Except where otherwise stated or the context otherwise requires, in the Receivables Purchase Agreement, each Receivables Transfer Agreement and this Master Definitions Schedule:

(a) a reference to the "sale", the "purchase" or the "transfer" of a Receivable (and derogations of such phrases) shall be deemed to include (without limitation) the sale, purchase or transfer of such Receivable either by way of Subrogation, Endorsement, sale and transfer or assignment, as applicable;

(b) all accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles in the United States consistently applied and all financial computations shall be computed, unless specifically provided otherwise herein, in accordance therewith;

(c) references to time of day shall, except where indicated to the contrary, be references to the local time in London, England;

(d) in the computation of periods of time from a specified date to a later specified date, except where indicated to the contrary, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding";

(e) periods of days shall be counted in calendar days unless Business Days are expressly prescribed;

(f) unless otherwise specified and unless the context requires a different meaning, words denoting the singular number only shall include the plural number also and vice versa, and words denoting one gender only shall include the other genders;

(g) references to Articles, Sections, clauses, Schedules and Exhibits are references to, respectively, articles, sections, clauses, schedules and exhibits of the document in which they appear, unless otherwise specified;

(h)      a reference to a Person includes that Person's permitted successors;

(i) headings are for convenience of reference only and shall not affect the construction or interpretation of any part of the document in which they appear;

(j) a reference to any agreement or document means that agreement or document, as amended, supplemented, restated or otherwise modified from time to time;

(k) for the purposes of calculating any amount with respect to a particular Receivables Pool based upon any of the formulae set out in this Master Definitions Schedule, where the applicable formula requires the availability of historical data and the Agent has insufficient historical data with which to evaluate such amount, such amount shall be calculated based upon such data that is available to the Agent; and

(l) a reference to a law, regulation or legislation of any jurisdiction means such law, regulation or legislation as amended, restated or otherwise modified from time to time.

AGCO VERTREIBS GmbH


By:
    -----------------------------------
    Name:
    Title:


AGCO GmbH & Co OHG


By:
    -----------------------------------
    Name:
    Title:


AGCO S.A.


By:
    -----------------------------------
    Name:
    Title:


AGCO IBERIA SA


By:
    -----------------------------------
    Name:
    Title:


AGCO SERVICES LIMITED


By:
    -----------------------------------
    Name:
    Title:


AGCO LIMITED


By:
    -----------------------------------
    Name:
    Title:


ERASMUS CAPITAL CORPORATION


By:
    -----------------------------------
    Name:
    Title:


COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A trading as RABOBANK INTERNATIONAL, LONDON BRANCH


By:                                          By:
    -----------------------------------         --------------------------------
    Name:                                       Name:
    Title:                                      Title:

AGCO CORPORATION

By:
    -----------------------------------
    Name:
    Title:

                                   EXHIBIT I

  PLACES OF BUSINESS AND LOCATIONS OF RECORDS OF THE AGCO SELLER, THE MASTER
                         SERVICER AND EACH ORIGINATOR


Party                   Place of Business and Location of Records
-----                   -----------------------------------------
AGCO Seller             PO Box 62, Banner Lane, Coventry, CV4 9GF, England

Master Servicer         PO Box 62, Banner Lane, Coventry, CV4 9GF, England

AGCO France             41 Avenue Blaise Pascal, B.P. 60307, 60026 Beauvais Cedex, France

AGCO Iberia             Avenida Via De Las Dos Castillas, 31, Atica 7 - Edificio 5 O Bajo, 28224
                        Pozuelo De Alarcon, Madrid, Spain

AGCO Vertriebs          Am Sande 20, 37213 Witzenhausen, Germany

AGCO GmbH               Johann-Georg-Ferndt-Strasse 4, 87616 Marktoberdorf, Germany

                                  EXHIBIT II
                                     PART 1

                            FORM OF OFFER LETTER FOR
                         RECEIVABLES PURCHASE AGREEMENT

To:      Erasmus Capital Corporation

Copy:    Rabobank International, London Branch

From:    AGCO Services Limited
                                                                         [Date]

Dear Sirs,

                  Offer Letter: Receivables Purchase Agreement

We refer to the Receivables Purchase Agreement (the "Agreement") dated 11 April 2001 between Erasmus Capital Corporation, AGCO Services Limited, AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch. Capitalised terms used in this Offer Letter shall have the meaning given to them in the Master Definitions Schedule dated 11 April 2001 and signed for identification by, amongst others, the parties to the Agreement.

We hereby offer for sale to you in accordance with the Agreement the Receivables details of which are set forth on the schedule hereto. We confirm that:

(m)      The Purchase Date of the proposed sale is [___].

(n) [The requested Subrogation Price for the Receivables offered for sale herein which are French Receivables is (euro)[___] and the Subrogation Fee thereof is (euro)[___].]

(o) The requested Purchase Price for the Receivables other than French Receivables offered for sale herein which is (euro)[___] and the Deferred Purchase Price therefor is (euro)[___].

(p)      The amount, following the proposed sale, of Capital will be
         (euro)[___];

We hereby certify that on the date hereof the conditions precedent set forth in
Section 3.2 of the Agreement have each been satisfied.


Yours faithfully,




AGCO SERVICES LIMITED

By:
   -----------------------------------------
Name:
Title:

                            SCHEDULE TO OFFER LETTER

French Receivables


--------------------------------------- ------------------------------------- ------------------------------------
             Invoice No.                              Obligor                         Outstanding Balance
--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------


German Receivables

--------------------------------------- ------------------------------------- ------------------------------------
             Invoice No.                              Obligor                         Outstanding Balance
--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------


Spanish Receivables

--------------------------------------- ------------------------------------- ------------------------------------
             Invoice No.                              Obligor                         Outstanding Balance
--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

                                  EXHIBIT II
                                     PART 2

                            FORM OF OFFER LETTER FOR
                     FRENCH RECEIVABLES TRANSFER AGREEMENTS

To:      AGCO Services Limited

Copy:    Rabobank International, London Branch

From:    [INSERT NAME OF FRENCH ORIGINATOR]

                                                                  [INSERT DATE]

Dear Sirs,

              Offer Letter: French Receivables Transfer Agreement

We refer to the Receivables Transfer Agreement (the "Agreement") dated 11 April 2001 between AGCO Services Limited, [INSERT NAME OF FRENCH ORIGINATOR], AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch. Capitalised terms used in this Offer Letter shall have the meaning given to them in the Master Definitions Schedule dated 11 April 2001 and signed for identification by, amongst others, the parties to the Agreement.

We hereby offer for sale to you in accordance with the Agreement the Receivables details of which are set forth on the schedule hereto. We confirm that:

(q)      The Purchase Date of the proposed sale is [___].

(r) The requested Subrogation Price for the Receivables offered for sale herein is (euro)[___] and the Subrogation Fee therefor is (euro)[___].


Yours faithfully,




[INSERT NAME OF FRENCH ORIGINATOR]

By
  ------------------------------------------
Name:
Title:

                            SCHEDULE TO OFFER LETTER


--------------------------------------- ------------------------------------- ------------------------------------
             Invoice No.                              Obligor                         Outstanding Balance
--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

                                  EXHIBIT II
                                     PART 3

                            FORM OF OFFER LETTER FOR
                    SPANISH RECEIVABLES TRANSFER AGREEMENTS

To:      AGCO Services Limited

Copy:  Rabobank International, London Branch

From:    [INSERT NAME OF SPANISH ORIGINATOR]

                                                                  [INSERT DATE]

Dear Sirs,

              Offer Letter: Spanish Receivables Transfer Agreement

We refer to the Receivables Transfer Agreement (the "Agreement") dated 11 April 2001 between AGCO Services Limited, [INSERT NAME OF SPANISH ORIGINATOR], AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch. Capitalised terms used in this Offer Letter shall have the meaning given to them in the Master Definitions Schedule dated 11 April 2001 and signed for identification by, amongst others, the parties to the Agreement.

We hereby offer for sale to you in accordance with the Agreement the Receivables details of which are set forth on the schedule hereto. We confirm that:

(s)      The Purchase Date of the proposed sale is [___].

(t) The requested Purchase Price for the Receivables offered for sale herein is (euro)[___] and the Deferred Purchase Price therefor is
         (euro)[___].


Yours faithfully,




[INSERT NAME OF SPANISH ORIGINATOR]

By
  ------------------------------------------
Name:
Title:

                            SCHEDULE TO OFFER LETTER


--------------------------------------- ------------------------------------- ------------------------------------
             Invoice No.                              Obligor                         Outstanding Balance
--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

                                  EXHIBIT II
                                     PART 4

                            FORM OF OFFER LETTER FOR
                     GERMAN RECEIVABLES TRANSFER AGREEMENT

To:      AGCO Services Limited

Copy:  Rabobank International, London Branch

From:    [INSERT NAME OF GERMAN ORIGINATOR]

                                                                  [INSERT DATE]

Dear Sirs,

              Offer Letter: German Receivables Transfer Agreement

We refer to the Receivables Transfer Agreement (the "Agreement") dated 11 April 2001 between AGCO Services Limited, [INSERT NAME OF GERMAN ORIGINATOR], AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch. Capitalised terms used in this Offer Letter shall have the meaning given to them in the Master Definitions Schedule dated 11 April 2001 and signed for identification by, amongst others, the parties to the Agreement.

We hereby offer for sale to you in accordance with the Agreement the Receivables details of which are set forth on the schedule hereto. We confirm that:

(u)      The Purchase Date of the proposed sale is [___].

(v) The requested Purchase Price for the Receivables offered for sale herein is (euro)[___] and the Deferred Purchase Price therefor is
         (euro)[___].


Yours faithfully,




[INSERT NAME OF GERMAN ORIGINATOR]

By
  ------------------------------------------
Name:
Title:

                            SCHEDULE TO OFFER LETTER


--------------------------------------- ------------------------------------- ------------------------------------
             Invoice No.                              Obligor                         Outstanding Balance
--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

--------------------------------------- ------------------------------------- ------------------------------------

                                  EXHIBIT III
                        FORM OF SUBROGATION CERTIFICATE

[[NOM D'INITIATEUR FRANCAIS]/AGCO SERVICES LIMITED]1 en qualite de titulaire de creances a l'encontre des debiteurs dont la liste figure en annexe 1 (les "Debiteurs"), reconnait par les presentes qu'il a recu paiement d'une somme egale a [INSERER LA VALEUR FACIALE DES CREANCES] de [AGCO SERVICES LIMITED/ERASMUS CAPITAL CORPORATION], en qualite de subroge, ce montant etant egal a la somme des valeurs des creances devant etre payees par les Debiteurs, au titre des factures mentionnees en annexe 1.

[[NOM D'INITIATEUR FRANCAIS]/AGCO SERVICES LIMITED] donne par les presentes quittance valable a [AGCO SERVICES LIMITED/ERASMUS CAPITAL CORPORATION], en qualite de subroge.

En consequence, conformement a l'article 1250-1 du Code civil, [AGCO SERVICES LIMITED/ERASMUS CAPITAL CORPORATION] est valablement subroge, jusqu'a concurrence du paiement realise, dans les droits et accessoires ainsi transferes que [[NOM D'INITIATEUR FRANCAIS]/AGCO SERVICES LIMITED] detient a l'encontre des Debiteurs.

Tous les impots et frais supporte a l'occasion des presentes seront payes par [[NOM D'INITIATEUR FRANCAIS]/AGCO SERVICES LIMITED].

La present quittance subrogative devra etre interpretee et regie par la loi francaise.

                              English Translation

[[NAME OF FRENCH ORIGINATOR]/AGCO SERVICES LIMTED](1), as holder of receivables against the debtors the list of which is attached as annex 1 (the "Debtors"), hereby acknowledges it has received lawful payment amounting to [INSERT THE FACE VALUE OF THE RECEIVABLES] from [AGCO SERVICES LIMITED/ERASMUS CAPITAL CORPORATION], as subrogated party, this amount being equal to the sum of the face values of the receivables to be paid by the Debtors, pursuant to the invoices listed in annex 1.

[[NAME OF FRENCH ORIGINATOR]/AGCO SERVICES LIMITED] acknowledges that [AGCO SERVICES LIMITED/ERASMUS CAPITAL CORPORATION], as subrogated party, is fully and duly discharged.

As a result, pursuant to Article 1250-1 of the French Civil Code, [AGCO SERVICES LIMITED/ERASMUS CAPITAL CORPORATION] is validly subrogated, up to the payment made, in all rights and related securities or guarantees attached to the receivable so transferred that [[NAME OF FRENCH ORIGINATOR]/AGCO SERVICES LIMITED] holds against the Debtors.

All taxes and fees incurred in connection thereof will be paid by [[NAME OF FRENCH ORIGINATOR]/AGCO SERVICES LIMITED].

This Subrogation Certificate shall be governed by and construed in accordance with French law.


---------
(1) Insert full name of relevant party in all square brackets depending upon whether the Subrogation is by AGCO S.A. under the Receivables Transfer Agreement, or by AGCO Services Limited under the Receivables Purchase Agreement.

                                  EXHIBIT IV
                         FORM OF COMPLIANCE CERTIFICATE

To:      Erasmus Capital Corporation

This Compliance Certificate is delivered pursuant to the Receivables Purchase Agreement (the "Agreement") dated 11 April 2001 made between AGCO Services Limited, AGCO Limited, AGCO Corporation, Erasmus Capital Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch. Capitalised terms in this Compliance Certificate shall have the meaning given to them in the Master Definitions Schedule dated 11 April 2001 and signed for identification by, amongst others, the parties to the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the [INSERT TITLE] of AGCO Corporation and am duly authorised to give this Compliance Certificate;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Parent, the AGCO Seller, the Master Servicer and each Originator during the accounting period covered by the attached financial statements; and

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or Potential Termination Event (including, but not limited to, any Insolvency Event in respect of the Parent, the AGCO Seller, the Master Servicer or any Originator) during or at the end of the accounting period covered by the attached financial statements or on the date of this certificate, except as set forth below.

Described below are the exceptions, if any, to paragraph 3 listing, in detail, the nature of the condition or event, the period during which it has existed and the action which has been taken, is being, or is proposed to be taken with respect to each such condition or event:

The foregoing certifications, together with the financial statements delivered with this certificate in support hereof, are made and delivered this [___] day of [___], 200[_].

AGCO CORPORATION

By:
   ----------------------------------

Name:
Title:

                                   EXHIBIT V
                                     PART 1

                         FORM OF POWER OF ATTORNEY FROM
                   GERMAN ORIGINATOR TO ERASMUS AND RABOBANK

To:      Erasmus Capital Corporation
         Rabobank International, London Branch

THIS POWER OF ATTORNEY is made on [___].

1. [INSERT NAME OF ORIGINATOR] (the "Grantor") has originated and will in the future continue to originate certain trade receivables (the "Receivables") and has sold the Receivables to AGCO Services Limited (the "AGCO Seller") under and pursuant to the provisions of a Receivables Transfer Agreement dated [___] among, inter alios, the Grantor and the AGCO Seller. The AGCO Seller has sold the Receivables to Erasmus Capital Corporation, incorporated under the laws of Delaware ("Erasmus"), under and pursuant to the provisions of, or on the terms of, a Receivables Purchase Agreement dated 11 April 2001 among the AGCO Seller, Erasmus, AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch (the "Agent").

2. The Grantor hereby irrevocably and by way of security appoints each of Erasmus and the Agent as its attorney (each of Erasmus and the Agent shall be referred to hereinafter as "Attorney"), according each full power of substitution and full authority to act in the place and stead of the Grantor and hereby instructs the Attorney to undertake the following in the name of the Grantor:

         (i) any and all actions on behalf of the Grantor as may be necessary or advisable for the purpose of executing and delivering any and all instruments, documents and agreements with respect to and connected in any way with the Receivables and Erasmus's ownership thereof

         (ii) endorse the Grantor's name on cheques and other instruments representing Collections of the Receivables;

         (iii) execute and deliver notifications of sale of Receivables to any obligor of a purchased Receivable or such other notifications to Obligors of any purchased Receivable as the Attorney may deem necessary;

         (iv) take such action as shall be necessary or desirable to cause all cash, cheques and other instruments constituting collections to come into the possession of the Attorney rather than the Grantor;

         (v) execute and deliver other notifications to obligors in such other forms and for such purposes as the Attorney may in its sole discretion deem necessary to duly and validly notify such obligor of the acquisition of purchased Receivables of such obligor; and

         (vi) undertake any action reasonably necessary in order to achieve any of the actions referred to in paragraphs (i) to (v) above, and, more generally, in order to enforce any of the rights to which the Grantor may be entitled in respect of the purchased Receivables, including, without limitation, any rights the Grantor may have against the Obligors of the purchased Receivables in respect of the purchased Receivables.

3. The Grantor hereby declares that any person or persons or company or companies dealing with the Attorney shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney may do or perform in the Grantor's name by virtue of these presents.

4. The Grantor hereby ratifies and confirms and agrees to ratify and confirm any act, matter or deed whatsoever which the Attorney shall lawfully do or cause to be done under or pursuant to these presents to the extent that such acts, matters or deeds are within the powers of the Grantor.

5. The Grantor acknowledges and agrees that the Attorney may, from time to time, grant any and all powers of attorney given to them hereunder to any subsequent Programme Purchaser of the purchased Receivables and to the extent that such powers are so granted, such Programme Purchaser shall be entitled to exercise the same.

6. This Power of Attorney shall be governed by and construed in accordance with the laws of Germany.(5)

Signed for and on behalf of

[NAME OF ORIGINATOR]


By:
   -------------------------------------
Name:
Title:


---------
(5)      To be reviewed by German counsel.

                                   EXHIBIT V
                                     PART 2

                         FORM OF POWER OF ATTORNEY FROM
                   FRENCH ORIGINATOR TO ERASMUS AND RABOBANK

To:      Erasmus Capital Corporation
         Rabobank International, London Branch

THIS POWER OF ATTORNEY is made on [___].

1. [INSERT NAME OF FRENCH ORIGINATOR] (the "Grantor") has originated and will in the future continue to originate certain trade receivables (the "Receivables") and has sold the Receivables to AGCO Services Limited incorporated under the laws of England and Wales (the "AGCO Seller"), under and pursuant to the provisions of a Receivables Transfer Agreement dated [___] among, inter alios, the Grantor and the AGCO Seller. The AGCO Seller has sold the Receivables to Erasmus Capital Corporation incorporated under the laws of Delaware ("Erasmus") under and pursuant to the provisions of a Receivables Purchase Agreement dated 11 April 2001 among the AGCO Seller, AGCO Corporation, AGCO Limited, Erasmus and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch (the "Agent").

2. The Grantor hereby grants to each of Erasmus and the Agent an irrevocable power of attorney, thereby appointing each as its attorney (each of Erasmus and the Agent shall be referred to hereinafter as "Attorney"), according each full power of substitution and full authority to act in the place and stead of the Grantor and in the name of the Grantor and to undertake in the Attorney's absolute and unfettered discretion, the following:

         (i) any and all actions on behalf of the Grantor as may be necessary or advisable for the purpose of executing and delivering any and all instruments, documents and agreements with respect to and connected in any way with the Receivables and the Programme Purchaser's ownership thereof;

         (ii) endorse the Grantor name on cheques and other instruments representing Collections of the Receivables;

         (iii) execute and deliver notifications of sale of the Receivables to any obligor of a purchased Receivable or such other notifications to Obligors of any purchased Receivable as the Attorney may deem necessary;

         (iv) take such action as shall be necessary or desirable to cause all cash, cheques and other instruments constituting collections to come into the possession of the Attorney rather than the Grantor;

         (v) execute and deliver other notifications to obligors in such other forms and for such purposes as the Attorney may in its sole discretion deem necessary to duly and validly notify such obligor of the acquisition of purchased Receivables of such obligor; and

         (vi) undertake any action reasonably necessary in order to achieve any of the actions referred to in paragraphs (i) to (v) above, and, more generally, in order to enforce any of the rights to which the Grantor may be entitled in respect of the purchased Receivables, including, without limitation, any rights the Grantor may have against the obligors of the purchased Receivables in respect of the purchased Receivables.

3. The Grantor hereby declares that any person or persons or company or companies dealing with the Attorney shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney may do or perform in the Grantor's name by virtue of these presents.

4. The Grantor hereby ratifies and confirms and agrees to ratify and confirm any act, matter or deed whatsoever which the Attorney shall lawfully do or cause to be done under or pursuant to these presents to the extent that such acts, matters or deeds are within the powers of the Grantor.

5. The Grantor acknowledges and agrees that the Attorney may, from time to time, grant any and all powers of attorney given to them hereunder to any subsequent Programme Purchaser of the purchased Receivables and to the extent that such powers are so granted, such Programme Purchaser shall be entitled to exercise the same.

6. This Power of Attorney shall be governed by and construed in accordance with the laws of France.

[NAME OF ORIGINATOR]


By:
   ---------------------------------------
Name:
Title:

                                   EXHIBIT V
                                     PART 3

                         FORM OF POWER OF ATTORNEY FROM
                   SPANISH ORIGINATOR TO ERASMUS AND RABOBANK

To:      Erasmus Capital Corporation
         Rabobank International, London Branch

THIS POWER OF ATTORNEY is made on [___].

1. [INSERT NAME OF SPANISH ORIGINATOR] (the "Grantor") has originated and will in the future continue to originate certain trade receivables (the "Receivables") and has sold the Receivables to AGCO Services Limited (the "AGCO Seller") under and pursuant to the provisions of a Receivables Transfer Agreement dated [___] 2001 among, inter alios, the Grantor and the AGCO Seller. The AGCO Seller has sold the Receivables to Erasmus Capital Corporation, incorporated under the laws of Delaware ("Erasmus"), under and pursuant to the provisions of, or on the terms of, a Receivables Purchase Agreement dated 11 April 2001 among the AGCO Seller, Erasmus, AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch (the "Agent").

2. The Grantor hereby irrevocably and by way of security appoints each of Erasmus and the Agent as its attorney (each of Erasmus and the Agent shall be referred to hereinafter as "Attorney"), according each full power of substitution and full authority to act in the place and stead of the Grantor and hereby instructs the Attorney to undertake the following in the name of the Grantor:

         (i) any and all actions on behalf of the Grantor as may be necessary or advisable for the purpose of executing and delivering any and all instruments, documents and agreements with respect to and connected in any way with the Receivables and Erasmus's ownership thereof

         (ii) endorse the Grantor's name on cheques and other instruments representing Collections of the Receivables;

         (iii) execute and deliver notifications of sale of Receivables to any obligor of a purchased Receivable or such other notifications to Obligors of any purchased Receivable as the Attorney may deem necessary;

         (iv) take such action as shall be necessary or desirable to cause all cash, cheques and other instruments constituting collections to come into the possession of the Attorney rather than the Grantor;

         (v) execute and deliver other notifications to obligors in such other forms and for such purposes as the Attorney may in its sole discretion deem necessary to duly and validly notify such obligor of the acquisition of purchased Receivables of such obligor; and

         (vi) undertake any action reasonably necessary in order to achieve any of the actions referred to in paragraphs (i) to (v) above, and, more generally, in order to enforce any of the rights to which the Grantor may be entitled in respect of the purchased Receivables, including, without limitation, any rights the Grantor may have against the Obligors of the purchased Receivables in respect of the purchased Receivables.

3. The Grantor hereby declares that any person or persons or company or companies dealing with the Attorney shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney may do or perform in the Grantor's name by virtue of these presents.

4. The Grantor hereby ratifies and confirms and agrees to ratify and confirm any act, matter or deed whatsoever which the Attorney shall lawfully do or cause to be done under or pursuant to these presents to the extent that such acts, matters or deeds are within the powers of the Grantor.

5. The Grantor acknowledges and agrees that the Attorney may, from time to time, grant any and all powers of attorney given to them hereunder to any subsequent Programme Purchaser of the purchased Receivables and to the extent that such powers are so granted, such Programme Purchaser shall be entitled to exercise the same.

6. This Power of Attorney shall be governed by and construed in accordance with the laws of Spain.

Signed for and on behalf of

[NAME OF ORIGINATOR]


By:
   ----------------------------------------
Name:
Title:

                                   EXHIBIT V
                                     PART 4

                         FORM OF POWER OF ATTORNEY FROM
                  AGCO SERVICES LIMITED TO FRENCH ORIGINATORS

THIS POWER OF ATTORNEY is made as a Deed on [___].

1. [INSERT NAME OF FRENCH ORIGINATOR] (the "Originator") has originated and will in the future continue to originate certain trade receivables (the "Receivables") and has sold the Receivables, together with any promissory notes issued in respect thereof ("Promissory Notes"), to AGCO Services Limited, a Company incorporated under the laws of England and Wales (the "AGCO Seller"), under and pursuant to the provisions of a Receivables Transfer Agreement dated [___] among, inter alios, the Originator and the AGCO Seller. The Originator has endorsed to the AGCO Seller the Promissory Notes which have been sold to the AGCO Seller.

2. The AGCO Seller has sold the Receivables together with the Promissory Notes to Erasmus Capital Corporation, a corporation incorporated under the laws of Delaware (the "Programme Purchaser") under and pursuant to the provisions of a Receivables Purchase Agreement dated 11 April 2001 among the AGCO Seller, the Programme Purchaser, AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch (the "Receivables Purchase Agreement"). Pursuant to the terms of the Receivables Purchase Agreement, the AGCO Seller is required to endorse to the Programme Purchaser the Promissory Notes sold to Programme Purchaser.

3. The AGCO Seller hereby appoints the Originator to be the AGCO Seller's attorney (the "Attorney") with full authority in the place and stead of the AGCO Seller and in the name of the AGCO Seller upon the sale, from time to time, of Promissory Notes by the Originator to the AGCO Seller and by the AGCO Seller to the Programme Purchaser, to endorse on behalf of the AGCO Seller such Promissory Notes to the Programme Purchaser.

4. The AGCO Seller hereby declares that any person or persons or company or companies dealing with the Attorney shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney may do or perform in the AGCO Seller's name by virtue of these presents.

5. The AGCO Seller hereby ratifies and confirms and agrees to ratify and confirm any act, matter or deed whatsoever which the Attorney shall lawfully do or cause to be done under or pursuant to these presents to the extent that such acts, matters or deeds are within the powers of the AGCO Seller.

6. The AGCO Seller acknowledges and agrees that the Attorney may, from time to time, grant any and all powers of attorney given to them hereunder to any subsequent Programme Purchaser of the Purchased Receivables and to the extent that such powers are so granted, such Programme Purchaser shall be entitled to exercise the same.

7. This Power of Attorney shall be governed and construed in accordance with the laws of England and Wales.

IN WITNESS whereof the AGCO Seller has executed this document as a deed and delivered the day and year first before written.



Signed as a Deed by


AGCO SERVICES LIMITED


By:
   --------------------------------------
   Name:
   Title: Director


By:
   --------------------------------------
   Name:
   Title: Director/Secretary

                                   EXHIBIT VI
                                     PART 5

                         FORM OF POWER OF ATTORNEY FROM
                    THE AGCO SELLER TO ERASMUS AND RABOBANK

THIS POWER OF ATTORNEY is made as a Deed on [___].

1. AGCO Services Limited (the "Grantor") has sold and will in the future continue to sell certain trade receivables (the "Receivables") to Erasmus Capital Corporation, incorporated under the laws of Delaware ("Erasmus"), under and pursuant to the provisions of a Receivables Purchase Agreement dated 11 April 2001 among the Grantor, Erasmus, AGCO Limited, AGCO Corporation and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch (the "Agent").

2. The Grantor hereby irrevocably and by way of security appoints each of Erasmus and the Agent as its attorney (each of Erasmus and the Agent shall be referred to hereinafter as "Attorney"), according each full power of substitution and full authority to act in the place and stead of the Grantor and in the name of the Grantor and to undertake in the Attorney's absolute and unfettered discretion, the following:

         (i) any and all actions on behalf of the Grantor as may be necessary or advisable for the purpose of executing and delivering any and all instruments, documents and agreements with respect to and connected in any way with the Receivables and Erasmus's ownership thereof

         (ii) endorse the Grantor's name on cheques and other instruments representing Collections of the Receivables;

         (iii) execute and deliver notifications of sale of Receivables to any obligor of a purchased Receivable or such other notifications to Obligors of any purchased Receivable as the Attorney may deem necessary;

         (iv) take such action as shall be necessary or desirable to cause all cash, cheques and other instruments constituting collections to come into the possession of the Attorney rather than the Grantor;

         (v) execute and deliver other notifications to obligors in such other forms and for such purposes as the Attorney may in its sole discretion deem necessary to duly and validly notify such obligor of the acquisition of purchased Receivables of such obligor; and

         (vi) undertake any action reasonably necessary in order to achieve any of the actions referred to in paragraphs (i) to (v) above, and, more generally, in order to enforce any of the rights to which the Grantor may be entitled in respect of the purchased Receivables, including, without limitation, any rights the Grantor may have against the Obligors of the purchased Receivables in respect of the purchased Receivables.

3. The Grantor hereby declares that any person or persons or company or companies dealing with the Attorney shall not be concerned to see or enquire as to the propriety or expediency of any act, deed, matter or thing which the Attorney may do or perform in the Grantor's name by virtue of these presents.

4. The Grantor hereby ratifies and confirms and agrees to ratify and confirm any act, matter or deed whatsoever which the Attorney shall lawfully do or cause to be done under or pursuant to these presents to the extent that such acts, matters or deeds are within the powers of the Grantor.

5. The Grantor acknowledges and agrees that the Attorney may, from time to time, grant any and all powers of attorney given to them hereunder to any subsequent Programme Purchaser of the purchased Receivables and to the extent that such powers are so granted, such Programme Purchaser shall be entitled to exercise the same.

6. This Power of Attorney shall be governed and construed in accordance with the laws of England and Wales.

IN WITNESS whereof the AGCO Seller has executed this document as a deed and delivered the day and year first before written.



Signed as a Deed by


AGCO SERVICES LIMITED


By:
   ---------------------------------------
   Name:
   Title: Director


By:
   ---------------------------------------
   Name:
   Title: Director/Secretary

                                  EXHIBIT VII
                         FORM OF ACCOUNT MANDATE LETTER

From:    ERASMUS CAPITAL CORPORATION

To:      [Name and address of Bank]

                                                                         [Date]

Dear Sirs,

                               Account No. [___]

We hereby request that the following terms and conditions apply with respect to Account No: [___] (the "Account") opened in our name at your bank:

1. AGCO Limited (the "Master Servicer"), in its capacity as our agent appointed for the purposes of collecting the proceeds of receivables which have been originated by [___] shall, until you have received from Cooperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch, in its capacity as our administrative agent (the "Agent") the Notification (as defined below) be entitled to operate the Account and withdraw any and all monies on deposit in the Account from time to time pursuant to your normal withdrawal procedures and the mandate signed by us in relation to the Account. The Master Servicer may operate the Account as our agent only on the signatures of their duly authorised officers notified by us to you from time to time (including, until we notify you otherwise, those officers whose specimen signatures appear on the schedule to this letter). As at the date of this letter, those duly authorised officers are: [___], [___] and [___]. The signatures of any two of each of such officers are required to authorise any transaction relating to the Account. The specimen signature of each such officer is set out on the schedule to this letter.

2. If at any time the Agent delivers to you a written notice (the "Notification") that the authority given to the Master Servicer to operate the Account on our behalf has been withdrawn, then you shall no longer permit the Master Servicer or any authorised signatory on the Account who is an officer of the Master Servicer to make any further withdrawals of monies from the Account or otherwise deal with the Account or authorise any transactions relating to the Account. We hereby agree that you shall not be held liable for any transactions relating to the Account that were authorised by an authorised signatory on the Account who is an officer of the Master Servicer prior to your receipt of the Notification.

3. The Master Servicer has no authority to withdraw more monies from the Account than are on deposit therein at such time.

4. You hereby agree that you will not exercise and you hereby waive any right of combination, consolidation, merger, set-off or other encumbrance which you may have in respect of any monies standing to the credit of the Account. You further acknowledge and agree that the terms and conditions of this letter shall prevail in the event of any conflict between such terms and conditions and your standard terms and conditions applicable to the opening, operating and holding of the Account (including any standard account mandate).

Please acknowledge your consent and agreement to the terms and conditions contained in this letter by signing below and returning the signed original to us.


Yours faithfully,


-------------------------------

ERASMUS CAPITAL CORPORATION




Acknowledged and agreed:

[Name of Bank]

By:
   ----------------------------

Title:
      -------------------------

Date:
     --------------------------

                              SPECIMEN SIGNATURES

NAME                                           SPECIMEN SIGNATURE

--------------------                           -------------------------

--------------------                           -------------------------

--------------------                           -------------------------

--------------------                           -------------------------

--------------------                           -------------------------

--------------------                           -------------------------

                                 EXHIBIT VIII
                         FORM OF ACCOUNT MANDATE LETTER

                              (French Translation)

                    MODELE DE LETTRE DE MANDAT SUR UN COMPTE

De:      ERASMUS CAPITAL CORPORATION

A:       [Nom et adresse de la Banque]

                                                                         [Date]

Messieurs,

                            Compte n(degree). [___]

Nous sollicitons par la presente que les termes et conditions suivants s'appliquent au Compte n(degree): [___] (le "Compte") ouvert a notre nom dans votre etablissement:

1. AGCO Limited (le "Prestataire"), en sa qualite de mandataire nomme par nous aux fins de recouvrer les revenus des creances engendrees par le Prestataire devra, jusqu'a ce que vous ayez recu la Notification (telle que definie ci-dessous) de Rabobank International, London Branch agissant en qualite de mandataire administratif (l'"Agent"), etre autorise a gerer le Compte et a retirer toutes sommes deposees sur le Compte, de temps a autres, conformement aux procedures normales de retrait et au mandat que nous avons signe relativement a ce Compte. Seules les signatures des dirigeants dument autorises que nous vous aurons notifiees, de temps a autres, permettront au Prestataire de gerer le Compte comme notre mandataire (y compris, jusqu'a notification contraire de notre part, les dirigeants dont une copie de la signature est jointe en annexe a la presente lettre). A la date de la presente lettre, les dirigeants dument habilites sont : [___] [___] et [___]. Les signatures de deux quelconques de ces dirigeants sont requises pour autoriser toute transaction en rapport avec le Compte. Un fac-simile de la signature de chacun de ces dirigeants est joint en annexe a la presente lettre.

2. Si, a un moment quelconque, l'Agent vous remet une notification ecrite (la "Notification") du retrait du pouvoir donne par nous au Prestataire de gerer le Compte, alors vous devrez cesser d'autoriser le Prestataire, ou tout signataire autorise du Compte, dirigeant du Prestataire, a effectuer des retraits de sommes d'argent du Compte ou autrement, d'agir sur ce Compte ou autoriser quelque transaction que ce soit sur le Compte. Nous acceptons par la presente que vous ne serez pas responsable de quelque transaction que ce soit relative au Compte qui aurait ete autorisee par un signataire autorise sur le Compte, dirigeant du Prestataire, avant que vous ayez recu la Notification.

3. Le Prestataire n'a pas le pouvoir de retirer davantage d'argent du Compte qu'il n'y en a en depot au moment du retrait.

4. Vous convenez par la presente que vous n'exercerez pas et renoncez a un quelconque droit de fusion (combination ou merger), consolidation, compensation ou autre nantissement que vous pourriez avoir relativement aux sommes d'argent apparaissant au credit du Compte. En outre, vous reconnaissez et acceptez qu'en cas de contradiction entre ces termes et conditions et vos termes et conditions applicables a l'ouverture, la gestion et la tenue du Compte (y compris tout mandat de compte type), les termes et conditions de la presente lettre prevaudront.

Merci de bien vouloir marquer votre accord aux termes et conditions contenus dans la presente lettre en signant ci-apres et en nous retournant un original de la presente signe.

Je vous prie de croire, Messieurs, en l'expression de mes salutations distinguees.


-------------------------------

ERASMUS CAPITAL CORPORATION




Lu et approuve:

[Nom de la Banque]

Par:
    ---------------------------

Fonction:
         ----------------------

Date:
     --------------------------

                             MODELES DE SIGNATURES

NOM                                              SIGNATURE

--------------------                             -------------------------

--------------------                             -------------------------

--------------------                             -------------------------

--------------------                             -------------------------

--------------------                             -------------------------

--------------------                             -------------------------

                                  EXHIBIT XI
                         FORM OF PURCHASE CONFIRMATION

[Insert name and address of [THE AGCO SELLER][ERASMUS]]]

                                                                         [Date]

Dear Sirs,

                             Purchase Confirmation

We refer to the [RECEIVABLES PURCHASE AGREEMENT (THE "RECEIVABLES PURCHASE AGREEMENT")][RECEIVABLES TRANSFER AGREEMENT (THE "RECEIVABLES TRANSFER AGREEMENT"] dated [___] between, amongst others, us and you. Capitalised terms in this Purchase Confirmation shall have the meaning given thereto in the Master Definitions Schedule dated 11 April 2001 and signed for identification by, amongst others, the parties to the Receivables Purchase Agreement.

We also refer to the Offer Letter dated [___] delivered by you to us (the "Offer Letter") in which you offered to sell to us, upon the terms and subject to the conditions of the Receivables Purchase Agreement, inter alia, the Receivables referred to therein. We hereby confirm our acceptance of such offer of Receivables in accordance with [SECTION 2.4 OF THE RECEIVABLES PURCHASE AGREEMENT] [SECTION 2.3 OF THE RECEIVABLES TRANSFER AGREEMENT]. [For the avoidance of doubt, this Purchase Confirmation relates only to the German Receivables and Spanish Receivables listed in the Offer Letter and does not constitute our acceptance of any other Receivables offered for sale therein or otherwise - DELETE FOR THE PURCHASE CONFIRMATIONS DELIVERED UNDER A RECEIVABLES TRANSFER AGREEMENT.]


Yours faithfully,




--------------------------------------
For and on behalf of

[ERASMUS CAPITAL CORPORATION] [AGCO SELLER]

                                   EXHIBIT X
                          FORM OF OBLIGOR NOTIFICATION


[Name of Obligor]
[Address]
[Country]

                                                                         Dated:

Attention: Manger or Head of Credit and Collection Department

Dear Sir or Madam,

We are writing to inform you that the receivables (and all rights relating thereto) represented by the invoices listed on the attached schedule have been purchased by us, Erasmus Capital Corporation, from [Originator] on the dates set out on the attached schedule.

From the date of this notice you should, accordingly, deal solely with us, or with Rabobank International, London Branch as our agent, in relation to all matters relating to such receivables. Should you have any questions relating to this notice please do not hesitate to contact a representative of our agent, [___], in London on [___].

You are hereby instructed to remit all payments in connection with the aforementioned receivables (and invoices) to our account, the details of which are set out below, notwithstanding any other instructions you may receive from [originator] or any other person:

Account Party:    Erasmus Capital Corporation
Account Bank:
Account No.:

Yours sincerely,




--------------------------
ERASMUS CAPITAL CORPORATION

Acknowledged and confirmed by:


--------------------------
[Originator]

                                  EXHIBIT XI
                         CREDIT AND COLLECTION POLICY

ORGANIZATIONAL STRUCTURE/MANAGEMENT

Massey Ferguson's headquarters are located in Coventry, United Kingdom, while Fendt's headquarters are located in Marktoberdorf, Germany. The dealer documentation, credit processing and collections for all of Massey Ferguson equipment and for Fendt equipment sold in Spain and France outside of Germany (herein referred to as the "Massey Equipment Pool") is located in Coventry. The dealer documentation and processing for Fendt equipment sold in Germany is located in Marktoberdorf (herein referred to as the "Fendt Equipment Pool"). An experienced group of senior executive officers with considerable industry and management experience and a group of divisional managers who are career professionals manage the company. Each legal jurisdiction within the Massey Equipment Pool (France, Germany, and Spain) is supervised by a different credit manager.

DEALER RELATIONSHIPS

Fully assembled tractors and other equipment are marketed in most major Western European markets through a network of approximately 2,400 independent Massey Ferguson and Fendt dealer outlets and agricultural cooperatives. In certain markets of Western Europe, AGCO sells equipment through independent distributors and associates, who then distribute the equipment through approximately 800 Massey Ferguson and Fendt dealers. In some cases, dealers carry competing or complementary products from other manufacturers.

The payment terms for both the Massey and Fendt Equipment Pools can vary based on equipment type, agricultural product and particulars of the harvest season for the crop. The terms of AGCO's finance agreements with its dealers typically do not require dealers to make a down payment and effectively provide the dealer with the equipment interest-free for a period of one to 6 months, depending on the product. Thereafter, dealers are charged interest until the product is sold.

To become an AGCO dealer, dealers must meet certain eligibility criteria and become a party to an AGCO Limited Farm Machinery Agreement. A copy of the AGCO Farm Machinery Dealer Agreement is on file. The Agreement is summarized below:

The Agreement commits AGCO to sell to the Dealer and provide marketing support and training; AGCO is committed to sell to the Dealers, however, the terms of the sale are at AGCO's discretion.

AGCO has the right to change its prices, terms, discounts, and any other pricing provision at any time without notice to the Dealer and the price and terms that apply will be those in effect on the date of the invoice of the product sold.

The Dealer has 30 days to notify AGCO of claims of shortages or defective products that the Dealer receives. After 30 days, AGCO is generally not responsible for shortages or defective products.

No product returns to AGCO from the Dealer are allowed without AGCO's prior authorization. Dealer pays all transportation costs for the return.

Payment in full for wholegoods is due upon the end of the payment term whether or not the product has been retailed with the exception of Massey Ferguson equipment sold in Germany that requires payment in full for the wholegoods at the earlier of retail sale or the end of the payment term. AGCO may refuse to sell or deliver products to the Dealer when AGCO believes the Dealer's financial condition does not warrant further sale or deliveries.

AGCO obtains a security interest in the equipment sold to the Dealer and for all present and future direct or indirect indebtedness that may be or become owed by the Dealer to AGCO. Dealers are sometimes required to sign personal guarantees on all obligations of the business.

AGCO reserves the right to declare all balances of the account due and payable immediately if for any reason it deems it necessary for the protection of its interests. No cash discounts or payment by AGCO to the Dealer will be made so long as any of the indebtedness, whether secured by collateral or otherwise, is past due. AGCO reserves the right to apply any payment made to the oldest past due account.

It should be noted that while assets in the U.S. securitization facility are built and shipped to the dealer for extended periods before the buyer is identified, European equipment is built to order either for the final customer or for the dealer. Dealer relationships are very different for the Fendt Equipment Pool and the Massey Equipment Pool.

FENDT EQUIPMENT POOL

Fendt distributes equipment in Germany mainly through a network of 12 dealers that are large, financially sound and highly Dun & Bradstreet rated cooperatives. These cooperatives/dealers cover different regions in Germany and sell only within their regions. Last dealer was terminated in 1996. Only 15-20% of cooperatives' sales are concentrated in the agricultural sector. BayWa AG, the largest cooperative, represents approximately 5% of the total European portfolio and carries the highest credit rating from Dun & Bradstreet. A brief narrative by Dun & Bradstreet of BayWa AG is on file. The dealers generally have only demo units on stock. The equipment is built to order for the final customer and Fendt rarely sells two completely identical units. The inventory is small, and if the market slows down, Fendt can react immediately and cut down on production. Fendt currently has orders of about 2,500 units, which translates into 2.5 months of production. Given the pre-orders, high demand for Fendt products, and the dealer's financial strength, dealer default is virtually non-existent.

MASSEY EQUIPMENT POOL

Massey Ferguson generally builds equipment to order for its dealers in France, Germany and Spain. Although this does not guarantee that a dealer has a customer lined up for each unit, the history of negligible losses and practically no dealer terminations, demonstrates that dealers can estimate and manage their sales.

DEALER TERMS

While the U.S. securitization facility contains both new and used equipment, Fendt and Massey Ferguson finance only new equipment. A general summary of the different terms offered by AGCO on new equipment is described below. The Terms and Discounts can change, and do change, annually. The following are certain summarized terms for both equipment lines (amongst others):

Dealer must make payment immediately at the time of retail sale, or show written proof of a pre-approved retail-financing contract in process.

Dealer's trade discount is the difference between the net dealer price and the suggested list price as stated in the AGCO price list, which is effectuated on the date of the invoice.

Cash discounts and subsidized financing may be offered to the Dealer by AGCO.

Demo unit discounts are offered to the Dealer.

For Massey Ferguson, equipment dealers are typically given a discount of a minimum of 20%. Additional discounts are given to promote particular models. Volume bonuses are seldom employed. Instead, dealers subscribe to business plans, which provide additional discounts for achieving retail penetration and maintaining stock levels and pre agreed dealer standards.

Fendt equipment dealers get a volume discount in addition to a base discount of 21.7%. Volume discounts depend on the amount of units that the Dealer sells. The bonus percentage generally is around 4.7%.

Any volume bonus earned on eligible volume will be applied to any past due amount provided there is enough volume bonus earned during the period to cover the past due amount. If not, the Dealer agrees to pay the past due amounts by the end of December. If not paid, volume bonus is not applied to cover the past due indebtedness and the Dealer will receive no volume bonus.

Periodically, AGCO offers special sales programs and special discounts in addition to the plans discussed in this section.

SUMMARY OF PAYMENT TERMS

Payment terms of the European portfolio are much shorter than payment terms of the U.S. portfolio. The term for the majority of the equipment (approximately 80%) sold in all European jurisdictions ranges from 30 days to 60 days, with the exception of Spain whose tractors have payment terms up to 90 days. In Germany, dealers get an additional 2% discount for Fendt equipment sold and paid for within 14 days. Similarly, in France, dealers receive a discount for early settlement.

Longer terms are generally applied to combines and balers due to the seasonality of the equipment. Payments on combines are due on September 30th or October 30th of each year. Lawn and garden machinery in France are payable in three curtailments of 20%, 30% and 50% due in March 31st, April 30th, and May 31st, accordingly. Certain demo units have payment terms of 6 months. A copy of AGCO's Wholegoods Schedule of Terms and Discounts is on file.

UNDERWRITING/CREDIT ANALYSIS

Marktoberdorf

Karlheinz Graf who has over 30 years of experience with Fendt heads the credit department. Credit managers review quarterly reports from Dun & Bradstreet for every dealer (most of the dealers are highly rated by D&B). Additionally, credit managers review bank reports on


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


the dealers, which they receive monthly. At the end of the year, the credit department gets information from the marketing department on the industry outlook and the credit line gets adjusted accordingly. When the credit limit is exceeded, the credit manager can not authorize any additional shipments until the payment is received.

Coventry

The new credit department in Coventry was formed in 1997 following a decision by AGCO to centralize the accounts receivable/credit control functions performed by its Massey Ferguson sales operations in France, Germany and Spain. The accounts receivable/credit control function for Fendt products sold in France and Spain is also centralized in Coventry.

Massey Ferguson averages about 5 new dealers each year. The credit department is responsible for the approval of New Dealer contracts, extension of credit and the collection of receivables. Kevin Randall, who has over 25 years of experience at Massey Ferguson, heads the credit department. The credit staff consists of 9 credit officers who joined the company before the final centralization date and were therefore able to spend time with the internal staff of the sales operations to familiarize themselves with the receivable portfolio. Since centralization, the staff has been trained both internally and externally. A copy of Finance Organization - Credit & Banking for 2000 is on file.

For the Massey Ferguson equipment monitored in Coventry, AGCO uses an integrated Sales Order Processing / Accounting software package, which automatically credit checks all orders prior to shipment. Any orders due for release, which will result in accounts receivables exceeding a credit limit, are automatically placed on hold. The relevant credit control analyst is responsible for releasing the order from credit hold.

A New Dealer application will usually come from the local sales teams. The following documents will be requested in order to process a credit request: 1) a complete credit application, 2) current financial statements, 3) business plan, and 4) personal information of the principals. The credit department will pull a Dun & Bradstreet profile. Once the approval is received, the dealer will be notified and can begin placing orders. A dealer will be given a credit line. All major orders are manually released ("credit released") by one of the Area Credit Managers. Orders are not shipped without the credit release. Once an order is approved and released, an invoice is created. At point of sale, Massey Ferguson sets up a reserve to accrue for discounts.

A Credit File is created for the dealer that will include financial statements, a credit application, personal profiles and the Dun & Bradstreet report. The turnaround time from credit request to final approval can take anywhere from 2 to 4 weeks.

Fendt products sold in France are processed through another system and all credit checking and order releasing is performed manually. At the end of each month, the credit department produces a summary aged debt analysis for all markets together with a commentary on overdue receivables.

CREDIT AUTHORITY

For both the Fendt and Massey Equipment Pools, the credit manager will determine the appropriate credit line, taking into account information from the marketing managers regarding orders and market conditions. Requests for increases to current credit limits are supported 90% of the time. On new deals, Kevin Randall authorizes the credit request for the Massey Equipment Pool. On existing deals, Kevin Randall (Massey Equipment Pool) and Karlheinz Graf (Fendt Equipment Pool) have final say on all credit requests, regardless of the size of the line.

CREDIT MONITORING

For both the Fendt and Massey Equipment Pools, credit managers must approve each order placed by a Dealer when the credit line is insufficient. Each account is reviewed once a year or if there is a request for an increase in the credit limit. Financial statements are requested on an annual basis. An updated credit report may be obtained and payment history is reviewed. The Area Credit Managers are responsible for the annual review.

In addition to credit monitoring, the Sales Territory Managers will perform a physical inventory audit for selected dealers whose operations show any signs of deterioration (e.g. late payments, lower sales volumes, etc.)

SERVICING/NORMAL COLLECTION PROCEDURES

For both the Fendt and Massey Equipment Pools, an invoice is generated once the equipment is shipped or when the dealer is notified to pick up the equipment. Invoices are mailed out of one of the two servicing centers located in Coventry and Marktoberdorf. Collection methods vary by the region, as follows.

In France, the majority of payments on wholegoods are collected by electronic LCR (Bill of Exchange) and parts are collected by direct debit. Dealers who pay by cheque send their remittances to AGCO's Beauvais office. Some deals are financed, so the finance companies transfer funds directly to AGCO's bank.

In Germany, Fendt / Massey Ferguson equipment dealers pay by bank transfer or cheque for wholegoods. For parts, dealers pay either by direct debit (weekly) or cheque. Similar to France, some deals in Germany are financed, so the finance companies transfer funds directly to AGCO's bank.

In Spain, dealers pay for wholegoods either by bank transfer or by cheque. Cheques are sent to a lockbox. For parts, dealers pay by direct debit.

Credit and Collection is the responsibility of the credit department and the credit managers. Collection efforts are part of a continuous process of maintaining close communication links with the dealers. More strenuous collection activities begin immediately following the end of the month for dealers that did not pay the previous month's charges. A telephone call initiates the process. The credit personnel must determine whether the non-payment was an oversight, a posting problem or an inability to pay. If it was an oversight, a follow up for payment is recorded. If it was a posting error, a speedy resolution is achieved. If it is a collection problem, then the account is referred to the Area Credit Manager. The dealer of a past due item unresolved by the 15th to 20th of the month will be contacted by telephone a second time to achieve final resolution. If payment is not received following the second message, then the dealers' accounts will be placed on "STOP", which means no further deliveries will be made until a payment is received. Persistent late payers are advised that failure to settle their account by the due date will automatically result in their account being


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


placed on "STOP". The Area Credit Manager is responsible for placing a dealer on "STOP" status after reviewing notes from previous attempts to collect.

CASH APPLICATION

Cash Management is centralized in Marktoberdorf for the Fendt Equipment Pool. Cash flow peaks at month end and carries over into the first days of the subsequent month as dealer receivables are collected. Daily deposits are collected in the local accounts and are subsequently wire-transferred to the central account.

For the Massey Equipment Pool, cash management for Spain and Germany is centralized in Coventry, while day-to-day cash management for France is handled in Beauvais. Cash flow peaks at month end and carries over into the first days of the subsequent month as dealer receivables are collected.

European dealer receivables are collected by a variety of methods (wire transfer, cheque, direct debit etc.) into local banks. Cash is concentrated by means of wire transfers initiated by the Treasury Department. Surplus cash is remitted to AGCO Services Ltd. the UK based treasury company, from which payments are made to repay local overdrafts, or syndicate debt, as appropriate.

PROBLEM ACCOUNT MANAGEMENT
For the Fendt and Massey Equipment Pools, collection efforts are part of a continuous collection process. Dealers with repeated collection problems may be placed on "STOP" at that point (credit manager decision). At the end of the month, the credit manager will determine the dealers still past due for "STOP" status. A "STOP" fax letter will be sent to the dealer and the territory manager and the regional sales manager will be notified. Dealer central and field personnel are notified and the territory manager will perform a site visit. Normally, after the site visit, the payment is made.

Fendt

The last default in the Fendt Equipment Pool occurred over 10 years ago. As such, although the problem account management procedures are set up for Fendt, they have not been used in the past 5 years. As a precaution, Fendt maintains a minimum of DEM1.3 million (EUR0.7 million) in bad debt reserves.

Massey

For the Massey Equipment Pool dealer terminations happen about once a year per jurisdiction. A dealer that continues to be delinquent after exhausting collection efforts will be sent a "Legal" letter that may involve termination of agreement and even repossession. The Dealer is confronted and AGCO will move all the equipment out of the lot. If AGCO is not made whole, an AGCO representative will contact the dealer to work out an agreement/schedule. AGCO will commence legal action when all other means are exhausted. Kevin Randall determines which accounts are to be reserved for bad debt in Coventry.


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


                                  EXHIBIT XII
                               RELEVANT ADDRESSES


Party                     Relevant Address
-----                     ----------------
AGCO France               41 Avenue Blaise Pascal, B.P. 60307, 60026 Beauvais Cedex, France

AGCO GmbH                 Johann-Georg-Ferndt-Strasse 4, 87616 Marktoberdorf, Germany

AGCO Iberia               Avenida Via De Las Dos Castillas, 31, Atica 7 - Edificio 5 O Bajo, 28224 Pozuelo
                          De Alarcon, Madrid, Spain

AGCO Seller               PO Box 62, Banner Lane, Coventry, CV4 9GF, England

AGCO Vertriebs            Am Sande 20, 37213 Witzenhausen, Germany

Agent                     Rabobank International, Thames Court, One Queenhithe, London EC4V 3RL, England

Master Servicer           PO Box 62, Banner Lane, Coventry, CV4 9GF, England

Parent                    4205 River Green Parkway, Duluth, Georgia, 30096, USA

Programme Purchaser       c/o Rabobank International, Thames Court, One Queenhithe, London EC4V 3RL, England

                     (This page intentionally left blank)

                                                                  EXECUTION COPY

================================================================================

                         RECEIVABLES TRANSFER AGREEMENT

                              DATED 11 APRIL, 2001

                                      AMONG

                              AGCO SERVICES LIMITED
                                 AS AGCO SELLER

                                       AND

                                    AGCO S.A.
                                 AS AGCO FRANCE

                                       AND

                                  AGCO LIMITED
                               AS MASTER SERVICER

                                       AND

               COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
                                   TRADING AS
                      RABOBANK INTERNATIONAL, LONDON BRANCH
                                    AS AGENT

================================================================================

                                TABLE OF CONTENTS

                                Table of Contents

                                                                                                           Page
                                                                                                           ----

ARTICLE I DEFINITIONS AND INTERPRETATION.....................................................................1
         SECTION 1.1         Incorporation of Definitions....................................................1
         SECTION 1.2         Incorporation of Interpretation and Construction Provisions.....................2
         SECTION 1.3         Amendments to Master Definitions Schedule.......................................2
         SECTION 1.4         The Agent.......................................................................2

ARTICLE II PURCHASE OF RECEIVABLES...........................................................................2
         SECTION 2.1         Purchase Facility...............................................................2
         SECTION 2.2         Offer Letters and Accounts Receivables Listing..................................2
         SECTION 2.3         Purchases of Receivables........................................................3
         SECTION 2.4         Deemed Collections..............................................................4
         SECTION 2.5         Payments and Computations, Etc..................................................5
         SECTION 2.6         Default Fees....................................................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES...................................................................6
         SECTION 3.1         Representations and Warranties Relating to AGCO France..........................6
         SECTION 3.2         Further Representations and Warranties of AGCO France...........................8

ARTICLE IV COVENANTS.........................................................................................9
         SECTION 4.1         Affirmative Covenants of AGCO France............................................9
         SECTION 4.2         Negative Covenants of AGCO France..............................................11

ARTICLE V ADMINISTRATION AND COLLECTION.....................................................................13
         SECTION 5.1         Designation of the Master Servicer.............................................13
         SECTION 5.2         Responsibilities of AGCO France................................................13

ARTICLE VI..................................................................................................14

ARTICLE VI ASSIGNMENTS......................................................................................14
         SECTION 6.1         Assignments....................................................................14

ARTICLE VII MISCELLANEOUS...................................................................................14
         SECTION 7.1         Waivers and Amendments.........................................................14
         SECTION 7.2         Notices and Account Details....................................................14
         SECTION 7.3         Protection of the AGCO Seller's Rights.........................................14
         SECTION 7.4         Confidentiality................................................................14
         SECTION 7.5         Bankruptcy Petition............................................................15
         SECTION 7.6         Governing Law and Jurisdiction.................................................15
         SECTION 7.7         Integration; Survival of Terms.................................................15
         SECTION 7.8         Counterparts and Severability..................................................16
         SECTION 7.9         Characterisation...............................................................16
         SECTION 7.10        Waiver with respect to Agents..................................................16
         SECTION 7.11        Recourse upon a Termination Event..............................................16

                         RECEIVABLES TRANSFER AGREEMENT

This Receivables Transfer Agreement (this "Agreement"), dated 11 April, 2001, is made between:

(1) AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales with registered number 509134 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands CV4 9GF (the "AGCO Seller");

(2) AGCO S.A., a societe anonyme incorporated under the laws of France ("ACGO France");

(3) AGCO LIMITED, a company incorporated under the laws of England and Wales with registered number 509133 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands CV4 9GF (in its capacity as Master Servicer as appointed under the Receivables Purchase Agreement, the "Master Servicer"); and

(4) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, trading as RABOBANK INTERNATIONAL, LONDON BRANCH acting in its capacity as Agent (the "Agent") for Erasmus Capital Corporation (the "Programme Purchaser").

                             PRELIMINARY STATEMENTS

(A) AGCO France has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B) AGCO France wishes to sell certain of its Receivables to the AGCO Seller from time to time and the AGCO Seller desires to purchase such Receivables from AGCO France from time to time.

(C) AGCO France acknowledges that the AGCO Seller may offer, from time to time, to sell the Receivables purchased by the AGCO Seller from AGCO France under this Agreement to the Programme Purchaser pursuant to the Receivables Purchase Agreement.

(D) AGCO France and the AGCO Seller wish to set out the terms on which AGCO France may offer to sell, and the AGCO Seller shall purchase, certain Receivables.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Incorporation of Definitions

In this Agreement, including the Preliminary Statements appearing above, all capitalised terms that are not otherwise defined herein shall have the meanings given to them in the Master Definitions Schedule, dated on or about the date hereof, and signed for the purpose of identification by, inter alios, the parties to this Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Master Definitions Schedule").

SECTION 1.2 Incorporation of Interpretation and Construction Provisions

Article II of the Master Definitions Schedule shall apply to this Agreement and be binding on the parties to this Agreement as if expressly set out in this Agreement.

SECTION 1.3 Amendments to Master Definitions Schedule

No amendment, restatement, supplement or other modification to the Master Definitions Schedule after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

SECTION 1.4 The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of (i) enforcing the right to receive a copy of the Offer Letter and each Account Receivables Listing under Section 2.2(a) and Section 2.2 (c) and the information provided by AGCO France in
Section 4.1, (ii) obtaining the benefit of Section 6.1, (iii) obtaining the benefit of the confidentiality provisions of Section 7.4 and (iv) obtaining the benefit of Section 7.1(b).

                                   ARTICLE II
                             PURCHASE OF RECEIVABLES

SECTION 2.1 Purchase Facility

Upon the terms and subject to the conditions of this Agreement, AGCO France, at its option, may offer to sell Receivables, together with all Related Assets with respect thereto, to the AGCO Seller on any Purchase Date occurring prior to the Facility Termination Date. Subject to the terms and conditions of this Agreement, the AGCO Seller may, but shall not be obliged to, accept any such offer of Receivables and Related Assets in the manner stated in this Agreement.

SECTION 2.2 Offer Letters and Accounts Receivables Listing

(a) AGCO France shall deliver to the AGCO Seller (with a copy to the Agent) no later than 2.00 p.m. on each Reporting Date, the Account Receivables Listing relating to (i) the Purchased Receivables on the most recent Reference Date and (ii) the Receivables proposed to be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such delivery.

(b) Within two Business Days of each Reporting Date, the AGCO Seller shall notify AGCO France of those Receivables identified in such Account Receivables Listing which it intends to purchase and which may be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding delivery of such Accounts Receivables Listing.

(c) If, pursuant to clause (b) above, the AGCO Seller notifies AGCO France of Receivables which it intends to purchase and which may be offered for purchase, no later than 10.00 a.m. on the Business Day prior to the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such notification, AGCO France may offer to sell such Receivables to the AGCO Seller by delivering to the AGCO Seller (with a copy to the Agent) a duly completed Offer

         Letter relating to such Receivables. No Offer Letter shall be deemed to have been duly completed unless all the Offer Letter Requirements are completed in respect thereof.

(d) On each Purchase Date the AGCO Seller shall pay to AGCO France the Acceptance Fee in consideration for the offer of Receivables to be purchased by the AGCO Seller on such Purchase Date by depositing the same into the AGCO France Account.

(e) Two Business Days following each Settlement Date, the AGCO Seller shall deliver to AGCO France a Transaction Summary Report with respect to the Purchased Receivables as at close of business on such Settlement Date.

SECTION 2.3 Purchases of Receivables

(a) The offer by AGCO France of any sale of Receivables under Section 2.2(c) shall, upon delivery to the AGCO Seller of the duly completed Offer Letter in respect thereof, constitute an irrevocable offer by AGCO France to sell to the AGCO Seller on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such offer by way of Subrogation all of AGCO France's right, title and interest in and to such Receivables, and all Related Assets in respect thereof.

(b) On or before each Purchase Date, AGCO France shall deliver to the AGCO Seller the Subrogation Certificate relating to the Receivables to be purchased hereunder on such Purchase Date (which the parties agree shall only come into effect upon payment of the Subrogation Price for such Receivables in accordances with clause (c) below).

(c) On or prior to each Purchase Date, upon delivery by AGCO France to the AGCO Seller of a duly executed Subrogation Certificate in respect of all Receivables offered for sale on such Purchase Date in the relevant Offer Letter and subject to the other terms and conditions of this Agreement, the AGCO Seller shall deposit into the AGCO France Account an amount equal to the Subrogation Price for such Receivables in immediately available funds in Euro no later than 3.00 p.m. on such Purchase Date.

(d) On or before the initial Purchase Date hereunder, in consideration of the payment being made by the AGCO Seller and received by AGCO France for the Receivables purchased by the AGCO Seller on such Purchase Date in advance of the scheduled maturity date of such Receivables, AGCO France shall deposit into the AGCO Seller Account an amount equal to the Subrogation Fee for such Receivables.

(e) On or before each subsequent Purchase Date hereunder, in consideration of the payment by the AGCO Seller and receipt by AGCO France of the Subrogation Price of Receivables hereunder in advance of the scheduled maturity date of such Receivables, AGCO France shall deposit into the AGCO Seller Account an amount equal to the increase in the Outstanding Subrogation Fee arising from the purchase of such Receivables.

(f) The parties hereto agree that the payment by the AGCO Seller to AGCO France of the Acceptance Fee relating to an offer by AGCO France of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the AGCO Seller of AGCO France's offer of the Receivables listed in the relevant Offer Letter and, upon such acceptance,

         AGCO France shall Subrogate the AGCO Seller absolutely to all of its rights and interests in, under and to, and all of its claims in respect of, such Offered Receivables and all Related Assets with respect thereto in accordance with Article 1249 of the French Civil Code and pursuant to the terms and conditions of this Agreement.

(g) If any French Receivable purchased hereunder is on its Purchase Date or thereafter becomes a Promissory Note Receivable, AGCO France shall:

         (i) on the later of such Purchase Date and the date of such Receivable becoming a Promissory Note Receivable (the "Endorsement Date"), Endorse the applicable Promissory Note to the AGCO Seller (or to such other person as the AGCO Seller shall direct) pursuant to Articles L512-3 and L511-8 et seq. of the French Commercial Code; and

         (ii) not later than 10 days before the originally scheduled maturity date of such Receivable (the "Notification Date"), notify the applicable Promissory Note Collecting Bank of the existence of such Promissory Note and shall instruct such Promissory Note Collecting Bank to note the AGCO Seller (or such other person as the AGCO Seller shall direct) as the endorsee of such Promissory Note on the LCR System and to pay the proceeds of such Promissory Note to an account of the AGCO Seller (or such other person as the AGCO Seller shall Direct) at a Promissory Note Account Bank that has duly executed, and has not revoked or attempted to revoke, an Account Mandate Letter in respect of such account, provided that, if such Promissory Note is not so Endorsed on such Endorsement Date or such Promissory Note Collection Bank is not so notified and instructed on such Notification Date, AGCO France shall be deemed to have received on such Endorsement Date or, as applicable and without double-counting, such Notification Date, a Collection in respect of such Receivable in an amount equal to the then Outstanding Balance of such Receivable (which Deemed Collection shall be paid in accordance with Section 2.4(c)).

(h) The AGCO Seller hereby agrees to refund the Outstanding Subrogation Fee with respect to any Purchased Receivables sold hereunder, to AGCO France, only to the extent that the AGCO Seller receives an amount of Outstanding Subrogation Fee under Section 2.6(a)(ix) or, as applicable,
         Section 2.7(a)(viii) of the Receivables Purchase Agreement, in accordance with Section 2.6(b) or, as applicable Section 2.7(b) of the Receivables Purchase Agreement. No interest or other charges shall accrue or be payable by the AGCO Seller in respect of any amount of Outstanding Subrogation Fee.

SECTION 2.4 Deemed Collections

(a) If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of clause (b) below, AGCO France shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable.

(b)      If any of the representations or warranties in clauses (a), (d), (e),
         (f), (g), (h), (i), (j) or (k) of Section 3.2 is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO France shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c) If AGCO France is deemed to have received a Collection on any Purchased Receivable pursuant to Section 2.3(g) or clause (a) or (b) of this
         Section 2.4, AGCO France shall be obliged to pay an amount equal to such deemed Collection to or to the order of the AGCO Seller, such payment becoming due on the date of the deemed Collection but not payable until the Settlement Date next following the date of the deemed Collection, provided that if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the deemed Collection.

(d) Notwithstanding any other provisions of this Agreement, payment to the AGCO Seller by AGCO France of the full amount of all Collections deemed to have been received by AGCO France under clause (b) above with respect to a breach of the representation and warranty appearing in
         Section 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO France from any claims, rights and remedies which the AGCO Seller may have against AGCO France arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Article III.

SECTION 2.5 Payments and Computations, Etc

(a) Euro is the currency of account for each payment made or to be made under this Agreement.

(b) Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when such amounts are due, in immediately available funds. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c) All payments by AGCO France under this Agreement shall be made free of any set-off or counterclaim on the part of any such Person.

(d) Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:

         (i) except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO France (and provided that such specification shall, if requested by the AGCO Seller, be evidenced in writing); and

         (ii) unless otherwise required by contract or any applicable law and unless otherwise instructed by the AGCO Seller, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and

                  Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.

(e) If applicable legislative measures of the Council of the European Union provide that any payment under this Agreement which is denominated in Euro may at any time be made in Euro or a Legacy Currency, such payment may be made hereunder in either Euro or such Legacy Currency.

SECTION 2.6 Default Fees

If AGCO France fails to pay any amount when due hereunder, such Person agrees to pay to the AGCO Seller, on demand, the Default Fee in respect of such unpaid amount, provided, however, that such Default Fee shall not exceed the maximum amount, if any, permitted by applicable law.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties Relating to AGCO France

AGCO France hereby represents and warrants to the AGCO Seller, on the date hereof and on the date of any purchase or purported purchase of Receivables by the AGCO Seller hereunder:

(a) Corporate Existence and Power. It (i) is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation and (ii) has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.

(b) No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of purchases made hereunder:

         (i)      are within its corporate powers;

         (ii) have been duly authorised by all necessary corporate action and have been duly executed and delivered;

         (iii)    do not contravene or violate:

                  (A)      any of its constitutional documents;

                  (B) any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

                  (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or


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                  (D)      any order, writ, claim form, judgment, award,
                           injunction or decree binding on or affecting it or any of its property; and

         (iv) do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).

(c) Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d) Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms under all applicable laws (as such enforcement may be subject to any applicable Enforcement Limitation).

(e) Accuracy of Information. All information furnished by or on behalf of it to the AGCO Seller for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of it to the AGCO Seller shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f) Financial Statements. Each of its audited consolidated balance sheets and the statements of income relating thereto delivered pursuant to
         Section 4.1(a)(i) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its consolidated financial condition at the end of the fiscal year to which they relate.

(g) Places of Business. Its registered office and principal places of business where it keeps all its Records are located at the address listed in Section 7.2 or such other locations notified to the AGCO Seller in accordance with Section 7.2.

(h) Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i) Other Defaults. It does not have Indebtedness (other than to another Group Company) having an aggregate amount in excess of (euro)10,000,000 (ten million Euro) or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j) Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding

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

         the foregoing, AGCO France has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(k) Corporate Information. All shareholders' resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation has been so recorded.

SECTION 3.2 Further Representations and Warranties of AGCO France

AGCO France, in connection with any Receivables purchased by, and offered for sale to, the AGCO Seller hereunder represents and warrants to the AGCO Seller on the Purchase Date relating thereto and on the date of delivery of the relevant Offer Letter or Account Receivables Listing relating thereto as follows:

(a) Eligible Receivables. Each of the Receivables offered for sale under this Agreement are French Eligible Receivables which are validly existing and validly evidenced for the full nominal amount thereof.

(b) Account Receivables Listings. All information contained in the Offer Letter and each Account Receivables Listing is complete true and accurate in every material respect on the date on which it is delivered and on the immediately succeeding Purchase Date.

(c) Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d) Transfer of Receivables. Each offer by AGCO France of the sale of any Receivables hereunder, together with the delivery by AGCO France to the AGCO Seller of a Subrogation Certificate with respect to such Receivables, and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the AGCO Seller shall be effective as against AGCO France and, with respect to the Obligor to which such Receivables relate, such Obligor to transfer to the AGCO Seller all of AGCO France's present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest, it being hereby acknowledged by the AGCO Seller that, until notice of such sale of Receivables has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable to AGCO France.

(e) Payments to AGCO France. In respect of each purchase of Receivables by the AGCO Seller hereunder, the consideration received by AGCO France in respect of such Receivables represents a fair consideration for the transfer of such Receivables.

(f) Arm's Length. Each sale and purchase of Receivables under or as contemplated by this Agreement has been made on arm's length terms for bona fide commercial reasons in the best interests of AGCO France.


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

(g) No Voidable Sales. No sale by AGCO France to the AGCO Seller of any Receivable under this Agreement is or may be voidable by AGCO France or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO France under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise.

(h) Principal, not Agent. With respect to each sale by AGCO France of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased or offered for purchase under this Agreement, AGCO France acted as principal and not as the agent of any Person.

(i) Tracking. AGCO France has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale hereunder and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(j) Promissory Note Receivables. With respect to each Receivable which is a Promissory Note Receivable on its Purchase Date or thereafter becomes a Promissory Note Receivable, the applicable Promissory Note has been Endorsed by AGCO France to or to the order of the AGCO Seller without recourse (sans recours) on the applicable Endorsement Date (as defined in Section 2.3(g)) and on or before the applicable Notification Date (as defined in Section 2.3(g)) the applicable Promissory Note Collecting Bank has been or will be notified of the existence of such Promissory Note and instructed by AGCO France to note the AGCO Seller or such other Person as the AGCO Seller shall direct as endorsee of such Promissory Note on the LCR System and to pay the proceeds of such Promissory Note to an account of such endorsee.

(k) Termination Events. No Termination Event has occurred which is continuing.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1 Affirmative Covenants of AGCO France

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO France covenants as follows:

(a) Financial Reporting. AGCO France shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to the AGCO Seller and the Agent:

         (i) Annual Reporting. Within one year after the close of its fiscal years, audited consolidated financial statements for such fiscal year certified in a manner acceptable to the Agent by a duly authorised officer of AGCO France;


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

         (ii) Compliance Certificate. Together with the financial statements required under clause (i) above, a compliance certificate in substantially the form of Exhibit V to the Master Definitions Schedule signed by a duly authorised officer of AGCO France and dated the date of such financial statement;

         (iii) Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment;

         (iv) List of Obligor Addresses. Together with the financial statements required under clause (i) above, a complete list of the names and addresses of all obligors of all Receivables then payable to AGCO France; and

         (v) Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the AGCO Seller may from time to time reasonably request.

(b) Notices. AGCO France shall notify the AGCO Seller in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

         (i) Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO France;

         (ii) Final Judgment. As soon as reasonably practicable following the occurrence thereof, the entry of any final judgment or decree (which is not subject to any further appeal) against AGCO France in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO France is in excess of (euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

         (iii) Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO France, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO France is in excess of (euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof;

         (iv) Change of Obligor Address. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, any change of the billing address of any Obligor of any Purchased Receivable; and

         (v) Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document).


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

(c) Compliance with Laws. AGCO France shall comply with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, including (without limitation) any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Section 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d)      Maintenance of Corporate Existence. AGCO France shall, subject to
         Section 4.2(f), do all things necessary to remain duly organised and validly existing in the jurisdiction of its respective incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)      Keeping and Marking of Records and Books; Notation in Financial
         Statements.

         (i) AGCO France shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable). AGCO France shall give the AGCO Seller notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (ii) AGCO France shall keep a complete and accurate copy of each Offer Letter and each Account Receivables Listing delivered by it under this Agreement.

(f)      Compliance with Contracts. AGCO France shall:

         (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables; and

         (ii) comply in all material respects with the Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts.

(g) Payment of Taxes. AGCO France shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.

(h) Contracts. On and following the first anniversary of the Signing Date, AGCO France shall procure that each Contract pursuant to which arises each Offered Receivable and each Purchased Receivable shall be transferable by way of Subrogation without the requirement of AGCO France to obtain the consent of any Person to such transfer.

SECTION 4.2 Negative Covenants of AGCO France

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO France covenants as follows:


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

(a) Name Change, Offices, Records and Books of Accounts. AGCO France shall not:

         (i)      change its name or identity; or

         (ii) change its corporate structure, which change would have a Material Adverse Effect; or

         (iii)    relocate any office where Records are kept,

         in each case unless AGCO France shall have given the AGCO Seller at least 30 days prior written notice thereof.

(b) Change in Payment Instructions to Obligors. At any time following the delivery of any Obligor Notification to an Obligor, AGCO France shall not amend, supplement or otherwise modify or cancel or revoke any Obligor Notification or other payment instructions to any Obligor given in accordance with this Agreement and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification.

(c) Modifications to Contracts and Credit and Collection Policies. AGCO France shall not make any change to the Credit and Collection Policy or extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto, any of which could reasonably be expected to affect adversely the collectability of any of the Purchased Receivables or the ability of AGCO France to repossess the Equipment or Parts relating to such Purchased Receivables.

(d) Sales, Liens, Etc. on Receivables Except as provided by the Transaction Documents, AGCO France shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Offered Receivable or any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO France shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO France. AGCO France hereby irrevocably waives any lien which it may have with respect to the Offered Receivables and the Purchased Receivables and Related Assets.

(e) Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO France shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO France shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO France


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

(f) Amendments to Corporate Documents. AGCO France shall not amend its constitutional documents in any respect in each case that would have a Material Adverse Effect.

(g) Merger AGCO France shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if (i) such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect and (ii) in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO France under this Agreement.

(h) Deposits. AGCO France shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the Programme Purchaser Account, any cash or payment item other than pursuant to this Agreement.

(i) Powers of Attorney. AGCO France shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the AGCO Seller shall return each of such Powers of Attorney to AGCO France).

                                    ARTICLE V
                          ADMINISTRATION AND COLLECTION

SECTION 5.1 Designation of the Master Servicer

(a) AGCO France hereby acknowledges that after a purchase of Receivables hereunder, the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed as the "Master Servicer" from time to time in accordance with Section 6.1 of the Receivables Purchase Agreement.

(b) In order to ensure that the Master Servicer can fulfill all of its obligations under the Receivables Purchase Agreement and this Agreement, AGCO France hereby agrees that it shall fully co-operate with any request of the Master Servicer and provide any information that the Master Servicer deems necessary to ensure the timely and complete performance of its functions and duties. Without prejudice to the generality of the foregoing, AGCO France expressly consents to the taking of all actions by the Master Servicer and to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer to perform its duties.

SECTION 5.2 Responsibilities of AGCO France

Anything herein to the contrary notwithstanding, the exercise by the AGCO Seller of its rights hereunder shall not release any of AGCO France or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts.

                                   ARTICLE VI
                                   ASSIGNMENTS

SECTION 6.1 Assignments

AGCO France hereby agrees and consents to the complete or partial assignment or Subrogation by the AGCO Seller of any or all of its rights under, interest in and title to the Purchased Receivables and this Agreement. The AGCO Seller hereby agrees that any transferee of the AGCO Seller of all or any of the Purchased Receivables and/or this Agreement shall have all of the rights and benefits under this Agreement of the AGCO Seller and no such transfer shall in any way impair the rights and benefits of the AGCO Seller hereunder. Without limiting the foregoing, AGCO France hereby consents to and acknowledges the transfer by the AGCO Seller to the Programme Purchaser of all of AGCO France's rights under, interests in and title to the Purchased Receivables and this Agreement under the Receivables Purchase Agreement and the entitlement of the Programme Purchaser (or the Agent on its behalf) to exercise the rights of the AGCO Seller hereunder. AGCO France shall not have the right to assign any of its rights or obligations under this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1 Waivers and Amendments

(a) No failure or delay in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing with the prior written consent of each of the parties hereto.

SECTION 7.2 Notices and Account Details

All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties to this Agreement at their respective Relevant Addresses. All such communications and notices shall be effective upon receipt, or in the case of notice by facsimile copy, when written communication of receipt is obtained, except that notices and communications to the AGCO Seller pursuant to Article II shall not be effective until actually received.

SECTION 7.3 Protection of the AGCO Seller's Rights

If AGCO France fails to perform any of their obligations hereunder, the AGCO Seller may (but shall not be required to) perform, or cause performance of, such obligation and the AGCO Seller's reasonable costs and expenses incurred in connection therewith shall be payable by AGCO France.

SECTION 7.4 Confidentiality


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

Except for the disclosure required under the terms of this Agreement and the other Transaction Documents, AGCO France and the Master Servicer shall maintain and shall cause each of their respective directors, employees, officers and agents to maintain and the Master Servicer shall maintain and cause each of its officers, employees, directors and agents to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the AGCO Seller, the Agent, the Programme Purchaser and each other Funding Source and their respective businesses obtained by any of them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that AGCO France, the Master Servicer and each of their respective directors, officers and employees may disclose such information to their respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

SECTION 7.5 Bankruptcy Petition

AGCO France hereby covenants and agrees that, prior to the date which is the later of (a) one year and one day after the payment in full of all outstanding Indebtedness of the Programme Purchaser and (b) one year and one day after the payment in full of the Commercial Paper issued by the Programme Purchaser, it shall not institute against, or join any other Person in instituting against, the Programme Purchaser any bankruptcy, reorganisation, arrangement, administration insolvency or liquidation proceedings, or similar proceedings under the laws of any jurisdiction.

SECTION 7.6 Governing Law and Jurisdiction

(a) This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Master Definitions Schedule shall be governed by and construed in accordance with the laws of France.

(b) Each party to this Agreement irrevocably agrees that the courts of France shall have non-exclusive (subject to the following sentence) jurisdiction to hear and determine any suit, action or proceedings (including, without limitation, any third party or similar actions), and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) Each party to this Agreement irrevocably waives any objection which it might at any time have to the courts of France being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of France are not a convenient or appropriate forum.

SECTION 7.7 Integration; Survival of Terms

(a) This Agreement and the other Transaction Documents and, to the extent incorporated into, applied to or deemed repeated in this Agreement or such other Transaction Documents, the Master Definitions Schedule contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.


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

(b) The provisions of Article II and Sections 7.3, 7.4, 7.5, and 7.10 shall survive any termination of this Agreement.

SECTION 7.8 Counterparts and Severability

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.9 Characterisation

It is the intention of the parties to this Agreement that each sale of Receivables hereunder shall constitute an absolute and irrevocable transfer of rights, which sale shall provide the AGCO Seller with the full benefits of ownership of the Purchased Receivables. Except as specifically provided in this Agreement, each sale of a Receivable hereunder is made without recourse to AGCO France and AGCO France shall not be liable for the collectibility of the Receivable; provided, however, that:

(a) AGCO France shall be liable to the AGCO Seller for all representations, warranties and covenants made by them pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b) such sale does not constitute and is not intended to result in an assumption by the AGCO Seller or any assignee thereof of any obligation of AGCO France or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts, or any other obligations of the Originators.

SECTION 7.10 Waiver with respect to Agents

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

SECTION 7.11 Recourse upon a Termination Event

The parties to this Agreement agree that following the occurrence of a Termination Event, and notwithstanding such occurrence, the AGCO Seller shall not rescind this Agreement (but, for the avoidance of doubt, shall have no further obligation to AGCO France hereunder) and may not in any event require AGCO France to repurchase any Receivable or Related Assets purchased by the AGCO Seller hereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

AGCO SERVICES LIMITED


By:
     ----------------------------
         Name:
         Title:

AGCO S.A.


By:
     ----------------------------
         Name:
         Title:

AGCO LIMITED


By:
     ----------------------------
         Name:
         Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A trading as RABOBANK INTERNATIONAL, LONDON BRANCH


By:                                          By:
     ----------------------------                 ----------------------------
         Name:                                        Name:
         Title:                                       Title:

                      (This page intentionally left blank)

                                                                  EXECUTION COPY
================================================================================

                         RECEIVABLES TRANSFER AGREEMENT

                              DATED 11 APRIL, 2001

                                      AMONG

                              AGCO SERVICES LIMITED
                                 AS AGCO SELLER

                                       AND

                               AGCO VERTRIEBS GMBH
                                AS AGCO VERTRIEBS

                                       AND

                                  AGCO LIMITED
                               AS MASTER SERVICER

                                       AND

               COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
                                   TRADING AS
                      RABOBANK INTERNATIONAL, LONDON BRANCH
                                    AS AGENT

================================================================================

                                Table of Contents

                                                                                                 Page
                                                                                                 ----
ARTICLE I  DEFINITIONS AND INTERPRETATION..............................................            1
         SECTION 1.1  Incorporation of Definitions.....................................            1
         SECTION 1.2  Incorporation of Interpretation and Construction Provisions......            2
         SECTION 1.3  Amendments to Master Definitions Schedule........................            2
         SECTION 1.4  The Agent........................................................            2

ARTICLE II  PURCHASE OF RECEIVABLES....................................................            2
         SECTION 2.1  Purchase Facility................................................            2
         SECTION 2.2  Offer Letters and Accounts Receivables Listings..................            2
         SECTION 2.3  Purchases of Receivables.........................................            3
         SECTION 2.4  Deemed Collections...............................................            4
         SECTION 2.5  Payments and Computations, Etc...................................            4
         SECTION 2.6  Default Fees.....................................................            5

ARTICLE III  REPRESENTATIONS AND WARRANTIES............................................            5
         SECTION 3.1  Representations and Warranties Relating to AGCO Vertriebs........            5
         SECTION 3.2  Further Representations and Warranties of AGCO Vertriebs.........            7

ARTICLE IV  COVENANTS..................................................................            8
         SECTION 4.1  Affirmative Covenants of AGCO Vertriebs..........................            9
         SECTION 4.2  Negative Covenants of AGCO Vertriebs.............................           11

ARTICLE V  ADMINISTRATION AND COLLECTION...............................................           12
         SECTION 5.1  Designation of the Master Servicer...............................           12
         SECTION 5.2  Responsibilities of AGCO Vertriebs...............................           13

ARTICLE VI  ASSIGNMENTS................................................................           13
         SECTION 6.1  Assignments......................................................           13

ARTICLE VII  MISCELLANEOUS.............................................................           13
         SECTION 7.1  Waivers and Amendments...........................................           13
         SECTION 7.2  Notices and Account Details......................................           13
         SECTION 7.3  Protection of the AGCO Seller's Rights...........................           14
         SECTION 7.4  Confidentiality..................................................           14
         SECTION 7.5  Bankruptcy Petition..............................................           14
         SECTION 7.6  Governing Law and Jurisdiction...................................           14
         SECTION 7.7  Integration; Survival of Terms...................................           15
         SECTION 7.8  Counterparts and Severability....................................           15
         SECTION 7.9  Characterisation.................................................           15
         SECTION 7.10  Waiver with respect to Agents...................................           15

                         RECEIVABLES TRANSFER AGREEMENT

This Receivables Transfer Agreement (this "Agreement"), dated 11 April, 2001, is made between:

(1) AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales with registered number 509134 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF (the "AGCO Seller");

(2) AGCO VERTRIEBS GmbH, a Gesellschaft mit beschrankter Haftung incorporated under the laws of Germany ("AGCO Vertriebs");

(3) AGCO LIMITED, a company incorporated under the laws of England and Wales with registered number 509133 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF (in its capacity as Master Servicer as appointed under the Receivables Purchase Agreement, the "Master Servicer"); and

(4) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, trading as RABOBANK INTERNATIONAL, LONDON BRANCH acting in its capacity as Agent (the "Agent") for Erasmus Capital Corporation (the "Programme Purchaser").

                             PRELIMINARY STATEMENTS

(A) AGCO Vertriebs has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B) AGCO Vertriebs wishes to sell certain of its Receivables to the AGCO Seller from time to time and the AGCO Seller desires to purchase such Receivables from AGCO Vertriebs from time to time.

(C) AGCO Vertriebs acknowledges that the AGCO Seller may offer, from time to time, to sell the Receivables purchased by the AGCO Seller from AGCO Vertriebs under this Agreement to the Programme Purchaser pursuant to the Receivables Purchase Agreement.

(D) AGCO Vertriebs and the AGCO Seller wish to set out the terms on which AGCO Vertriebs may offer to sell, and the AGCO Seller shall purchase, certain Receivables.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Incorporation of Definitions

In this Agreement, including the Preliminary Statements appearing above, all capitalised terms that are not otherwise defined herein shall have the meanings given to them in the Master Definitions Schedule, dated on or about the date hereof, and signed for the purpose of identification by, inter alios, the parties to this Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Master Definitions Schedule").

SECTION 1.2 Incorporation of Interpretation and Construction Provisions

Article II of the Master Definitions Schedule shall apply to this Agreement and be binding on the parties to this Agreement as if expressly set out in this Agreement.

SECTION 1.3 Amendments to Master Definitions Schedule

No amendment, restatement, supplement or other modification to the Master Definitions Schedule after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

SECTION 1.4 The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of (i) enforcing the right to receive a copy of the Offer Letter and each Account Receivables Listing under Section 2(a) and Section 2(c) and the information provided by AGCO Vertriebs in Section 4.1,
(ii) obtaining the benefit of Section 6.1, (iii) obtaining the benefit of the confidentiality provisions of Section 7.4 and (iv) obtaining the benefit of
Section 7.1(b).

                                   ARTICLE II
                             PURCHASE OF RECEIVABLES

SECTION 2.1 Purchase Facility

Upon the terms and subject to the conditions of this Agreement, AGCO Vertriebs, at its option, may offer to sell Receivables, together with all Related Assets with respect thereto, to the AGCO Seller on any Purchase Date occurring prior to the Facility Termination Date. Subject to the terms and conditions of this Agreement, the AGCO Seller may, but shall not be obliged to, accept any such offer of Receivables and Related Assets in the manner stated in this Agreement.

SECTION 2.2 Offer Letters and Accounts Receivables Listings

(a) AGCO Vertriebs shall deliver to the AGCO Seller (with a copy to the Agent) no later than 2.00 p.m. on each Reporting Date, the Account Receivables Listing relating to (i) the Purchased Receivables on the most recent Reference Date and (ii) the Receivables proposed to be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such delivery.

(b) Within two Business Days of each Reporting Date, the AGCO Seller shall notify AGCO Vertriebs of those Receivables identified in such Account Receivables Listing which it intends to purchase and which may be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding delivery of such Accounts Receivables Listing.

(c) If, pursuant to clause (b) above, the AGCO Seller notifies AGCO Vertriebs of Receivables which it intends to purchase and which may be offered for purchase, no later than 10.00 a.m. on the Business Day prior to the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such notification, AGCO Vertriebs may offer to sell such Receivables to the AGCO Seller, by delivering to the AGCO Seller (with a copy to the Agent) a duly completed Offer

         Letter relating to such Receivables. No Offer Letter shall be deemed to have been duly completed unless all the Offer Letter Requirements are completed in respect thereof.

(d) On each Purchase Date the AGCO Seller shall pay to AGCO Vertriebs the Acceptance Fee in consideration for the offer of Receivables to be purchased by the AGCO Seller on such Purchase Date, by depositing the same into the AGCO Vertriebs Account.

(e) Two Business Days following each Settlement Date, the AGCO Seller shall deliver to AGCO Vertriebs a Transaction Summary Report with respect to the Purchased Receivables as at close of business on such Settlement Date.

SECTION 2.3 Purchases of Receivables

(a) The offer by AGCO Vertriebs of any sale and transfer of Receivables under Section 2.2(c) shall, upon delivery to the AGCO Seller of the duly completed Offer Letter in respect thereof, constitute an irrevocable offer by AGCO Vertriebs to sell and transfer to the AGCO Seller on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such offer by way of assignment all of AGCO Vertriebs' right, title and interest in and to such Receivables identified in such Offer Letter and all Related Assets in respect thereof.

(b) On or prior to each Purchase Date, subject to the terms and conditions of this Agreement, the AGCO Seller shall:

         (i) deliver to AGCO Vertriebs a Purchase Confirmation confirming its acceptance of the offer of Receivables listed in the Offer Letter delivered by AGCO Vertriebs immediately prior to such Purchase Date; and

         (ii) deposit into the AGCO Vertriebs Account an amount equal to the Purchase Price of such Receivables less any amount apportioned to AGCO Vertriebs and to be retained from such Purchase Price on account of the Tax Reserve Requirement pursuant to Section
                  2.13 of the Receivables Purchase Agreement, in immediately available funds in Euro no later than 3.00 p.m. on such Purchase Date.

(c) The parties hereto agree that the payment by the AGCO Seller to AGCO Vertriebs of the Acceptance Fee relating to an offer by AGCO Vertriebs of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the AGCO Seller of AGCO Vetriebs' offer of the Receivables listed in the relevant Offer Letter and, upon such acceptance, AGCO Vertriebs shall assign to the AGCO Seller all of AGCO Vertriebs' rights, title and interest in and to such Receivables and Related Assets on the terms and conditions of this Agreement.

(d) The AGCO Seller hereby agrees to pay the Outstanding Deferred Purchase Price with respect to any Purchased Receivables only to the extent that there are Collections available for such purpose under Section 2.6(a)(ix) or, as applicable, Section 2.7(a)(viii) of the Receivables Purchase Agreement, in accordance with Section 2.6(b) or, as applicable
         Section 2.7(b) of the Receivables Purchase Agreement. No interest or other charges shall accrue or be payable by the AGCO Seller in respect of any amount of Outstanding Deferred Purchase Price.

(e) Upon the date on which it receives payment from the Programme Purchaser of any funds standing to the credit of the Tax Reserve Account pursuant to Section 2.13 of the Receivables Purchase Agreement, the AGCO Seller shall pay to AGCO Vertriebs an amount equal to the amount of such funds it has apportioned to AGCO Vertriebs pursuant to such Section 2.13.

SECTION 2.4 Deemed Collections

(a) If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of clause (b) below, AGCO Vertriebs shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable

(b)      If any of the representations or warranties in clauses (a), (d), (e),
         (f), (g), (h), (i) or (j) of Section 3.2 is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO Vertriebs shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c) If AGCO Vertriebs is deemed to have received a Collection on any Purchased Receivable pursuant to clause (a) or (b) of this Section 2.4, AGCO Vertriebs shall be obliged to pay an amount equal to such deemed Collection to or to the order of the AGCO Seller, such payment becoming due on the date of the deemed Collection but not payable until the Settlement Date next following the date of the deemed Collection, provided that, if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the deemed Collection.

(d) Notwithstanding any other provisions of this Agreement, payment to the AGCO Seller by AGCO Vertriebs of the full amount of all Collections deemed to have been received by AGCO Vertriebs under clause (b) above with respect to a breach of the representation and warranty appearing in Section 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO Vertriebs from any claims, rights and remedies which the AGCO Seller may have against AGCO Vertriebs arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Article III.

SECTION 2.5 Payments and Computations, Etc

(a) Euro is the currency of account for each payment made or to be made under this Agreement.

(b) Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when such amounts are due, in immediately available funds; if such amounts are payable to the AGCO Seller, they shall be paid to the AGCO Seller Account. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c) All payments by AGCO Vertriebs under this Agreement shall be made free of any set-off or counterclaim on the part of any such Person. For the avoidance of doubt, AGCO Vertriebs shall not be entitled to set-off, in any manner whatsoever, the Deferred Purchase Price against the Purchase Price for any Receivables purchased pursuant to this Agreement.

(d) Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:

         (i) except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO Vertriebs (and provided that such specification shall, if requested by the AGCO Seller, be evidenced in writing); and

         (ii) unless otherwise required by contract or any applicable law and unless otherwise instructed by the AGCO Seller, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor. (e) If applicable legislative measures of the Council of the European United provide that any payment under this Agreement which is denominated in Euro may at any time be made in Euro or a Legacy Currency, such payment may be made hereunder in either Euro or such Legacy Currency.

SECTION 2.6 Default Fees

If AGCO Vertriebs fails to pay any amount when due hereunder, AGCO Vertriebs agrees to pay to the AGCO Seller, on demand, the Default Fee in respect of such unpaid amount, provided, however, that such Default Fee shall not exceed the maximum amount, if any, permitted by applicable law.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties Relating to AGCO Vertriebs

AGCO Vertriebs hereby represents and warrants to the AGCO Seller, on the date hereof and on the date of any purchase or purported purchase of Receivables by the AGCO Seller hereunder:

(a) Corporate Existence and Power. It (i) is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation and (ii) has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.

(b) No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of purchases made hereunder:

         (i)      are within its corporate powers;

         (ii) have been duly authorised by all necessary corporate action and have been duly executed and delivered;

         (iii)    do not contravene or violate:

                  (A)      any of its constitutional documents;

                  (B) any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

                  (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

                  (D) any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property; and

         (iv) do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).

(c) Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d) Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e) Accuracy of Information. All information furnished by or on behalf of it to the AGCO Seller for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of it to the AGCO Seller shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f) Financial Statements. Each of its audited consolidated balance sheets and the statements of income relating thereto delivered pursuant to
         Section 4.1(a)(i) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its consolidated financial condition at the end of the fiscal year to which they relate.

(g) Places of Business. Its registered office and principal places of business where it keeps all its Records are located at the address listed in Section 7.2 or such other locations notified to the AGCO Seller in accordance with Section 7.2.

(h) Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i) Other Defaults. It does not have Indebtedness (other than to another Group Company and whether individually or collectively) having an aggregate amount in excess of (Euro)10,000,000 (ten million Euro) or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j) Private and Commercial Obligations. Its rights and obligations under each Transaction Document to which it is party are private and commercial and are subject to private commercial law. The execution, delivery, performance and observance of each Transaction Document to which it is a party, and any other document or instrument provided for hereunder or thereunder by it, constitute private acts and not governmental or public acts.

(k) Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding the foregoing, AGCO Vertriebs has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(l) Corporate Information. All shareholders' resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation has been so recorded.

SECTION 3.2 Further Representations and Warranties of AGCO Vertriebs

AGCO Vertriebs, in connection with any Receivables purchased by, and offered for sale to, the AGCO Seller hereunder represents and warrants to the AGCO Seller on the Purchase Date relating thereto and on the date of delivery of the relevant Offer Letter or Account Receivables Listing relating thereto as follows:

(a) Eligible Receivables. Each of the Receivables offered for sale under this Agreement are German Eligible Receivables.

(b) Account Receivables Listing. All information contained in the Offer Letter and each Account Receivables Listing is complete true and accurate in every material respect on the date on which it is delivered and on the immediately succeeding Purchase Date.

(c) Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d) Transfer of Receivables. Each offer by AGCO Vertriebs of the sale of any Receivables hereunder and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the AGCO Seller shall be effective as against AGCO Vertriebs and, with respect to the Obligor to which such Receivables relate, such Obligor to transfer to the AGCO Seller all of AGCO Vertriebs' present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest, it being hereby acknowledged by the AGCO Seller that, until notice of such sale of Receivables has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable to AGCO Vertriebs.

(e) Payments to AGCO Vertriebs. In respect of each purchase of Receivables by the AGCO Seller hereunder, the consideration given by AGCO Vertriebs to the AGCO Seller does not markedly exceed that given by the AGCO Seller to AGCO Vertriebs.

(f) Arm's Length. Each sale and purchase of Receivables under or as contemplated by this Agreement has been made on arm's length terms.

(g) No Voidable Sales. No sale by AGCO Vertriebs to the AGCO Seller of any Receivable under this Agreement, is or may be voidable by AGCO Vertriebs or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO Vertriebs under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise.

(h) Principal, not Agent. With respect to each sale by AGCO Vertriebs of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased or offered for purchase under this Agreement, AGCO Vertriebs acted as principal and not as the agent of any Person.

(i) Tracking. AGCO Vertriebs has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale hereunder and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(j) Termination Events. No Termination Event has occurred which is continuing.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1 Affirmative Covenants of AGCO Vertriebs

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Vertriebs covenants as follows:

(a) Financial Reporting. AGCO Vertriebs shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to the AGCO Seller and the Agent:

         (i) Annual Reporting. Within one year after the close of each of its fiscal years, audited consolidated financial statements for such fiscal year certified in a manner acceptable to the Agent by a duly authorised officer of AGCO Vertriebs;

         (ii) Compliance Certificate. Together with the financial statements required under clause (i) above, a compliance certificate in substantially the form of Exhibit V to the Master Definitions Schedule signed by a duly authorised officer of AGCO Vertriebs and dated the date of such financial statement;

         (iii) Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment;

         (iv) List of Obligor Addresses. Together with the financial statements required under clause (i) above, a complete list of the names and addresses of all obligors of all Receivables then payable to AGCO Vertriebs; and

         (v) Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the AGCO Seller may from time to time reasonably request.

(b) Notices. AGCO Vertriebs shall notify the AGCO Seller in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

         (i) Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO Vertriebs;

         (ii) Final Judgment. As soon as reasonably practicable following the occurrence thereof the entry of any final judgment or decree which is not subject to any further appeal against AGCO Vertriebs in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO Vertriebs is in excess of (Euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

         (iii) Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO Vertriebs, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO Vertriebs, is in excess of (Euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof;

         (iv) Change of Obligor Address. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, any change of the billing address of any Obligor of any Purchased Receivable; and

         (v) Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document).

(c) Compliance with Laws. AGCO Vertriebs shall comply with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject including (without limitation) any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Section 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d)      Maintenance of Corporate Existence. AGCO Vertriebs shall, subject to
         Section 4.2(f), do all things necessary to remain duly organised and validly existing in the jurisdiction of its respective incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)      Keeping and Marking of Records and Books; Notation in Financial
         Statements.

         (i) AGCO Vertriebs shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables. AGCO Vertriebs shall give the AGCO Seller notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (ii) AGCO Vertriebs shall keep a complete and accurate copy of each Offer Letter and each Account Receivables Listing delivered by it under this Agreement.

(f)      Compliance with Contracts. AGCO Vertriebs shall:

         (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables; and

                  (ii) comply in all material respects with the applicable Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts.

(g) Payment of Taxes. AGCO Vertriebs shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.

SECTION 4.2 Negative Covenants of AGCO Vertriebs

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Vertriebs covenants as follows:

(a) Name Change, Offices, Records and Books of Accounts. AGCO Vertriebs shall not:

         (i)      change its name or identity; or

         (ii) change its corporate structure, which change would have a Material Adverse Effect; or

         (iii)    relocate any office where Records are kept,

         in each case unless AGCO Vertriebs shall have given the AGCO Seller at least 30 days prior written notice thereof.

(b) Change in Payment Instructions to Obligors. At any time following the delivery of any Obligor Notification to an Obligor, AGCO Vertriebs shall not amend, supplement or otherwise modify or cancel or revoke any Obligor Notification or other payment instructions to any Obligor given in accordance with this Agreement and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification.

(c) Modifications to Contracts and Credit and Collection Policies. AGCO Vertriebs shall not make any change to the Credit and Collection Policy or extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto, any of which could reasonably be expected to affect adversely the collectability of any of the Purchased Receivables or the ability of AGCO Vertriebs to repossess the Equipment or Parts relating to such Purchased Receivables.

(d) Sales, Liens, Etc on Receivables. Except as provided by the Transaction Documents, AGCO Vertriebs shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Offered Receivable or any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Offered Receivable or any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO Vertriebs shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Vertriebs. AGCO Vertriebs hereby irrevocably waives any lien which it may have with respect to the Offered Receivables and the Purchased Receivables and Related Assets.

(e) Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO Vertriebs shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO Vertriebs shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO France

(f) Amendments to Corporate Documents. AGCO Vertriebs shall not amend its constitutional documents in any respect in each case that would have a Material Adverse Effect.

(g) Merger. AGCO Vertriebs shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if (i) such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect and (ii) in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO Vertriebs under this Agreement.

(h) Deposits. AGCO Vertriebs shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the Programme Purchaser Account, any cash or payment item other than pursuant to this Agreement.

(i) Powers of Attorney. AGCO Vertriebs shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the AGCO Seller shall return each of such Powers of Attorney to AGCO Vertriebs).

                                   ARTICLE V
                          ADMINISTRATION AND COLLECTION

SECTION 5.1 Designation of the Master Servicer

(a) AGCO Vertriebs hereby acknowledges that after a purchase of Receivables hereunder, the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Programme Purchaser as the "Master Servicer" from time to time in accordance with Section 6.1 of the Receivables Purchase Agreement.

(b) In order to ensure that the Master Servicer can fulfil all of its obligations under the Receivables Purchase Agreement and this Agreement, AGCO Vertriebs hereby agrees that it shall fully co-operate with any request of the Master Servicer and provide any information that the Master Servicer deems necessary to ensure the timely and complete performance of its functions and duties. Without prejudice to the generality of the foregoing, AGCO Vertriebs expressly consents to the taking of all actions by the Master Servicer and to comply with any request of the Master Servicer that the

         Master Servicer deems necessary in order to permit the Master Servicer to perform its duties.

SECTION 5.2 Responsibilities of AGCO Vertriebs

Anything herein to the contrary notwithstanding, the exercise by the AGCO Seller of its rights hereunder shall not release any of AGCO Vertriebs or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts, as applicable.

                                   ARTICLE VI
                                   ASSIGNMENTS

SECTION 6.1 Assignments

AGCO Vertriebs hereby agrees and consents to the complete or partial assignment and sale by the AGCO Seller of any or all of its rights under, interest in and title to the Purchased Receivables and this Agreement. The AGCO Seller hereby agrees that any transferee of the AGCO Seller of all or any of the Purchased Receivables and/or this Agreement shall have all of the rights and benefits under this Agreement of the AGCO Seller and no such transfer shall in any way impair the rights and benefits of the AGCO Seller hereunder. Without limiting the foregoing, AGCO Vertriebs hereby consents to and acknowledges the transfer by the AGCO Seller to the Programme Purchaser of all of AGCO Vertriebs' rights under, interests in and title to the Purchased Receivables and this Agreement under the Receivables Purchase Agreement and the entitlement of the Programme Purchaser (or the Agent on its behalf) to exercise the rights of the AGCO Seller hereunder. AGCO Vertriebs shall not have the right to assign any of its rights or obligations under this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1 Waivers and Amendments

(a) No failure or delay in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing with the prior written consent of each of the parties hereto.

SECTION 7.2 Notices and Account Details

All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties to this Agreement at their respective Relevant Addresses. All such communications and notices shall be effective upon receipt, or in the case of notice by facsimile copy, when written communication of receipt is obtained, except that notices and communications to the AGCO Seller pursuant to Article II shall not be effective until actually received.

SECTION 7.3 Protection of the AGCO Seller's Rights

If AGCO Vertriebs fails to perform any of their obligations hereunder, the AGCO Seller may (but shall not be required to) perform, or cause performance of, such obligation and the AGCO Seller's reasonable costs and expenses incurred in connection therewith shall be payable by AGCO Vertriebs.

SECTION 7.4 Confidentiality

Except for the disclosure required under the terms of this Agreement and the other Transaction Documents, AGCO Vertriebs shall maintain and shall cause each of their respective directors, employees, officers and agents to maintain and the Master Servicer shall maintain and cause each of its respective officers, employees, directors and agents to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the AGCO Seller, the Agent, the Programme Purchaser and each other Funding Source and their respective businesses obtained by any of them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that AGCO Vertriebs, the Master Servicer and each of their respective directors, officers and employees may disclose such information to their respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

SECTION 7.5 Bankruptcy Petition

AGCO Vertriebs hereby covenants and agrees that, prior to the date which is the later of (a) one year and one day after the payment in full of all outstanding Indebtedness of the Programme Purchaser and (b) one year and one day after the payment in full of the Commercial Paper issued by the Programme Purchaser, it shall not institute against, or join any other Person in instituting against, the Programme Purchaser any bankruptcy, reorganisation, arrangement, administration insolvency or liquidation proceedings, or similar proceedings under the laws of any jurisdiction.

SECTION 7.6 Governing Law and Jurisdiction

(a) This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Master Definitions Schedule shall be governed by and construed in accordance with the laws of Germany.

(b) Each party to this Agreement irrevocably agrees that the courts of Germany shall have non-exclusive (subject to the following sentence) jurisdiction to hear and determine any suit, action or proceedings (including, without limitation, any third party or similar actions), and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) Each party to this Agreement irrevocably waives any objection which it might at any time have to the courts of Germany being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of Germany are not a convenient or appropriate forum.

SECTION 7.7 Integration; Survival of Terms

(a) This Agreement and the other Transaction Documents and, to the extent incorporated into, applied to or deemed repeated in this Agreement or such other Transaction Documents, the Master Definitions Schedule contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) The provisions of Article II and Sections 7.3, 7.4, 7.5, and 7.10 shall survive any termination of this Agreement.

SECTION 7.8 Counterparts and Severability

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.9 Characterisation

It is the intention of the parties to this Agreement that each sale of Receivables hereunder shall constitute an absolute and irrevocable transfer of rights, which sale shall provide the AGCO Seller with the full benefits of ownership of the Purchased Receivables. Except as specifically provided in this Agreement, each sale of a Receivable hereunder is made without recourse to AGCO Vertriebs and AGCO Vertriebs shall not be liable for the collectibility of the Receivable; provided, however, that:

(a) AGCO Vertriebs shall be liable to the AGCO Seller for all representations, warranties and covenants made by them pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b) such sale does not constitute and is not intended to result in an assumption by the AGCO Seller or any assignee thereof of any obligation of AGCO Vertriebs or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts or any other obligations of the Originators.

SECTION 7.10 Waiver with respect to Agents

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

AGCO SERVICES LIMITED



By:
   -----------------------------
   Name:
   Title:



AGCO VERTRIEBS GmbH



By:
   -----------------------------
   Name:
   Title:



AGCO LIMITED



By:
   -----------------------------
   Name:
   Title:



COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A trading as RABOBANK INTERNATIONAL, LONDON BRANCH



By:                                    By:
   -----------------------------          -------------------------------
   Name:                                  Name:
   Title:                                 Title:

                      (This page intentionally left blank)

                                                                  EXECUTION COPY

================================================================================

                         RECEIVABLES TRANSFER AGREEMENT

                              DATED 11 APRIL, 2001

                                      AMONG

                              AGCO SERVICES LIMITED
                                 AS AGCO SELLER

                                       AND

                               AGCO GMBH & CO OHG
                                  AS AGCO FENDT

                                       AND

                                  AGCO LIMITED
                               AS MASTER SERVICER

                                       AND

               COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
                                   TRADING AS
                      RABOBANK INTERNATIONAL, LONDON BRANCH
                                    AS AGENT

================================================================================

                                Table of Contents

                                                                                                           Page
                                                                                                           ----

ARTICLE I  DEFINITIONS AND INTERPRETATION....................................................................1
         SECTION 1.1  Incorporation of Definitions...........................................................1
         SECTION 1.2  Incorporation of Interpretation and Construction Provisions............................2
         SECTION 1.3  Amendments to Master Definitions Schedule..............................................2
         SECTION 1.4  The Agent..............................................................................2

ARTICLE II  PURCHASE OF RECEIVABLES..........................................................................2
         SECTION 2.1  Purchase Facility......................................................................2
         SECTION 2.2  Offer Letters and Accounts Receivables Listings........................................2
         SECTION 2.3  Purchases of Receivables...............................................................3
         SECTION 2.4  Deemed Collections.....................................................................4
         SECTION 2.5  Payments and Computations, Etc.........................................................4
         SECTION 2.6  Default Fees...........................................................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES..................................................................5
         SECTION 3.1  Representations and Warranties Relating to AGCO Fendt..................................5
         SECTION 3.2  Further Representations and Warranties of AGCO Fendt...................................7

ARTICLE IV  COVENANTS........................................................................................8
         SECTION 4.1  Affirmative Covenants of AGCO Fendt....................................................8
         SECTION 4.2  Negative Covenants of AGCO Fendt......................................................11

ARTICLE V  ADMINISTRATION AND COLLECTION....................................................................12
         SECTION 5.1  Designation of the Master Servicer....................................................12
         SECTION 5.2  Responsibilities of AGCO Fendt........................................................13

ARTICLE VI  ASSIGNMENTS.....................................................................................13
         SECTION 6.1  Assignments...........................................................................13

ARTICLE VII  MISCELLANEOUS..................................................................................13
         SECTION 7.1  Waivers and Amendments................................................................13
         SECTION 7.2  Notices and Account Details...........................................................13
         SECTION 7.3  Protection of the AGCO Seller's Rights................................................14
         SECTION 7.4  Confidentiality.......................................................................14
         SECTION 7.5  Bankruptcy Petition...................................................................14
         SECTION 7.6  Governing Law and Jurisdiction........................................................14
         SECTION 7.7  Integration; Survival of Terms........................................................15
         SECTION 7.8  Counterparts and Severability.........................................................15
         SECTION 7.9  Characterisation......................................................................15
         SECTION 7.10  Waiver with respect to Agents........................................................15

                         RECEIVABLES TRANSFER AGREEMENT

This Receivables Transfer Agreement (this "Agreement"), dated 11 April, 2001, is made between:

(1) AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales with registered number 509134 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF (the "AGCO Seller");

(2) AGCO GmbH & CO OHG, an Offene Handelsgesellschaft incorporated under the laws of Germany ("AGCO Fendt");

(3) AGCO LIMITED, a company incorporated under the laws of England and Wales with registered number 509133 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF (in its capacity as Master Servicer as appointed under the Receivables Purchase Agreement, the "Master Servicer"); and

(4) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, trading as RABOBANK INTERNATIONAL, LONDON BRANCH acting in its capacity as Agent (the "Agent") for Erasmus Capital Corporation (the "Programme Purchaser").

                             PRELIMINARY STATEMENTS

(A) AGCO Fendt has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B) AGCO Fendt wishes to sell certain of its Receivables to the AGCO Seller from time to time and the AGCO Seller desires to purchase such Receivables from AGCO Fendt from time to time.

(C) AGCO Fendt acknowledges that the AGCO Seller may offer, from time to time, to sell the Receivables purchased by the AGCO Seller from AGCO Fendt under this Agreement to the Programme Purchaser pursuant to the Receivables Purchase Agreement.

(D) AGCO Fendt and the AGCO Seller wish to set out the terms on which AGCO Fendt may offer to sell, and the AGCO Seller shall purchase, certain Receivables.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1 Incorporation of Definitions

In this Agreement, including the Preliminary Statements appearing above, all capitalised terms that are not otherwise defined herein shall have the meanings given to them in the Master Definitions Schedule, dated on or about the date hereof, and signed for the purpose of identification by, inter alios, the parties to this Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Master Definitions Schedule").

SECTION 1.2 Incorporation of Interpretation and Construction Provisions

Article II of the Master Definitions Schedule shall apply to this Agreement and be binding on the parties to this Agreement as if expressly set out in this Agreement.

SECTION 1.3 Amendments to Master Definitions Schedule

No amendment, restatement, supplement or other modification to the Master Definitions Schedule after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

SECTION 1.4 The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of (i) enforcing the right to receive a copy of the Offer Letter and each Account Receivables Listing under Section 2(a) and Section 2(c) and the information provided by AGCO Fendt in Section 4.1, (ii) obtaining the benefit of Section 6.1, (iii) obtaining the benefit of the confidentiality provisions of Section 7.4 and (iv) obtaining the benefit of
Section 7.1(b).

                                   ARTICLE II
                             PURCHASE OF RECEIVABLES

SECTION 2.1 Purchase Facility

Upon the terms and subject to the conditions of this Agreement, AGCO Fendt, at its option, may offer to sell Receivables, together with all Related Assets with respect thereto, to the AGCO Seller on any Purchase Date occurring prior to the Facility Termination Date. Subject to the terms and conditions of this Agreement, the AGCO Seller may, but shall not be obliged to, accept any such offer of Receivables and Related Assets in the manner stated in this Agreement.

SECTION 2.2 Offer Letters and Accounts Receivables Listings

(a) AGCO Fendt shall deliver to the AGCO Seller (with a copy to the Agent) no later than 2.00 p.m. on each Reporting Date, the Account Receivables Listing relating to (i) the Purchased Receivables on the most recent Reference Date and (ii) the Receivables proposed to be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such delivery.

(b) Within two Business Days of each Reporting Date, the AGCO Seller shall notify AGCO Fendt of those Receivables identified in such Account Receivables Listing which it intends to purchase and which may be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding delivery of such Accounts Receivables Listing.

(c) If, pursuant to clause (b) above, the AGCO Seller notifies AGCO Fendt of Receivables which it intends to purchase and which may be offered for purchase, no later than 10.00 a.m. on the Business Day prior to the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such notification, AGCO Fendt may offer to sell such Receivables to the AGCO Seller, by delivering to the AGCO Seller (with a copy to the Agent) a duly completed Offer

         Letter relating to such Receivables. No Offer Letter shall be deemed to have been duly completed unless all the Offer Letter Requirements are completed in respect thereof.

(d) On each Purchase Date the AGCO Seller shall pay to AGCO Fendt the Acceptance Fee in consideration for the offer of Receivables to be purchased by the AGCO Seller on such Purchase Date, by depositing the same into the AGCO Fendt Account.

(e) Two Business Days following each Settlement Date, the AGCO Seller shall deliver to AGCO Fendt a Transaction Summary Report with respect to the Purchased Receivables as at close of business on such Settlement Date.

SECTION 2.3 Purchases of Receivables

(a)      The offer by AGCO Fendt of any sale and transfer of Receivables under
         Section 2.2(c) shall, upon delivery to the AGCO Seller of the duly completed Offer Letter in respect thereof, constitute an irrevocable offer by AGCO Fendt to sell and transfer to the AGCO Seller on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such offer by way of assignment all of AGCO Fendt' right, title and interest in and to such Receivables identified in such Offer Letter and all Related Assets in respect thereof.

(b) On or prior to each Purchase Date, subject to the terms and conditions of this Agreement, the AGCO Seller shall:

         (i) deliver to AGCO Fendt a Purchase Confirmation confirming its acceptance of the offer of Receivables listed in the Offer Letter delivered by AGCO Fendt immediately prior to such Purchase Date; and

         (ii) deposit into the AGCO Fendt Account an amount equal to the Purchase Price of such Receivables less any amount apportioned to AGCO Fendt and to be retained from such Purchase Price on account of the Tax Reserve Requirement pursuant to Section
                  2.13 of the Receivables Purchase Agreement, in immediately available funds in Euro no later than 3.00 p.m. on such Purchase Date.

(c) The parties hereto agree that the payment by the AGCO Seller to AGCO Fendt of the Acceptance Fee relating to an offer by AGCO Fendt of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the AGCO Seller of AGCO Vetriebs' offer of the Receivables listed in the relevant Offer Letter and upon such acceptance AGCO Fendt shall assign to the AGCO Seller all of AGCO Fendt's rights, title and interest in and to such Receivables and Related Assets on the terms and conditions of this Agreement.

(d) The AGCO Seller hereby agrees to pay the Outstanding Deferred Purchase Price with respect to any Purchased Receivables only to the extent that there are Collections available for such purpose under Section 2.6(a)(ix) or, as applicable, Section 2.7(a)(viii) of the Receivables Purchase Agreement, in accordance with Section 2.6(b) or, as applicable
         Section 2.7(b) of the Receivables Purchase Agreement. No interest or other charges shall accrue or be payable by the AGCO Seller in respect of any amount of Outstanding Deferred Purchase Price.


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

(e) Upon the date on which it receives payment from the Programme Purchaser of any funds standing to the credit of the Tax Reserve Account pursuant to Section 2.13 of the Receivables Purchase Agreement, the AGCO Seller shall pay to AGCO Fendt an amount equal to the amount of such funds it has apportioned to AGCO Fendt pursuant to such Section 2.13.

SECTION 2.4 Deemed Collections

(a) If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of clause (b) below, AGCO Fendt shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable

(b)      If any of the representations or warranties in clauses (a), (d), (e),
         (f), (g), (h), (i), (j) or (k) of Section 3.2 is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO Fendt shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c) If AGCO Fendt is deemed to have received a Collection on any Purchased Receivable pursuant to clause (a) or (b) of this Section 2.4, AGCO Fendt shall be obliged to pay an amount equal to such deemed Collection to or to the order of the AGCO Seller, such payment becoming due on the date of the deemed Collection but not payable until the Settlement Date next following the date of the deemed Collection, provided that, if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the deemed Collection.

(d) Notwithstanding any other provisions of this Agreement, payment to the AGCO Seller by AGCO Fendt of the full amount of all Collections deemed to have been received by AGCO Fendt under clause (b) above with respect to a breach of the representation and warranty appearing in Section 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO Fendt from any claims, rights and remedies which the AGCO Seller may have against AGCO Fendt arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Article III.

SECTION 2.5 Payments and Computations, Etc

(a) Euro is the currency of account for each payment made or to be made under this Agreement.

(b) Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when such amounts are due, in immediately available funds; if such amounts are payable to the AGCO Seller, they shall be paid to the AGCO Seller Account. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.


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

(c) All payments by AGCO Fendt under this Agreement shall be made free of any set-off or counterclaim on the part of any such Person. For the avoidance of doubt, AGCO Fendt shall not be entitled to set-off, in any manner whatsoever, the Deferred Purchase Price against the Purchase Price for any Receivables purchased pursuant to this Agreement.

(d) Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:

         (i) except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO Fendt (and provided that such specification shall, if requested by the AGCO Seller, be evidenced in writing); and

         (ii) unless otherwise required by contract or any applicable law and unless otherwise instructed by the AGCO Seller, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.

(e) If applicable legislative measures of the Council of the European United provide that any payment under this Agreement which is denominated in Euro may at any time be made in Euro or a Legacy Currency, such payment may be made hereunder in either Euro or such Legacy Currency.

SECTION 2.6 Default Fees

If AGCO Fendt fails to pay any amount when due hereunder, AGCO Fendt agrees to pay to the AGCO Seller, on demand, the Default Fee in respect of such unpaid amount, provided, however, that such Default Fee shall not exceed the maximum amount, if any, permitted by applicable law.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties Relating to AGCO Fendt

AGCO Fendt hereby represents and warrants to the AGCO Seller, on the date hereof and on the date of any purchase or purported purchase of Receivables by the AGCO Seller hereunder:

(a) Existence and Power. It (i) is an Offene Handelsgesellschaft duly organised and validly existing under the laws of Germany and (ii) has all power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.

(b) No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of purchases made hereunder:

         (i)      are within its powers;

         (ii) have been duly authorised by all necessary action and have been duly executed and delivered;

         (iii)    do not contravene or violate:

                  (A)      any of its constitutional documents;

                  (B) any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

                  (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

                  (D) any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property; and

         (iv) do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).

(c) Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d) Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e) Accuracy of Information. All information furnished by or on behalf of it to the AGCO Seller for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of it to the AGCO Seller shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f) Financial Statements. Each of its audited consolidated balance sheets and the statements of income relating thereto delivered pursuant to
         Section 4.1(a)(i) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its consolidated financial condition at the end of the fiscal year to which they relate.

(g) Places of Business. Its registered office and principal places of business where it keeps all its Records are located at the address listed in Section 7.2 or such other locations notified to the AGCO Seller in accordance with Section 7.2.

(h) Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i) Other Defaults. It does not have Indebtedness (other than to another Group Company and whether individually or collectively) having an aggregate amount in excess of (euro)10,000,000 (ten million Euro) or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j) Private and Commercial Obligations. Its rights and obligations under each Transaction Document to which it is party are private and commercial and are subject to private commercial law. The execution, delivery, performance and observance of each Transaction Document to which it is a party, and any other document or instrument provided for hereunder or thereunder by it, constitute private acts and not governmental or public acts.

(k) Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding the foregoing, AGCO Fendt has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(l) Information. All shareholders' resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation has been so recorded.

SECTION 3.2 Further Representations and Warranties of AGCO Fendt

AGCO Fendt, in connection with any Receivables purchased by, and offered for sale to, the AGCO Seller hereunder represents and warrants to the AGCO Seller on the Purchase Date relating thereto and on the date of delivery of the relevant Offer Letter or Account Receivables Listing relating thereto as follows:

(a) Eligible Receivables. Each of the Receivables offered for sale under this Agreement are German Eligible Receivables.

(b) Account Receivables Listing. All information contained in the Offer Letter and each Account Receivables Listing is complete true and accurate in every material respect on the date on which it is delivered and on the immediately succeeding Purchase Date.

(c) Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d) Transfer of Receivables. Each offer by AGCO Fendt of the sale of any Receivables hereunder and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the AGCO Seller shall be effective as against AGCO Fendt and, with respect to the Obligor to which such Receivables relate, such Obligor to transfer to the AGCO Seller all of AGCO Fendt's present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest, it being hereby acknowledged by the AGCO Seller that, until notice of such sale of Receivables has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable to AGCO Fendt.

(e) Payments to AGCO Fendt. In respect of each purchase of Receivables by the AGCO Seller hereunder, the consideration given by AGCO Fendt to the AGCO Seller does not markedly exceed that given by the AGCO Seller to AGCO Fendt.

(f) Arm's Length. Each sale and purchase of Receivables under or as contemplated by this Agreement has been made on arm's length terms.

(g) No Voidable Sales. No sale by AGCO Fendt to the AGCO Seller of any Receivable under this Agreement, is or may be voidable by AGCO Fendt or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO Fendt under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors' rights or otherwise.

(h) Principal, not Agent. With respect to each sale by AGCO Fendt of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased or offered for purchase under this Agreement, AGCO Fendt acted as principal and not as the agent of any Person.

(i) Tracking. AGCO Fendt has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale hereunder and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(j) Termination Events. No Termination Event has occurred which is continuing.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1 Affirmative Covenants of AGCO Fendt

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Fendt covenants as follows:

(a) Financial Reporting. AGCO Fendt shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to the AGCO Seller and the Agent:

         (i) Annual Reporting. Within one year after the close of each of its fiscal years, audited consolidated financial statements for such fiscal year certified in a manner acceptable to the Agent by a duly authorised officer of AGCO Fendt;

         (ii) Compliance Certificate. Together with the financial statements required under clause (i) above, a compliance certificate in substantially the form of Exhibit V to the Master Definitions Schedule signed by a duly authorised officer of AGCO Fendt and dated the date of such financial statement;

         (iii) Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment;

         (iv) List of Obligor Addresses. Together with the financial statements required under clause (i) above, a complete list of the names and addresses of all obligors of all Receivables then payable to AGCO Fendt; and

         (v) Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the AGCO Seller may from time to time reasonably request.

(b) Notices. AGCO Fendt shall notify the AGCO Seller in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

         (i) Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO Fendt;

         (ii) Final Judgment. As soon as reasonably practicable following the occurrence thereof the entry of any final judgment or decree which is not subject to any further appeal against AGCO Fendt in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO Fendt is in excess of (euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

         (iii) Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO Fendt, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO Fendt, is in excess of (euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof;

         (iv) Change of Obligor Address. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, any change of the billing address of any Obligor of any Purchased Receivable; and

         (v) Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document).

(c) Compliance with Laws. AGCO Fendt shall comply with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject including (without limitation) any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Section 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d) Maintenance of Existence. AGCO Fendt shall, subject to Section 4.2(f), do all things necessary to remain duly organised and validly existing in the jurisdiction of its respective incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)      Keeping and Marking of Records and Books; Notation in Financial
         Statements.

         (i) AGCO Fendt shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables. AGCO Fendt shall give the AGCO Seller notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (ii) AGCO Fendt shall keep a complete and accurate copy of each Offer Letter and each Account Receivables Listing delivered by it under this Agreement.

(f)      Compliance with Contracts. AGCO Fendt shall:

         (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables; and

         (ii) comply in all material respects with the applicable Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts.

(g) Payment of Taxes. AGCO Fendt shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.


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

SECTION 4.2 Negative Covenants of AGCO Fendt

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Fendt covenants as follows:

(a) Name Change, Offices, Records and Books of Accounts. AGCO Fendt shall not:

         (i)      change its name or identity; or

         (ii) change its constitutional structure, which change would have a Material Adverse Effect; or

         (iii)    relocate any office where Records are kept,

         in each case unless AGCO Fendt shall have given the AGCO Seller at least 30 days prior written notice thereof.

(b) Change in Payment Instructions to Obligors. At any time following the delivery of any Obligor Notification to an Obligor, AGCO Fendt shall not amend, supplement or otherwise modify or cancel or revoke any Obligor Notification or other payment instructions to any Obligor given in accordance with this Agreement and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification.

(c) Modifications to Contracts and Credit and Collection Policies. AGCO Fendt shall not make any change to the Credit and Collection Policy or extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto, any of which could reasonably be expected to affect adversely the collectability of any of the Purchased Receivables or the ability of AGCO Fendt to repossess the Equipment or Parts relating to such Purchased Receivables.

(d) Sales, Liens, Etc on Receivables. Except as provided by the Transaction Documents, AGCO Fendt shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Offered Receivable or any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Offered Receivable or any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO Fendt shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Fendt. AGCO Fendt hereby irrevocably waives any lien which it may have with respect to the Offered Receivables and the Purchased Receivables and Related Assets.

(e) Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO Fendt shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO Fendt shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO France

(f) Amendments to Constitutional Documents. AGCO Fendt shall not amend its constitutional documents in any respect in each case that would have a Material Adverse Effect.

(g) Merger. AGCO Fendt shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if (i) such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect and (ii) in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO Fendt under this Agreement.

(h) Deposits. AGCO Fendt shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the Programme Purchaser Account, any cash or payment item other than pursuant to this Agreement.

(i) Powers of Attorney. AGCO Fendt shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the AGCO Seller shall return each of such Powers of Attorney to AGCO Fendt).

                                    ARTICLE V
                          ADMINISTRATION AND COLLECTION

SECTION 5.1 Designation of the Master Servicer

(a) AGCO Fendt hereby acknowledges that after a purchase of Receivables hereunder, the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Programme Purchaser as the "Master Servicer" from time to time in accordance with Section 6.1 of the Receivables Purchase Agreement.

(b) In order to ensure that the Master Servicer can fulfil all of its obligations under the Receivables Purchase Agreement and this Agreement, AGCO Fendt hereby agrees that it shall fully co-operate with any request of the Master Servicer and provide any information that the Master Servicer deems necessary to ensure the timely and complete performance of its functions and duties. Without prejudice to the generality of the foregoing, AGCO Fendt expressly consents to the taking of all actions by the Master Servicer and to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer to perform its duties.


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

SECTION 5.2 Responsibilities of AGCO Fendt

Anything herein to the contrary notwithstanding, the exercise by the AGCO Seller of its rights hereunder shall not release any of AGCO Fendt or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts, as applicable.

                                   ARTICLE VI
                                   ASSIGNMENTS

SECTION 6.1 Assignments

AGCO Fendt hereby agrees and consents to the complete or partial assignment and sale by the AGCO Seller of any or all of its rights under, interest in and title to the Purchased Receivables and this Agreement. The AGCO Seller hereby agrees that any transferee of the AGCO Seller of all or any of the Purchased Receivables and/or this Agreement shall have all of the rights and benefits under this Agreement of the AGCO Seller and no such transfer shall in any way impair the rights and benefits of the AGCO Seller hereunder. Without limiting the foregoing, AGCO Fendt hereby consents to and acknowledges the transfer by the AGCO Seller to the Programme Purchaser of all of AGCO Fendt's rights under, interests in and title to the Purchased Receivables and this Agreement under the Receivables Purchase Agreement and the entitlement of the Programme Purchaser (or the Agent on its behalf) to exercise the rights of the AGCO Seller hereunder. AGCO Fendt shall not have the right to assign any of its rights or obligations under this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1 Waivers and Amendments

(a) No failure or delay in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing with the prior written consent of each of the parties hereto.

SECTION 7.2 Notices and Account Details

All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties to this Agreement at their respective Relevant Addresses. All such communications and notices shall be effective upon receipt, or in the case of notice by facsimile copy, when written communication of receipt is obtained, except that notices and communications to the AGCO Seller pursuant to Article II shall not be effective until actually received.

SECTION 7.3 Protection of the AGCO Seller's Rights

If AGCO Fendt fails to perform any of their obligations hereunder, the AGCO Seller may (but shall not be required to) perform, or cause performance of, such obligation and the AGCO Seller's reasonable costs and expenses incurred in connection therewith shall be payable by AGCO Fendt.

SECTION 7.4 Confidentiality

Except for the disclosure required under the terms of this Agreement and the other Transaction Documents, AGCO Fendt shall maintain and shall cause each of their respective directors, employees, officers and agents to maintain and the Master Servicer shall maintain and cause each of its respective officers, employees, directors and agents to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the AGCO Seller, the Agent, the Programme Purchaser and each other Funding Source and their respective businesses obtained by any of them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that AGCO Fendt, the Master Servicer and each of their respective directors, officers and employees may disclose such information to their respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

SECTION 7.5 Bankruptcy Petition

AGCO Fendt hereby covenants and agrees that, prior to the date which is the later of (a) one year and one day after the payment in full of all outstanding Indebtedness of the Programme Purchaser and (b) one year and one day after the payment in full of the Commercial Paper issued by the Programme Purchaser, it shall not institute against, or join any other Person in instituting against, the Programme Purchaser any bankruptcy, reorganisation, arrangement, administration insolvency or liquidation proceedings, or similar proceedings under the laws of any jurisdiction.

SECTION 7.6 Governing Law and Jurisdiction

(a) This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Master Definitions Schedule shall be governed by and construed in accordance with the laws of Germany.

(b) Each party to this Agreement irrevocably agrees that the courts of Germany shall have non-exclusive (subject to the following sentence) jurisdiction to hear and determine any suit, action or proceedings (including, without limitation, any third party or similar actions), and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) Each party to this Agreement irrevocably waives any objection which it might at any time have to the courts of Germany being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of Germany are not a convenient or appropriate forum.

SECTION 7.7 Integration; Survival of Terms

(a) This Agreement and the other Transaction Documents and, to the extent incorporated into, applied to or deemed repeated in this Agreement or such other Transaction Documents, the Master Definitions Schedule contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) The provisions of Article II and Sections 7.3, 7.4, 7.5, and 7.10 shall survive any termination of this Agreement.

SECTION 7.8 Counterparts and Severability

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.9 Characterisation

It is the intention of the parties to this Agreement that each sale of Receivables hereunder shall constitute an absolute and irrevocable transfer of rights, which sale shall provide the AGCO Seller with the full benefits of ownership of the Purchased Receivables. Except as specifically provided in this Agreement, each sale of a Receivable hereunder is made without recourse to AGCO Fendt and AGCO Fendt shall not be liable for the collectibility of the Receivable; provided, however, that:

(a) AGCO Fendt shall be liable to the AGCO Seller for all representations, warranties and covenants made by them pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b) such sale does not constitute and is not intended to result in an assumption by the AGCO Seller or any assignee thereof of any obligation of AGCO Fendt or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts or any other obligations of the Originators.

SECTION 7.10 Waiver with respect to Agents

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

AGCO SERVICES LIMITED


By:
     ----------------------------
     Name:
     Title:

AGCO GmbH & CO OHG


By:
     ----------------------------
     Name:
     Title:

AGCO LIMITED


By:
     ----------------------------
     Name:
     Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A trading as RABOBANK INTERNATIONAL, LONDON BRANCH


By:                                          By:
     ----------------------------                 ----------------------------
     Name:                                        Name:
     Title:                                       Title:

                      (This page intentionally left blank)

                                                                  EXECUTION COPY


===============================================================================


                         RECEIVABLES TRANSFER AGREEMENT



                              DATED 11 APRIL, 2001

                                      AMONG

                              AGCO SERVICES LIMITED
                                 AS AGCO SELLER

                                       AND

                                AGCO IBERIA S.A.
                                 AS AGCO IBERIA

                                       AND

                                  AGCO LIMITED
                               AS MASTER SERVICER

                                       AND

               COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A
                                   TRADING AS
                      RABOBANK INTERNATIONAL, LONDON BRANCH
                                    AS AGENT


================================================================================

                                Table of Contents

                                                                                                          Page
                                                                                                          ----
ARTICLE I  DEFINITIONS AND INTERPRETATION....................................................................1
         SECTION 1.1  Incorporation of Definitions...........................................................1
         SECTION 1.2  Incorporation of Interpretation and Construction Provisions............................2
         SECTION 1.3  Amendments to Master Definitions Schedule..............................................2
         SECTION 1.4  The Agent..............................................................................2

ARTICLE II  PURCHASE OF RECEIVABLES..........................................................................2
         SECTION 2.1  Purchase Facility......................................................................2
         SECTION 2.2  Offer Letters and Account Receivables Listings.........................................2
         SECTION 2.3  Purchases of Receivables...............................................................3
         SECTION 2.4  Deemed Collections.....................................................................3
         SECTION 2.5  Payments and Computations, Etc.........................................................4
         SECTION 2.6  Default Fees...........................................................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES..................................................................5
         SECTION 3.1  Representations and Warranties Relating to AGCO Iberia.................................5
         SECTION 3.2  Further Representations and Warranties of AGCO Iberia..................................7

ARTICLE IV  COVENANTS........................................................................................8
         SECTION 4.1  Affirmative Covenants of AGCO Iberia...................................................8
         SECTION 4.2  Negative Covenants of AGCO Iberia.....................................................10

ARTICLE V  ADMINISTRATION AND COLLECTION....................................................................12
         SECTION 5.1  Designation of the Master Servicer....................................................12
         SECTION 5.2  Responsibilities of AGCO Iberia.......................................................12

ARTICLE VI  ASSIGNMENTS.....................................................................................12
         SECTION 6.1  Assignments...........................................................................12

ARTICLE VII  MISCELLANEOUS..................................................................................13
         SECTION 7.1  Waivers and Amendments................................................................13
         SECTION 7.2  Notices and Account Details...........................................................13
         SECTION 7.3  Protection of the AGCO Seller's Rights................................................13
         SECTION 7.4  Confidentiality.......................................................................13
         SECTION 7.5  Bankruptcy Petition...................................................................14
         SECTION 7.6  Governing Law and Jurisdiction........................................................14
         SECTION 7.7  Integration; Survival of Terms........................................................14
         SECTION 7.8  Counterparts and Severability.........................................................14
         SECTION 7.9  Characterisation......................................................................15
         SECTION 7.10  Waiver with Respect to Agents........................................................15

                         RECEIVABLES TRANSFER AGREEMENT

This Receivables Transfer Agreement (this "Agreement"), dated 11 April, 2001, is made between:

(1) AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales with registered number 509134 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF (the "AGCO Seller");

(2) AGCO IBERIA S.A., a sociedad anonima incorporated under the laws of Spain ("AGCO Iberia")

(3) AGCO LIMITED, a company incorporated under the laws of England and Wales with registered number 509133 and with its registered office at PO Box 62, Banner Lane, Coventry, West Midlands, CV4 9GF (in its capacity as Master Servicer as appointed under the Receivables Purchase Agreement, the "Master Servicer"); and

(4) COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, trading as RABOBANK INTERNATIONAL, LONDON BRANCH acting in its capacity as Agent (the "Agent") for Erasmus Capital Corporation (the "Programme Purchaser").

                             PRELIMINARY STATEMENTS

(A) AGCO Iberia has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B) AGCO Iberia wishes to sell certain of its Receivables to the AGCO Seller from time to time and the AGCO Seller desires to purchase such Receivables from AGCO Iberia from time to time.

(C) AGCO Iberia acknowledges that the AGCO Seller may offer, from time to time, to sell the Receivables purchased by the AGCO Seller from AGCO Iberia under this Agreement to the Programme Purchaser pursuant to the Receivables Purchase Agreement.

(D) AGCO Iberia and the AGCO Seller wish to set out the terms on which AGCO Iberia may offer to sell, and the AGCO Seller shall purchase, certain Receivables.

                                   ARTICLE I
                         DEFINITIONS AND INTERPRETATION

SECTION 1.1       Incorporation of Definitions.

In this Agreement, including the Preliminary Statements appearing above, all capitalised terms that are not otherwise defined herein shall have the meanings given to them in the Master Definitions Schedule, dated on or about the date hereof, and signed for the purpose of identification by, inter alios, the parties to this Agreement (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Master Definitions Schedule").

SECTION 1.2       Incorporation of Interpretation and Construction Provisions.

Article II of the Master Definitions Schedule shall apply to this Agreement and be binding on the parties to this Agreement as if expressly set out in this Agreement.

SECTION 1.3       Amendments to Master Definitions Schedule.

No amendment, restatement, supplement or other modification to the Master Definitions Schedule after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

SECTION 1.4       The Agent.

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of (i) enforcing the right to receive a copy of the Offer Letter and each Accounts Receivables Listing under Section 2.2(a) and Section 2.2 (c) and the information provided by AGCO Iberia in
Section 4.1, (ii) obtaining the benefit of Section 6.1, (iii) obtaining the benefit of the confidentiality provisions of Section 7.4 and (iv) obtaining the benefit of Section 7.1(b).

                                   ARTICLE II
                             PURCHASE OF RECEIVABLES

SECTION 2.1       Purchase Facility.

Upon the terms and subject to the conditions of this Agreement, AGCO Iberia, at its option, may offer to sell Receivables, together with all Related Assets with respect thereto, to the AGCO Seller on any Purchase Date occurring prior to the Facility Termination Date. Subject to the terms and conditions of this Agreement, the AGCO Seller may, but shall not be obliged to, accept any such offer of Receivables and Related Assets in the manner stated in this Agreement.

SECTION 2.2       Offer Letters and Account Receivables Listings

(a) AGCO Iberia shall deliver to the AGCO Seller (with a copy to the Agent) no later than 2.00 p.m. on each Reporting Date, the Account Receivables Listing relating to (i) the Purchased Receivables on the most recent Reference Date and (ii) the Receivables proposed to be offered for sale on the initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such delivery.

(b) Within two Business Days of each Reporting Date, the AGCO Seller shall notify AGCO Iberia of those Receivables identified in such Account Receivables Listing which it intends to purchase and which may be offered for sale on the intial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding delivery of such Account Receivables Listing.

(c) If, pursuant to clause (b) above, the AGCO Seller notifies AGCO Iberia of Receivables which it intends to purchase and which may be offered for purchase, no later than 10.00 a.m. on the Business Day prior to the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such notification, AGCO Iberia may offer to sell such Receivables to the AGCO Seller, by delivering to the AGCO Seller (with a copy to the Agent) a duly completed Offer

         Letter relating to such Receivables. No Offer Letter shall be deemed to have been duly completed unless all the Offer Letter Requirements are completed in respect thereof.

(d) On each Purchase Date the AGCO Seller shall pay to AGCO Iberia the Acceptance Fee in consideration for the offer of Receivables to be purchased by the AGCO Seller on such Purchase Date, by depositing the same into the AGCO Iberia Account.

(e) Two Business Days following each Settlement Date, the AGCO Seller shall deliver to AGCO Iberia a Transaction Summary Report with respect to the Purchased Receivables as at close of business on such Settlement Date.

SECTION 2.3       Purchases of Receivables.

(a) The offer by AGCO Iberia of any sale of Receivables under Section 2.2(c) shall, upon the delivery to the AGCO Seller of the duly completed Offer Letter in respect thereof, constitute an irrevocable offer by AGCO Iberia to sell to the AGCO Seller on the proposed initial Purchase Date hereunder or, as the case may be, the Settlement Date next succeeding such offer all of AGCO Iberia's title and interest in and to the Receivables identified in such Offer Letter and all Related Assets in respect thereof.

(b) On or prior to each Purchase Date subject to the terms and conditions of this Agreement, the AGCO Seller shall:

         (i) deliver to AGCO Iberia a Purchase Confirmation confirming its acceptance of the offer of Receivables listed in the Offer Letter delivered immediately prior to such Purchase Date; and

         (ii) deposit in the AGCO Iberia Account an amount equal to the Purchase Price of such Receivables in immediately available funds in Euro no later than 3.00 p.m. on such Purchase Date.

(c) The parties hereto agree that the payment by the AGCO Seller to AGCO Iberia of the Acceptance Fee relating to an offer by AGCO Iberia of any Receivables pursuant to Section 2.2(d) shall constitute the acceptance by the AGCO Seller of AGCO Iberia's offer of the Receivables listed in the relevant Offer Letter and, upon such acceptance, AGCO Iberia shall assign to the AGCO Seller all of AGCO Iberia's rights, title and interest in and to such Receivables and Related Assets on the terms and conditions of this Agreement.

(d) The AGCO Seller hereby agrees to pay the Outstanding Deferred Purchase Price with respect to any Purchased Receivables only to the extent that there are Collections available for such purpose under Section 2.6(a)(ix) or, as applicable, Section 2.7(a)(viii) of the Receivables Purchase Agreement, in accordance with Section 2.6(b) or, as applicable
         Section 2.7(b) of the Receivables Purchase Agreement. No interest or other charges shall accrue or be payable by the AGCO Seller in respect of any amount of Outstanding Deferred Purchase Price.

SECTION 2.4       Deemed Collections.

(a) If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of clause (b) below, AGCO Iberia shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable.

(b)      If any of the representations or warranties in clauses (a), (d), (e),
         (f), (g), (h) or (i) of Section 3.2 is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO Iberia shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c) If AGCO Iberia is deemed to have received a Collection on any Purchased Receivable pursuant to clause (a) or (b) of this Section 2.4, AGCO Iberia shall be obliged to pay an amount equal to such deemed Collection to or to the order of the AGCO Seller, such payment becoming due on the date of the deemed Collection, but not payable until the Settlement Date next following the date of the deemed Collection, provided that, if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the deemed Collections.

(d) Notwithstanding any other provisions of this Agreement, payment to the AGCO Seller by AGCO Iberia of the full amount of all Collections deemed to have been received by AGCO Iberia under clause (b) above with respect to a breach of the representation and warranty appearing in
         Section 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO Iberia from any claims, rights and remedies which the AGCO Seller may have against AGCO Iberia arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Article III.

SECTION 2.5       Payments and Computations, Etc..

(a) Euro is the currency of account for each payment made or to be made under this Agreement.

(b) Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when such amounts are due, in immediately available funds; if such amounts are payable to the AGCO Seller, they shall be paid to the AGCO Seller Account. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c) All payments by AGCO Iberia under this Agreement shall be made free of any set-off or counterclaim on the part of any such Person. For the avoidance of doubt, AGCO Iberia shall not be entitled to set-off, in any manner whatsoever, the Deferred Purchase Price against the Purchase Price for any Receivables purchased pursuant to this Agreement.

(d) Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:

         (i) except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO Iberia (and provided that such specification shall, if requested by the AGCO Seller, be evidenced in writing); and

         (ii) unless otherwise required by contract or any applicable law and unless otherwise instructed by the AGCO Seller, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.

(e) If applicable legislative measures of the Council of the European Union provide that any payment under this Agreement which is denominated in Euro may at any time be made in Euro or a Legacy Currency, such payment may be made hereunder in either Euro or such Legacy Currency.

SECTION 2.6       Default Fees.

If AGCO Iberia fails to pay any amount when due hereunder, AGCO Iberia agrees to pay to the AGCO Seller, on demand, the Default Fee in respect of such unpaid amount, provided, however, that such Default Fee shall not exceed the maximum amount, if any, permitted by applicable law.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1       Representations and Warranties Relating to AGCO Iberia.

AGCO Iberia hereby represents and warrants to the AGCO Seller, on the date hereof and on the date of any purchase or purported purchase of Receivables by the AGCO Seller hereunder:

(a) Corporate Existence and Power. It (i) is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation and (ii) has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.

(b) No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of purchases made hereunder:

         (i)      are within its corporate powers;

         (ii) have been duly authorised by all necessary corporate action and have been duly executed and delivered;

         (iii)    do not contravene or violate:

                  (A)      any of its constitutional documents;

                  (B) any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

                  (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

                  (D) any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property; and

         (iv) do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).

(c) Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d) Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e) Accuracy of Information. All information furnished by or on behalf of it to the AGCO Seller for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by or on behalf of it to the AGCO Seller shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f) Financial Statements. Each of its audited consolidated balance sheets and the statements of income relating thereto delivered pursuant to
         Section 4.1(a)(i) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its consolidated financial condition at the end of the fiscal year to which they relate.

(g) Places of Business. Its registered office and principal places of business where it keeps all its Records are located at the address listed in Section 7.2 or such other locations notified to the AGCO Seller in accordance with Section 7.2.

(h) Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i) Other Defaults. It does not have Indebtedness (other than to another Group Company and whether individually or collectively) having an aggregate amount in excess of (euro)10,000,000 (ten million Euro) or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j) Private and Commercial Obligations. Its rights and obligations under each Transaction Document to which it is party are private and commercial and are subject to private commercial law. The execution, delivery, performance and observance of each Transaction Document to which it is a party, and any other document or instrument provided for hereunder or thereunder by it, constitute private acts and not governmental or public acts.

(k) Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding the foregoing, AGCO Iberia has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(l) Corporate Information. All shareholders' resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation has been so recorded.

SECTION 3.2       Further Representations and Warranties of AGCO Iberia.

AGCO Iberia, in connection with any Receivables purchased by, and offered for sale to, the AGCO Seller hereunder represents and warrants to the AGCO Seller on the Purchase Date relating thereto and on the date of delivery of the relevant Offer Letter or Account Receivables Listing relating thereto as follows:

(a) Eligible Receivables. Each of the Receivables offered for sale under this Agreement are Spanish Eligible Receivables.

(b) Accounts Receivables Listing. All information contained in the Offer Letter and each Accounts Receivables Listing is complete true and accurate in every material respect on the date on which it is delivered and on the immediately succeeding Purchase Date.

(c) Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, its Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d) Transfer of Receivables. Each offer by AGCO Iberia of the sale of any Receivables hereunder and the acceptance of such offer by the payment of the Acceptance Fee in respect of such offer by the AGCO Seller shall be effective as against AGCO Iberia and, with respect to the Obligor to which such Receivables relate, such Obligor to transfer to the AGCO Seller all of AGCO Iberia's present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the AGCO Seller such right, title and interest, it being hereby acknowledged by the AGCO Seller that, until notice of such sale of Receivables has been given to such Obligor, such sale shall not be effective as against


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


         such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable to AGCO Iberia.

(e) Payments to AGCO Iberia. In respect of each purchase of Receivables by the AGCO Seller hereunder, the consideration given by AGCO Iberia to the AGCO Seller does not markedly exceed that given by the AGCO Seller to AGCO Iberia.

(f) No Voidable Sales. No sale by AGCO Iberia to the AGCO Seller of any Receivable under this Agreement is or may be voidable by AGCO Iberia or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO Iberia under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein (other than upon the occurrence of an Insolvency Event in respect of AGCO Iberia in accordance with applicable Spanish insolvency laws)

(g) Principal, not Agent. With respect to each sale by AGCO Iberia of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased or offered for purchase under this Agreement, AGCO Iberia acted as principal and not as the agent of any Person.

(h) Tracking. AGCO Iberia has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale hereunder and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(i) Termination Events. No Termination Event has occurred which is continuing.

                                   ARTICLE IV
                                    COVENANTS

SECTION 4.1       Affirmative Covenants of AGCO Iberia.

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Iberia covenants as follows:

(a) Financial Reporting. AGCO Iberia shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish to the AGCO Seller and the Agent:

         (i) Annual Reporting. Within one year after the close of each of its fiscal years, audited consolidated financial statements for such fiscal year certified in a manner acceptable to the Agent by a duly authorised officer of AGCO Iberia;

         (ii) Compliance Certificate. Together with the financial statements required under clause (i) above, a compliance certificate in substantially the form of Exhibit V to the Master Definitions Schedule signed by a duly authorised officer of AGCO Iberia and dated the date of such financial statement;

         (iii) Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment;

         (iv) List of Obligor Addresses. Together with the financial statements required under clause (i) above, a complete list of the names and addresses of all obligors of all Receivables then payable to AGCO Iberia; and

         (v) Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the AGCO Seller may from time to time reasonably request.

(b) Notices. AGCO Iberia shall notify the AGCO Seller in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:

         (i) Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO Iberia;

         (ii) Final Judgment. As soon as reasonably practicable following the occurrence thereof the entry of any final judgment or decree (which is not subject to any further appeal) against AGCO Iberia in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO Iberia is in excess of (euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

         (iii) Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO Iberia, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO Iberia is in excess of (euro)10,000,000 (ten million Euro) or the foreign currency equivalent thereof;

         (iv) Change of Obligor Address. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, any change of the billing address of any Obligor of any Purchased Receivable; and

         (v) Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document).

(c) Compliance with Laws. AGCO Iberia shall comply with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject including (without limitation) any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Section 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d)      Maintenance of Corporate Existence. AGCO Iberia shall, subject to
         Section 4.2(f), do all things necessary to remain duly organised and validly existing in the jurisdiction of its respective incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)      Keeping and Marking of Records and Books; Notation in Financial
         Statements.

         (i) AGCO Iberia shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including, without limitation, records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables. AGCO Iberia shall give the AGCO Seller notice of any material change in the administrative and operating procedures referred to in the previous sentence.

         (ii) AGCO Iberia shall keep a complete and accurate copy of each Offer Letter and each Account Receivables Listing delivered by it under this Agreement.

(f)      Compliance with Contracts. AGCO Iberia shall:

         (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Purchased Receivables; and

         (ii) comply in all material respects with the Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts.

(g) Payment of Taxes. AGCO Iberia shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.

SECTION 4.2       Negative Covenants of AGCO Iberia.

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Iberia covenants as follows:

(a) Name Change, Offices, Records and Books of Accounts. AGCO Iberia shall not:

         (i)      change its name or identity; or

         (ii) change its corporate structure, which change would have a Material Adverse Effect; or

         (iii) relocate any office where Records are kept, in each case unless AGCO Iberia shall have given the AGCO Seller at least 30 days prior written notice thereof.

         (b) Change in Payment Instructions to Obligors. At any time following the delivery of any Obligor Notification to an Obligor, AGCO Iberia shall not amend, supplement or otherwise modify or cancel or revoke any Obligor Notification or other payment instructions to any Obligor given in accordance with this Agreement and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification.

         (c) Modifications to Contracts and Credit and Collection Policies. AGCO Iberia shall not make any change to the Credit and Collection Policy or extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto, any of which could reasonably be expected to affect adversely the collectability of any of the Purchased Receivables or the ability of AGCO Iberia to repossess the Equipment or Parts relating to such Purchased Receivables.

         (d) Sales, Liens, Etc. on Receivables. Except as provided by the Transaction Documents, AGCO Iberia shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Offered Receivable or any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Offered Receivables or any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO Iberia shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Iberia. AGCO Iberia hereby irrevocably waives any lien which it may have with respect to the Offered Receivables and the Purchased Receivables and Related Assets.

         (e) Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO Iberia shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO Iberia shall take all reasonable steps within its power to defend the right, title and interest of the AGCO Seller in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Iberia.

         (f) Amendments to Corporate Documents. AGCO Iberia shall not amend its constitutional documents in any respect in each case that would have a Material Adverse Effect.

         (g) Merger AGCO Iberia shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if (i) such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect and (ii) in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO Iberia under this Agreement.

         (h) Deposits. AGCO Iberia shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the Programme Purchaser Account, any cash or payment item other than pursuant to this Agreement.

         (i) Powers of Attorney. AGCO Iberia shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the AGCO Seller shall return each of such Powers of Attorney to AGCO Iberia).

                                   ARTICLE V
                          ADMINISTRATION AND COLLECTION

SECTION 5.1       Designation of the Master Servicer.

(a) AGCO Iberia hereby acknowledges that the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Programme Purchaser as the "Master Servicer" from time to time in accordance with Section 6.1 of the Receivables Purchase Agreement.

(b) In order to ensure that the Master Servicer can fulfil all of its obligations under the Receivables Purchase Agreement and this Agreement, AGCO Iberia hereby agrees that it shall fully co-operate with any request of the Master Servicer and provide any information that the Master Servicer deems necessary to ensure the timely and complete performance of its functions and duties. Without prejudice to the generality of the foregoing, AGCO Iberia expressly consents to the taking of all actions by the Master Servicer and to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer to perform its duties.

SECTION 5.2       Responsibilities of AGCO Iberia.

Anything herein to the contrary notwithstanding, the exercise by the AGCO Seller of its rights hereunder shall not release any of AGCO Iberia or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts.

                                   ARTICLE VI
                                   ASSIGNMENTS

SECTION 6.1       Assignments.

AGCO Iberia hereby agrees and consents to the complete or partial assignment by the AGCO Seller of any or all of its rights under, interest in and title to the Purchased Receivables and this Agreement. The AGCO Seller hereby agrees that any transferee of the AGCO Seller of all or any of the Purchased Receivables and/or this Agreement shall have all of the rights and benefits under this Agreement of the AGCO Seller and no such transfer shall in any way impair the rights and benefits of the AGCO Seller hereunder. Without limiting the foregoing, AGCO Iberia hereby consents to and acknowledges the transfer by the AGCO Seller to the Programme Purchaser of all of AGCO Iberia's rights under, interests in and title to the Purchased Receivables and this Agreement under the Receivables Purchase Agreement and the entitlement of the Programme Purchaser (or the Agent on its behalf) to exercise the rights of the AGCO Seller hereunder. AGCO Iberia shall not have the right to assign any of its rights or obligations under this Agreement.

                                  ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.1       Waivers and Amendments.

(a) No failure or delay in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

(b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing with the prior written consent of each of the parties hereto.

SECTION 7.2       Notices and Account Details.

All communications and notices provided for hereunder shall be in writing (including bank wire, or electronic facsimile transmission or similar writing) and shall be given to the other parties to this Agreement at their respective Relevant Addresses. All such communications and notices shall be effective upon receipt, or in the case of notice by facsimile copy, when written communication of receipt is obtained, except that notices and communications to the AGCO Seller pursuant to Article II shall not be effective until actually received.

SECTION 7.3       Protection of the AGCO Seller's Rights.

If AGCO Iberia fails to perform any of their obligations hereunder, the AGCO Seller may (but shall not be required to) perform, or cause performance of, such obligation and the AGCO Seller's reasonable costs and expenses incurred in connection therewith shall be payable by AGCO Iberia.

SECTION 7.4       Confidentiality.

Except for the disclosure required under the terms of this Agreement and the other Transaction Documents, AGCO Iberia shall maintain and shall cause each of their respective directors, employees, officers and agents to maintain and the Master Servicer shall maintain and each of its officers, employees, directors and agents to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the AGCO Seller, the Agent, the Programme Purchaser and each other Funding Source and their respective businesses obtained by any of them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that AGCO Iberia, the Master Servicer and each of their respective directors, officers and employees may disclose such information to their respective external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

SECTION 7.5       Bankruptcy Petition.

AGCO Iberia hereby covenants and agrees that, prior to the date which is the later of (a) one year and one day after the payment in full of all outstanding Indebtedness of the Programme Purchaser and (b) one year and one day after the payment in full of the Commercial Paper issued by the Programme Purchaser, it shall not institute against, or join any other Person in instituting against, the Programme Purchaser any bankruptcy, reorganisation, arrangement, administration insolvency or liquidation proceedings, or similar proceedings under the laws of any jurisdiction.

SECTION 7.6       Governing Law and Jurisdiction.

(a) This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Master Definitions Schedule shall be governed by and construed in accordance with the laws of Spain.

(b) Each party to this Agreement irrevocably agrees that the courts of Spain shall have non-exclusive (subject to the following sentence) jurisdiction to hear and determine any suit, action or proceedings (including, without limitation, any third party or similar actions), and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c) Each party to this Agreement irrevocably waives any objection which it might at any time have to the courts of Spain being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that the courts of Spain are not a convenient or appropriate forum.

SECTION 7.7       Integration; Survival of Terms.

(a) This Agreement and the other Transaction Documents and, to the extent incorporated into, applied to or deemed repeated in this Agreement or such other Transaction Documents, the Master Definitions Schedule contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) The provisions of Article II and Sections 7.3, 7.4, 7.5, and 7.10 shall survive any termination of this Agreement.

SECTION 7.8       Counterparts and Severability.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.9       Characterisation.

It is the intention of the parties to this Agreement that each sale of Receivables hereunder shall constitute an absolute and irrevocable transfer of rights, which sale shall provide the AGCO Seller with the full benefits of ownership of the Purchased Receivables. Except as specifically provided in this Agreement, each sale of a Receivable hereunder is made without recourse to AGCO Iberia and AGCO Iberia shall not be liable for the collectibility of the Receivable; provided, however, that:

(a) AGCO Iberia shall be liable to the AGCO Seller for all representations, warranties and covenants made by them pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b) such sale does not constitute and is not intended to result in an assumption by the AGCO Seller or any assignee thereof of any obligation of AGCO Iberia or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts, or any other obligations of the Originators.

SECTION 7.10      Waiver with Respect to Agents.

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

AGCO SERVICES LIMITED


By:
   ------------------------------
   Name:
   Title:



AGCO IBERIA S.A.


By:
   ------------------------------
   Name:
   Title:



AGCO LIMITED


By:
   ------------------------------
   Name:
   Title:



COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A trading as RABOBANK INTERNATIONAL, LONDON BRANCH


By:                                 By:
     ----------------------------        ----------------------------
     Name:                               Name:
     Title:                              Title: